UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Definitive Healthcare Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 23, 2025

Dear Stockholder:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Definitive Healthcare Corp. on Thursday, June 5, 2025, at 2:00 PM, Eastern Time. The Annual Meeting will be held at 492 Old Connecticut Path, Suite 401, Framingham, MA 01701.

The Notice of Annual Meeting of Stockholders and Proxy Statement, both of which accompany this letter, provide details regarding the business to be conducted at the Annual Meeting. A Notice of Internet Availability of Proxy Materials is being mailed, and the Proxy Statement, annual report and the form of proxy are first being sent or made available to stockholders on or about April 23, 2025. We urge you to read the accompanying materials regarding the matters to be voted on at the Annual Meeting and to submit your voting instructions by proxy.

Whether or not you plan to attend the Annual Meeting, your vote is important to us. You may vote your shares by proxy on the Internet, by telephone, or by completing, signing and promptly returning a proxy card, or you may vote in person at the Annual Meeting. We encourage you to vote by Internet, by telephone, or by proxy card in advance even if you plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the Annual Meeting.

Thank you for your continued support of Definitive Healthcare Corp.

Sincerely,

Kevin Coop Chief Executive Officer, Director

DEFINITIVE HEALTHCARE CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE	Thursday, June 5, 2025

TIME	2:00 PM, Eastern Time

PLACE	492 Old Connecticut Path, Suite 401, Framingham, MA 01701

ITEMS OF BUSINESS

We are holding the meeting for the following purposes, as more fully described in our Proxy Statement:

1.
To elect the three Class I directors of Definitive Healthcare Corp. named in the Proxy Statement, each to serve a three-year term expiring at the 2028 annual meeting of stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.
2.
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
3.
To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement.
4.
To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

RECORD DATE

You may vote at the Annual Meeting if you were a stockholder of record at the close of business on April 14, 2025.

A complete list of stockholders of record entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting beginning ten days prior to the Annual Meeting during ordinary business hours at 492 Old Connecticut Path, Suite 401, Framingham, MA 01701. If you would like to view the list, please email us at annualmeeting@definitivehc.com. In addition, the list of stockholders of record will be available at the Annual Meeting for inspection by any stockholder who is present.

VOTING BY PROXY

To ensure your shares are voted, please follow the instructions on the Notice of Internet Availability of Proxy Materials or physical proxy card you received in the mail. You may vote your shares over the Internet, by telephone, or by completing, signing and mailing your physical proxy card. Voting procedures are described on the following page, on the Notice of Internet Availability of Proxy Materials, and/or on the physical proxy card you received in the mail.

By Order of the Board of Directors,

Matt Ruderman Chief Legal Officer and Secretary April 23, 2025

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on Thursday, June 5, 2025: This Proxy Statement and our Annual Report are available free of charge at www.proxydocs.com/DH.

PROXY VOTING METHODS

If at the close of business on April 14, 2025 (the “Record Date”), you were a stockholder of record you may vote your shares in person at the Annual Meeting or in advance over the Internet, by telephone, or by mail. You may also revoke your proxies at the times and in the manners described in the General Information section of this Proxy Statement. We encourage you to vote by Internet, by telephone, or by proxy card in advance even if you plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the Annual Meeting.

Shares Held of Record. If you hold your shares in your own name as a holder of record with our transfer agent, Equiniti Trust Company, LLC, you may authorize that your shares be voted at the Annual Meeting in one of the following ways:

By Internet	If you received the Notice of Internet Availability (“Notice”) or a printed copy of the proxy materials, follow the instructions in the Notice or on the proxy card.

By Telephone	If you received the Notice or a printed copy of the proxy materials, follow the instructions on the Notice or on the proxy card.

By Mail	If you received a printed copy of the proxy materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.

In Person

You may also vote in person by attending the meeting and submitting your proxy card. Please see the General Information section of this Proxy Statement for additional information on how to attend in person.

Shares Held in Street Name. If you hold your shares through a broker, bank, or other nominee (that is, in street name), you will receive instructions from your broker, bank, or nominee that you must follow in order to submit your voting instructions and have your shares voted at the Annual Meeting. If you want to vote in person at the Annual Meeting, you may be instructed to obtain a legal proxy from your broker, bank, or other nominee and to submit a copy at the meeting.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

Definitive Healthcare Corp.

492 Old Connecticut Path, Suite 401

Framingham, MA 01701

Telephone: (508) 720-4224

PROXY STATEMENT

Annual Meeting of Stockholders

June 5, 2025

GENERAL INFORMATION

Why am I being provided with these materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, the Notice of Internet Availability of Proxy Materials was mailed, and this Proxy Statement, annual report, and the form of proxy were first sent or made available to stockholders on or about April 23, 2025. We have provided these proxy materials to you in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Definitive Healthcare Corp. (“we,” “our,” “us” and the “Company”) of proxies to be voted at our Annual Meeting of Stockholders to be held on June 5, 2025 (the “Annual Meeting”), and at any postponements or adjournments of the Annual Meeting. You are invited to attend the Annual Meeting and vote your shares or to vote your shares in advance by proxy via the Internet, by telephone, or by mail.

What am I voting on?

There are three proposals scheduled to be voted on at the Annual Meeting:

•
Proposal No. 1: To elect the three Class I directors of Definitive Healthcare Corp. named in this Proxy Statement, each to serve a three-year term expiring at the 2028 annual meeting of stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.
•
Proposal No. 2: To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
•
Proposal No. 3: To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement.

Who is entitled to vote?

Stockholders of record as of the close of business on April 14, 2025 (the “Record Date”) may vote at the Annual Meeting or any postponement or adjournment thereof. As of that date, there were 107,962,771 shares of our Class A common stock and 38,996,613 shares of our Class B common stock outstanding. Holders of our Class A common stock have one vote for each share of Class A common stock held as of the Record Date, and holders of our Class B common stock have one vote for each share of Class B common stock held as of the Record Date, in each case including shares:

•
Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”); and
•
Held for you in an account with a broker, bank, or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank, or nominee how to vote their shares.

Our Class A common stock and Class B common stock will vote together as a single class on all matters described in this Proxy Statement for which stockholder votes are being solicited.

What constitutes a quorum?

The presence in person or by proxy of the holders of record of a majority in voting power of the shares entitled to vote at the Annual Meeting shall constitute a quorum. Abstentions, “withhold” votes, and shares represented by “broker non-votes” that are present in person or by proxy and entitled to vote at the Annual Meeting are counted for purposes of determining a quorum.

What is a “broker non-vote”?

A broker non-vote occurs when shares held through a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at its discretion. Proposal Nos. 1 and 3 are considered non-routine matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal. Proposal No. 2 is considered a routine matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

How many votes are required to approve each proposal?

For Proposal No. 1, under our Amended and Restated Certificate of Incorporation (“Charter”), directors are elected by the plurality of the votes cast by the holders of shares present in person or represented by proxy at the meeting and entitled to vote thereon. There is no cumulative voting. Director nominees who receive the greatest number of affirmative votes will be elected. In an uncontested election where the number of nominees equals the number of director seats up for election, all the nominees will be elected as long as there is a quorum and they receive at least one vote. Under our Corporate Governance Guidelines, we maintain a policy that requires a director in an uncontested election who does not receive a majority of the votes cast to tender his or her resignation from the Board and all committees thereof. Under our Corporate Governance Guidelines, a director nominee shall have failed to receive the affirmative vote of a majority of votes cast if the number of “withhold” votes in respect of such director nominee’s election exceeds the number of votes “for” such director nominee’s election (excluding broker non-votes). The Nominating and Corporate Governance Committee will assess the appropriateness of the nominee continuing to serve as a director and will recommend to the Board the action to be taken with respect to the resignation. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and rationale within 90 days from the publication of the election results.

For Proposal No. 2, under our Bylaws, approval of the proposal requires the affirmative vote of the holders of a majority in voting power of the shares of stock present in person or by proxy and entitled to vote thereon. It is important to note that Proposal No. 2 is advisory and therefore not binding on the Board. While the ratification of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise, if our stockholders fail to ratify the selection, we will consider it notice to the Board and the Audit Committee to consider, in their discretion, the selection of a different firm. In addition, even if the selection is ratified, the Board and the Audit Committee may, in their discretion, direct the appointment of a different firm if at any time during the year they determine that such a change would be in the best interests of the Company and its stockholders.

For Proposal No. 3, under our Bylaws, approval of the proposal requires the affirmative vote of the holders of a majority in voting power of the shares of stock present in person or by proxy and entitled to vote thereon. It is important to note that Proposal No. 3 is advisory and therefore not binding on the Board. Nevertheless, the Board and the Human Capital Management and Compensation Committee value the opinions of stockholders in this matter and, to the extent there is any significant vote in opposition to the compensation of the Company’s named executive officers, even if less than a majority, the Board will consider the stockholders’ concerns and evaluate any appropriate next steps.

How are votes counted?

With respect to the election of directors (Proposal No. 1), you may vote “FOR” or “WITHHOLD” with respect to each nominee. Votes that are “withheld” will not count as a vote “FOR” or “AGAINST” a director because directors are elected by plurality voting; however, votes that are “withheld” may trigger the director resignation policy set forth in our Corporate Governance Guidelines as described elsewhere in this Proxy Statement. Broker non-votes will have no effect on the outcome of Proposal No. 1 and there will not be any abstentions on this proposal.

With respect to the ratification of our independent registered public accounting firm (Proposal No. 2), you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Abstentions will have the same effect as a vote “AGAINST” Proposal No. 2. Because brokers have the discretionary authority to vote on Proposal No. 2, we do not expect any broker non-votes on this proposal.

With respect to advisory approval of the compensation of our named executive officers (Proposal No. 3), you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Abstentions will have the same effect as a vote “AGAINST” Proposal No. 3. Broker non-votes will have no effect on the outcome of Proposal No. 3.

If you sign and submit your proxy card without voting instructions, your shares will be voted in accordance with the recommendation of the Board with respect to the Proposals.

We are not aware of any matters to be voted on by stockholders at the Annual Meeting other than those referenced above. If any matter is properly presented at the Annual Meeting, your executed proxy gives your proxy holder discretionary authority to vote your shares in accordance with their best judgment with respect to the matter.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•
“FOR” each of the Class I director nominees set forth in this Proxy Statement;
•
“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
•
“FOR” the advisory vote on the executive compensation of our named executive officers.

Who will count the vote?

Representatives of Mediant, a BetaNXT business (“Mediant”) or its designee will tabulate the votes and act as inspectors of election.

How do I vote my shares without attending the Annual Meeting?

If you are a stockholder of record, you may vote by authorizing a proxy to vote on your behalf at the Annual Meeting. Specifically, you may authorize a proxy:

By Internet	If you received the Notice of Internet Availability (“Notice”) or a printed copy of the proxy materials, follow the instructions in the Notice or on the proxy card.
By Telephone	If you received the Notice or a printed copy of the proxy materials, follow the instructions on the Notice or on the proxy card.
By Mail	If you received a printed copy of the proxy materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.
In Person

You may also vote in person by attending the meeting and submitting your proxy card. Please see the General Information section of this Proxy Statement for additional information on how to attend in person.

If you hold your shares in street name, you may submit voting instructions to your broker, bank, or other nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please refer to information from your bank, broker, or other nominee on how to submit voting instructions.

How do I attend and vote my shares at the Annual Meeting?

This year’s Annual Meeting will be held at 492 Old Connecticut Path, Suite 401, Framingham, MA 01701. The instructions for how to attend the Annual Meeting and vote, including how to demonstrate proof of stock ownership, are posted at www.proxydocs.com/DH.

What does it mean if I receive more than one proxy card on or about the same time?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each proxy card you receive.

May I change my vote or revoke my proxy?

Yes. Whether you have voted by Internet, telephone, or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

•
sending a written statement to that effect to our Secretary, provided such statement is received no later than June 4, 2025;
•
voting by Internet or telephone at a later time than your previous vote and before the closing of those voting facilities at the Annual Meeting on June 5, 2025;
•
submitting a properly signed proxy card, which has a later date than your previous vote, and that is received no later than June 4, 2025; or
•
attending the Annual Meeting and voting in person.

If you hold shares in street name, please refer to information from your bank, broker, or other nominee on how to revoke or submit new voting instructions.

Could other matters be decided at the Annual Meeting?

We are not aware of any matters to be voted on by stockholders at the Annual Meeting other than those referenced above. If any matter is properly presented at the Annual Meeting, your executed proxy gives your proxy holder discretionary authority to vote your shares in accordance with their best judgment with respect to the matter.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers, or employees of the Company (for no additional compensation) in person or by telephone, electronic transmission, and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

The information provided in the “question and answer” format above is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

PROPOSAL NO. 1—ELECTION OF CLASS I DIRECTORS

Our Charter provides for a classified Board of Directors divided into three classes. Kevin Coop, Jason Krantz and Lauren Young constitute a class with a term that expires at the Annual Meeting (the “Class I Directors”); Chris Egan, Samuel A. Hamood, Jill Larsen, and Sastry Chilukuri constitute a class with a term that expires at the Annual Meeting of Stockholders in 2026 (the “Class II Directors”); and Jeff Haywood, Scott Stephenson, and Kathleen A. Winters constitute a class with a term that expires at the Annual Meeting of Stockholders in 2027 (the “Class III Directors”). Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has considered and nominated the following slate of nominees to serve as Class I Directors for a three-year term expiring at the Annual Meeting of Stockholders in 2028: Kevin Coop, Jason Krantz and Lauren Young. Action will be taken at the Annual Meeting for the election of these three Class I Director nominees.

Unless otherwise instructed, the persons named in the form of proxy card (the “proxyholders”) included with this Proxy Statement intend to vote the proxies held by them “FOR” the election of the director nominees. All of the nominees have indicated that they will be willing and able to serve as directors. Each person nominated for election has agreed to be named in this Proxy Statement and to serve if elected. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. In the event that any of the nominees should be unable to serve or for good cause will not serve, proxies will be voted for a substitute as designated by the Board, or alternatively, the Board may leave a vacancy on the Board or reduce the size of the Board.

Nominating Agreements

On September 17, 2021, in connection with the initial public offering of our Class A common stock completed September 17, 2021 (our “IPO”), we entered into nominating agreements with each of an affiliate of Advent, Jason Krantz, and Spectrum Equity, which provide that, subject to certain stock ownership thresholds, the Company will include two designees of Advent, one designee of Jason Krantz, and one designee of Spectrum Equity, respectively, in the slate of director nominees recommended to the Company’s stockholders for election, and the Company will fill any vacancy of any such designated director previously nominated by Advent, Jason Krantz, and Spectrum Equity, respectively, with a new director designated by Advent, Jason Krantz, and Spectrum Equity, respectively. Chris Egan and Lauren Young are the designees of Advent, Jason Krantz is the designee of Jason Krantz, and Jeff Haywood is the designee of Spectrum Equity.

Nominees for Election to the Board of Directors in 2025

The following information describes the offices held, other business directorships, and the term of service of each director nominee, as well as the experiences, qualifications, attributes, or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the director nominee should serve as a director. Beneficial ownership of equity securities of the director nominees is shown under “Security Ownership of Certain Beneficial Owners and Management” below. Each of the nominees for election at the Annual Meeting was recommended for election by the Nominating and Corporate Governance Committee. All three of the nominees are current directors and, if elected, will be continuing their roles on the Board. Mr. Coop has not previously been elected by our stockholders. He was appointed to the position of Chief Executive Officer and as a member of the Board, each effective June 24, 2024, to serve as a Class I director until the Company’s Annual Meeting.

Class I – Nominees for three-year term expiring in 2028

Name	Age	Principal occupation and other information
Kevin Coop	60

Mr. Coop has served as Chief Executive Officer and a director of the Company since June 2024.

Prior to joining the Company, Mr. Coop served as Chief Executive Officer and a member of the Board of Directors of DailyPay Inc., a financial services worktech company, where he had served in such roles since June 2022. Mr. Coop also served various leadership roles at Dun & Bradstreet Holdings, Inc., a company providing commercial data, analytics and insights, between January 2019 and June 2022, including President of North America from November 2020 to June 2022, Chief Commercial Officer from April 2019 to November 2020, and Chief Revenue Officer from January 2019 to April 2019. Mr. Coop previously served as President of the Data Analytics division of Black Knight, Inc., a provider of software, data and analytics in the mortgage and consumer loan, real estate and capital markets industries, from January 2014 to February 2019. Before joining Black Knight, Mr. Coop served as Executive Vice President of ServiceLink, a subsidiary of Fidelity National Financial, Inc., from December 2012 to January 2014. Prior to that, he served as President of the Financial Services business lines for Verisk Analytics, Inc., a data analytics company, from May 2005 to December 2012. Mr. Coop holds a B.A. in History and Political Science from the University of California, Los Angeles.

We believe Mr. Coop is qualified to serve on our Board of Directors because of his operational and go-to-market experience within data-based organizations, successful track record of driving transformational change, and knowledge of the data and analytics industries.

Jason Krantz	52

Mr. Krantz served as the Company's Interim Chief Executive Officer from January 2024 until June 2024 and has served as Executive Chairman of the Board of Directors of the Company since August 2022, having previously served as Chief Executive Officer and director since founding the Company in February 2011.

Prior to founding Definitive Healthcare, Mr. Krantz founded and served as CEO of Infinata, a SaaS based provider of intelligence to the pharmaceutical industry under the brand BioPharm Insight, from 1999 to 2007 until the company was sold to Pearson Media Group. In addition, Mr. Krantz has co-founded and helped build several intelligence and analytics companies including Energy Acuity, a privately held provider of intelligence on the alternative energy market, and Xtelligent Media, a privately held integrated marketing company focused on the healthcare industry. Mr. Krantz previously served on the board of directors of RainKing Solutions, a private company, from 2015 until 2017. Mr. Krantz currently serves the board of directors of FINTRX, MDCalc, Boston College Board of Trustees, Recovery.com and Cariina, Inc., each private companies. Mr. Krantz holds a B.S. in Finance and Computer Science from Boston College and an M.B.A. from Harvard Business School.

We believe Mr. Krantz is qualified to serve on our Board of Directors because of his entrepreneurial experiences, finance and data analytics expertise, as well as knowledge of the healthcare industry.

Name	Age	Principal occupation and other information
Lauren Young	42

Ms. Young has served as a member of the Board of Directors of the Company since July 2019.

Ms. Young is a Managing Director of Advent International, L.P. (“Advent”), a private equity firm that focuses on investments in five core sectors: business and financial services; healthcare; industrial; retail, consumer, and leisure; and technology. Ms. Young joined Advent in 2011. Prior to Advent, Ms. Young was a member of the U.S. buyout fund at The Carlyle Group, an American multinational private equity, alternative asset management, and financial services corporation, from 2006 to 2009 and served as an analyst at McColl partners from 2004 to 2006. Ms. Young also currently serves on the board of directors of Iodine Software, a private company. Additionally, Ms. Young serves on the board of directors of CCC Intelligent Solutions Holdings Inc., a public company. Ms. Young holds a B.A. from Davidson College and an M.B.A. from the Harvard Business School.

We believe Ms. Young is qualified to serve on our Board of Directors because of her financial knowledge, investment experience across industries, and service as director of other software solutions companies.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF

EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

Continuing Members of the Board of Directors

The following information describes the offices held, other business directorships, and the class and term of each director whose term continues beyond the Annual Meeting and who is not subject to election this year, as well as the experiences, qualifications, attributes, or skills that caused the Board to determine that the director should serve as a director. Beneficial ownership of equity securities for these directors is also shown under “Security Ownership of Certain Beneficial Owners and Management” below.

Class II – Directors whose terms expire in 2026

Name	Age	Principal occupation and other information
Chris Egan	48

Mr. Egan has served as a member of the Board of Directors of the Company since July 2019.

Mr. Egan is a Managing Partner of Advent International, L.P., which he joined in 2000. Prior to Advent, Mr. Egan served as an analyst at UBS, a Swiss multinational investment bank and financial services company. Mr. Egan currently serves or has served on the board of directors of NielsenIQ, Nuvei Corporation, and Xplor Technologies, each a private company. Additionally, Mr. Egan serves on the board of directors of CCC Intelligent Solutions Holdings Inc., a public company. Mr. Egan holds a B.A. in English and Economics from Dartmouth College.

We believe Mr. Egan is qualified to serve on our Board of Directors because of his financial knowledge, investment experience, and his service as director of other software solutions companies.

Sastry Chilukuri	50

Mr. Chilukuri has served as a member of the Board of Directors of the Company since September 2022.

Mr. Chilukuri, currently serves as the Chairman & CEO of Emmes Group, a provider of services and technology and artificial intelligence solutions to government, biopharma and contract research organizations to advance clinical research, which he joined in July 2023. He also serves as an Advisor to New Mountain Capital. Previously, Mr. Chilukuri was the Co-Chief Executive Officer of Medidata, a Dassault Systems company and Founder and President of Acorn AI, Medidata’s data science business. Prior to his time at Medidata, Mr. Chilukuri was a Partner at McKinsey & Company, a global management consulting firm, from July 2006 to January 2019. Mr. Chilukuri holds a B.Tech from the Indian Institute of Technology (Banaras Hindu University), Varanasi, an M.S. from The Ohio State University, and an MBA from the Northwestern University Kellogg School of Management.

We believe Mr. Chilukuri is qualified to serve on our Board of Directors because of his technology expertise, consulting experience, knowledge of the healthcare industry, and experience with data analytics and artificial intelligence.

Name	Age	Principal occupation and other information
Samuel A. Hamood	56

Mr. Hamood has served as a member of the Board of Directors of the Company since September 2020.

Mr. Hamood currently serves as President and Chief Financial and Administrative Officer at Culligan International Co (“Culligan”), which he joined in August 2019. Prior to his time at Culligan, Mr. Hamood has over 30 years of financial and/or executive leadership level experience for several global public and private companies, including Deloitte and Touche, The Walt Disney Company, Hewlett Packard (formerly known as “EDS”), TransUnion, and select private equity healthcare leadership assignments, including both CEO and CFO roles. Mr. Hamood also previously served on the board of directors at Culligan from 2016 to 2019, Finch Therapeutics from 2021 to 2022 and currently serves on the boards of directors of NielsenIQ and AccentCare, both private companies. Mr. Hamood is a Certified Public Accountant (inactive status), and he received his Bachelor of Business Administration in Finance at the University of Iowa, and his Juris Doctor from Southwestern University School of Law.

We believe Mr. Hamood is qualified to serve on our Board of Directors because of his financial expertise, experience in, and knowledge of, the healthcare industry.

Jill Larsen	52

Ms. Larsen has served as a member of the Board of Directors of the Company since April 2021.

Ms. Larsen currently serves as a Chief People Officer for Synopsys (Nasdaq: SNPS), a software company focused in the electronic chip design industry. She is also the founder of DigitalHR LLC, an HR Consulting business. Prior to Synopsys, Ms. Larsen served as the Chief People Officer & Executive Vice President at PTC Inc. (Nasdaq: PTC), a global software company, from January 2020 to March 2022. Prior to her time at PTC, Ms. Larsen served as the Chief Human Resources Officer of Medidata Solutions, Inc., from April 2018 to January 2020. Ms. Larsen has over 20 years of experience establishing and transforming human resources and talent strategies at global, high-tech companies and has also previously served as SVP Talent Acquisition and Human Resources at Cisco Systems, Inc., a public technology conglomerate from April 2013 to April 2018. She also held executive HR leadership roles at EMC (now Dell EMC), and was Chief Human Resources Officer of RSA, the security division of Dell EMC. Ms. Larsen is PHR certified, received her B.A. in Communications and English from Boston College and her MS in Human Resources Management from Emmanuel College.

We believe Ms. Larsen is qualified to serve on our Board of Directors because of her extensive experience in talent acquisition strategies and human resources expertise in technology companies.

Class III – Directors whose terms expire in 2027

Name	Age	Principal occupation and other information
Jeff Haywood	46

Mr. Haywood has served as a member of the Board of Directors of the Company since February 2015.

Mr. Haywood is a Managing Director at Spectrum Equity, which he joined in February 2007. Prior to Spectrum Equity, Mr. Haywood served as an associate at Thoma Cressey Equity Partners, an American private equity and growth capital firm, and as an analyst at Goldman Sachs. Mr. Haywood also currently serves on the board of directors of RxVantage, Keylink Holdings, LLC. Mr. Haywood also currently serves as a Board Observer at Everlywell. Previously, Mr. Haywood has served on the board of directors or as a board observer of a range of private companies in the technology, healthcare, and data industries. Mr. Haywood holds a B.A. in Political Science and History from Duke University.

We believe Mr. Haywood is qualified to serve on our Board of Directors because of his extensive knowledge of the healthcare industry, his expertise in finance and investment, and his service as director of healthcare analytics companies.

Kathleen Winters	57

Ms. Winters has served as a member of the Board of Directors of the Company since October 2021.

Ms. Winters is an independent director and former CFO. In addition to our Board of Directors, Ms. Winters currently serves as a member of the board of directors of American Express Global Business Travel, and is also on the Board of Directors for the Hartford Insurance Group, both of which are public companies. Ms. Winters served as Chief Financial Officer at Automatic Data Processing Inc. from 2019 to 2021, a global technology company providing human capital management solutions. At Automatic Data Processing Inc., she was responsible for leading the global finance organization and representing the company to investors, lenders, and rating agencies, and she played a significant role in driving the company’s strategy, growth, and operational effectiveness. Prior to Automatic Data Processing Inc., Ms. Winters served as Chief Financial Officer at MSCI, Inc., a provider of investment decision support tools, including indexes, for institutional investors from 2016 to March 2019. Before that, she spent 14 years in various financial leadership roles at Honeywell International from 2002 to 2016. Ms. Winters began her career at PricewaterhouseCoopers LLP, serving clients primarily in the entertainment and media industries. Ms. Winters holds a bachelor’s degree from Boston College and is a Certified Public Accountant (inactive status).

We believe Ms. Winters is qualified to serve on our Board of Directors because of her financial expertise, numerous leadership positions in financial roles, and extensive experience serving the financial and technology sectors.

Name	Age	Principal occupation and other information
Scott Stephenson	67

Mr. Stephenson has served as a member of the Board of Directors of the Company since September 2023.

Mr. Stephenson is an Advisory Partner with Advent International and a Senior Advisor to the Boston Consulting Group. Mr. Stephenson held various roles at Verisk Analytics, Inc., a publicly traded strategic data, analytics, and technology partner to the global insurance industry between 2001 and May 2022, including as a member of the Board of Directors from April 2013 to May 2022, Chairman of the Board from April 2016 to May 2022, Chief Executive Officer from April 2013 to May 2022, and President from March 2011 to May 2022. From 1989 to 1999, Mr. Stephenson was a Partner with The Boston Consulting Group, eventually rising to Senior Partner and member of the firm’s North American operating committee. Since February 2020, Mr. Stephenson has served on the Board of Directors of Public Service Enterprise Group Inc. (NYSE: PEG), the publicly traded parent company of New Jersey-based gas and electric utility company, Public Service Electric and Gas Co. (PSE&G). Mr. Stephenson holds a B.S. from the University of Virginia and an M.B.A. from Harvard Business School.

We believe Mr. Stephenson is qualified to serve on our Board of Directors because of his leadership and financial experience as a public company executive and director, and his data and analytics experience and industry knowledge.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Our business and affairs are managed under the direction of our Board. Our Charter provides that our Board must consist of at least one director, or such larger number as may be fixed from time to time by a resolution of at least a majority of the directors then in office. Our Board is composed of ten directors divided into three classes, with terms staggered according to class. See “Proposal No. 1—Election of Class I Directors” for more information.

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines, the Board is required to have a majority of independent directors. In making independence determinations, the Board observes all applicable requirements, including the corporate governance listing standards established by the Nasdaq Stock Market (“Nasdaq”). The Board carefully considers all relevant facts and circumstances in making an independence determination.

Our Board of Directors affirmatively determined that each of Sastry Chilukuri, Chris Egan, Samuel A. Hamood, Jeff Haywood, Jill Larsen, Scott Stephenson, Kathleen Winters, and Lauren Young is independent under applicable Nasdaq listing standards. Our Board also determined that each of Sastry Chilukuri, Samuel A. Hamood, and Kathleen Winters is independent under Section 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for purposes of serving on the Audit Committee, and that each of Jeff Haywood, Jill Larsen, and Lauren Young is independent for purposes of serving on the Human Capital Management and Compensation Committee. In making its independence determinations, our Board of Directors considered and reviewed all information known to it, including information identified through annual director questionnaires. In the case of Mr. Egan and Ms. Young, our Board of Directors considered their positions as a Managing Partner and Managing Director, respectively, of Advent. In the case of Mr. Haywood, our Board of Directors considered his position as Managing Director at Spectrum Equity. In the case of Mr. Stephenson, our Board of Directors considered his position as an Advisory Partner at Advent.

Director Nomination Process

Currently, the Board of Directors is divided into three classes. Each year, at the Annual Meeting of Stockholders, the Board proposes a slate of director nominees for a particular class to stockholders for election to a term of three years. Stockholders may also recommend candidates for election to the Board, as described below. The Board has delegated the process of screening potential director candidates to the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee is responsible for periodically reviewing with the Board the appropriate criteria that directors are required to fulfill (including experience, qualifications, attributes, skills, and other characteristics) in the context of the current make-up of the Board and the needs of the Board given the circumstances of the Company. In identifying and screening director candidates, the Nominating and Corporate Governance Committee considers whether the candidates fulfill the criteria for directors approved by the Board, including integrity, objectivity, independence, sound judgment, leadership, courage, and diversity of experience (for example, in relation to finance and accounting, strategy, risk management, technical expertise, policymaking, etc.). In addition, the Company recognizes and embraces the benefits of having a diverse Board. In evaluating the Board’s composition, although the Board does not have a formal policy specifying how diversity of background and personal experience should be applied in identifying or evaluating director candidates, the Nominating and Corporate Governance Committee considers diversity among other relevant considerations, including, but not limited to, diversity of gender, age, race, ethnicity, cultural and educational background, professional experience, skills, knowledge, and length of service.

The Nominating and Corporate Governance Committee values the input of stockholders in identifying director candidates. The Nominating and Corporate Governance Committee considers recommendations for Board candidates submitted by stockholders using the same criteria it applies to recommendations from the committee, directors, and members of management. Stockholders may submit recommendations by providing the person’s name and appropriate background and biographical information in writing to the Nominating and Corporate Governance Committee at Definitive Healthcare Corp., Attn: Chief Legal Officer, 492 Old Connecticut Path, Suite 401, Framingham, MA 01701. Invitations to serve as a nominee are extended by the Board via the Chair of the Board and the Chair of the Nominating and Corporate Governance Committee.

Director Resignation Policy

Directors are elected by a plurality of the votes cast in both contested elections (elections in which the number of nominees is greater than the number of Board seats open for election) and uncontested elections (elections in which the number of nominees does not exceed the number of Board seats open for election). Under our Corporate Governance Guidelines, we maintain a policy that requires a director in an uncontested election who does not receive a majority of the votes cast to tender his or her resignation from the Board and all committees thereof. Under our Corporate Governance Guidelines, a director nominee shall have failed to receive the affirmative vote of a majority of votes cast if the number of “withhold” votes in respect of such director nominee’s election exceeds the number of votes “for” such director nominee’s election (excluding broker non-votes). The Nominating and Corporate Governance Committee will assess the appropriateness of the nominee continuing to serve as a director and will recommend to the Board the action to be taken with respect to the resignation. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and rationale within 90 days from the publication of the election results.

Board Leadership Structure

Our Board of Directors is led by Mr. Krantz, our Executive Chairman and Founder. At this time, we believe that separate Chair and Chief Executive Officer roles are appropriate for the Company and in the best interests of the Company and its stockholders. As the former Chief Executive Officer, former Interim Chief Executive Officer, and Founder, Mr. Krantz has a deep understanding of the Company and supports and advises the Chief Executive Officer, which we believe enables the Board to understand the Company and work closely with management. In addition, we believe that separating these roles creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability, and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders, including with respect to evaluating whether steps management is taking to manage risks are appropriate for the Company. We believe Mr. Krantz offers a robust understanding of risks facing the Company as our Founder and former Chief Executive Officer. Meanwhile, the separation of roles permits our Chief Executive Officer to focus primarily on management responsibilities as we grow our Company and encourages objective oversight of management and balanced decision-making. The Board does not have a fixed policy regarding the separation of the offices of Chair of the Board and Chief Executive Officer and believes that it should maintain the flexibility to select the Chair of the Board and its leadership structure, from time to time, based on the criteria that it deems in the best interests of the Company and its stockholders. The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chair, would not result in better governance or oversight.

Oversight of Risk Management

The Board is involved in the oversight of risk management related to us and our business. The Board accomplishes this oversight both directly and through its committees, which assist the Board in overseeing parts of our overall risk management and regularly report to the Board. The Audit Committee periodically reviews our accounting, reporting, and financial practices, and oversees the integrity of our financial statements, the administrative and financial controls, our compliance with legal and regulatory requirements, our procedures for the treatment of complaints regarding internal accounting controls or auditing matters, and our policies with respect to risk assessment and risk management. In addition, our Audit Committee addresses the Company’s cybersecurity risk management as part of its general oversight function. The audit committee is responsible for overseeing the Company’s cybersecurity risk management processes, including oversight of risks from cybersecurity threats. Through its regular meetings with management, including the finance, legal, cybersecurity, and internal control functions, the Audit Committee reviews and discusses significant areas of our business and related risks and summarizes for the Board areas of risk and any mitigating factors. In addition, the HCM & Compensation Committee reviews, at least annually, whether risks arising from the Company’s compensation policies and practices for all employees, including executive officers, are reasonably likely to have a material adverse effect on the Company. For more information regarding our risk oversight governance framework, see below under “Our Commitment to ESG.”

Executive Sessions

As described in our Corporate Governance Guidelines, the non-management directors meet regularly in executive session without members of management present. If any of the non-management directors do not qualify as an “independent director” under applicable Nasdaq rules, at least once a year an additional executive session is held, attended only by independent directors. The executive sessions have such agendas and procedures as are determined by the non-management and independent directors, as applicable. An independent presiding director convenes and presides at such sessions. Authority in such sessions to act on behalf of the Company or the Board on any matters requires an express delegation of authority by the Board.

Communications with the Board

As described in our Corporate Governance Guidelines, stockholders are invited to communicate to the Board or its committees by writing to Definitive Healthcare Corp., Attn: Chief Legal Officer, 492 Old Connecticut Path, Suite 401, Framingham, MA 01701. In addition, interested parties may communicate with the Chair of the Board or with the non-management and independent directors of the Company as a group by writing to Definitive Healthcare Corp., Attn: Chief Legal Officer, 492 Old Connecticut Path, Suite 401, Framingham, MA 01701.

Board Committees and Meetings

The following table summarizes the current membership of each of the Board’s committees and the number of meetings held by each committee during the year ended December 31, 2024.

	Audit Committee	HCM and Compensation Committee	Nominating and Corporate Governance Committee
Samuel A. Hamood	Chair
Jeff Haywood		X
Jill Larsen		Chair
Kathleen A. Winters	X
Lauren Young		X	Chair
Sastry Chilukuri	X		X
Scott Stephenson			X
Number of meetings held in 2024:	8	5	4

During the year ended December 31, 2024, the Board held 14 meetings. In 2024, all of our directors attended at least 75% of the meetings of the Board and committees during the time in which he or she served as a member of the Board or such committee. Directors are invited, but not required, to attend our annual meetings of stockholders. One out of nine then-serving directors attended the 2024 annual meeting of stockholders.

Audit Committee

The primary purposes of our Audit Committee under the committee’s charter are to assist the Board’s oversight of:

•
audits of our financial statements;
•
the integrity of our financial statements, financial reporting, and disclosure practices;
•
our processes relating to risk management and the soundness of our systems of internal control over financial reporting and accounting compliance and disclosure controls and procedures;
•
the qualifications, engagement, compensation, independence, and performance of our independent auditor, and the independent auditor’s conduct of the annual audit of our financial statements; and
•
the performance of our internal audit (as applicable) and internal control function(s).

Our Audit Committee is composed of Samuel A. Hamood, Kathleen A. Winters, and Sastry Chilukuri, with Mr. Hamood serving as chair. Our Board determined that each of Mr. Hamood, Ms. Winters, and Mr. Chilukuri meets the Nasdaq financial literacy requirements for serving on an audit committee and that each of Mr. Hamood and Ms. Winters qualify as an “audit committee financial expert” as such term has been defined by the SEC in Item 407(d) of Regulation S-K. Our Board affirmatively determined that each of Mr. Hamood, Ms. Winters, and Mr. Chilukuri is independent for the purposes of serving on the Audit Committee under applicable Nasdaq rules and Rule 10A-3 under the Exchange Act. The Audit Committee is governed by a charter that complies with the rules of Nasdaq.

Human Capital Management & Compensation Committee

The primary purpose of our Human Capital Management and Compensation Committee (“HCM and Compensation Committee”) under the committee’s charter is to assist the Board in overseeing our employee compensation philosophy and practices, non-Chief Executive Officer succession planning, and human capital management, including:

•
evaluating, recommending, and approving executive officer compensation arrangements, plans, policies and programs, including evaluating the performance of our Chief Executive Officer and overseeing that of our other executive officers;
•
administering Company-wide equity-based and other incentive compensation plans;
•
approving equity-based grants to executive officers and delegating authority to the Chief Executive Officer to make awards to non-executives; reviewing compensation of our directors and recommending modifications; assessing risks arising from our compensation policies and practices; and reviewing human capital and talent related policies and practices including:
•
overseeing succession planning for executive officers other than the Chief Executive Officer and, where applicable, other critical roles;
•
talent development, retention, overall employee wellness and engagement of company personnel; and

•
corporate culture and strategies in support of diversity, equity, and inclusion.

The HCM and Compensation Committee is composed of Jeff Haywood, Jill Larsen, and Lauren Young, with Ms. Larsen serving as the chair. Our Board affirmatively determined that each of Mr. Haywood, Ms. Larsen, and Ms. Young is independent for purposes of serving on the HCM and Compensation Committee. The HCM and Compensation Committee is governed by a charter that complies with the rules of Nasdaq.

Nominating and Corporate Governance Committee

The primary purpose of our Nominating and Corporate Governance Committee is to recommend candidates for appointment to the Board and to review the corporate governance guidelines of the Company, including:

•
identifying and screening individuals qualified to serve as directors and recommending to the Board candidates for nomination for election at the annual meeting of stockholders or to fill Board vacancies;
•
developing, recommending to the Board, and reviewing the Company’s Corporate Governance Guidelines;
•
coordinating and overseeing the annual self-evaluation of the Board and its committees;
•
reviewing, and discussing with management, the Company’s overall approach to environmental, social, and governance practices, disclosures, and frameworks; and
•
reviewing on a regular basis the overall corporate governance of the Company and recommending improvements for approval by the Board where appropriate.

The Nominating and Corporate Governance Committee is composed of Scott Stephenson, Lauren Young, and Sastry Chilukuri, with Ms. Young serving as the chair. Our Board affirmatively determined that each of Mr. Stephenson, Ms. Young and Mr. Chilukuri is independent for purposes of serving on our Board under applicable Nasdaq rules. The Nominating and Corporate Governance Committee is governed by a charter that complies with the rules of Nasdaq.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics, which applies to all of our employees, officers (including the principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions), and directors, is available on our website located at ir.definitivehc.com. We intend to post on this section of our website any amendment to our Code of Business Conduct and Ethics, as well as any waivers of our Code of Business Conduct and Ethics, that are required to be disclosed by the rules of the SEC or Nasdaq. Our Audit Committee is responsible for overseeing the Code of Business Conduct and Ethics, and our Board must approve any waivers of the Code of Business Conduct and Ethics for any directors, executive officers, or senior financial officers.

Committee Charters and Corporate Governance Guidelines

Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe our Board’s views and policies on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by our Nominating and Corporate Governance Committee and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by our Board of Directors.

Our Corporate Governance Guidelines, committee charters, Code of Business Conduct and Ethics, and other corporate governance documents and information are available on our website at ir.definitivehc.com under Governance. Any stockholder may also request them in print, without charge, by contacting the Chief Legal Officer of Definitive Healthcare Corp., at 492 Old Connecticut Path, Suite 401, Framingham, MA 01701.

Our Commitment to ESG

Our Board, acting directly and through its committees, reviews and oversees our strategic plans, objectives, and risks related to sustainability, environmental, social, and governance matters (“ESG”), pursuant to our Corporate Governance Guidelines. At this time, the Board believes full board oversight, with specific elements delegated to committees, rather than assigning oversight to an existing or new committee, will ensure all directors are actively engaged in overseeing ESG risks and opportunities. Each of our committees share in ESG oversight responsibilities, and each committee reports regularly to the full Board on its activities. The HCM and Compensation Committee is responsible for overseeing the policies and strategies relating to talent management, as well as diversity, equity, and inclusion philosophy, efforts, and results. The Nominating and Corporate Governance Committee oversees our broader ESG framework and general approach to ESG reporting, and reviews and makes recommendations to the Board about significant emerging corporate governance issues and practices. The Audit Committee reviews controls and risks around information security and data privacy and approves procedures and security measures undertaken to strengthen and support compliance in this area. The Audit Committee also provides specific oversight with respect to the financial reporting elements of ESG disclosures.

Executive Officers of the Company

Set forth below is certain information regarding each of our current executive officers.

Name	Age	Principal occupation and other information
Kevin Coop	60	For biographical information for Mr. Coop, see “Proposal No. 1—Election of Class I Directors—Nominees for Election to the Board of Directors in 2025.”

Richard Booth	55

Mr. Booth has served as the Company’s Chief Financial Officer since March 2021.

Prior to joining the Company, Mr. Booth served as Chief Financial Officer of Bottomline Technologies, Inc., a SaaS based business payment provider from April 2015 to March 2021, where he oversaw finance, legal, and information security. Before joining Bottomline Technologies, Inc., Mr. Booth was the VP of Finance and Corporate Controller of Sapient (since renamed Publicis Sapient), a publicly traded digital advertising firm. Prior to Sapient, Mr. Booth oversaw financial matters at Nuance Communications, a publicly traded software and services firm, culminating in his role as VP of Business Financial Planning & Analysis. Mr. Booth currently serves as a member of the board of directors and the audit committee of CRA International, Inc., a publicly traded global consulting firm, and on the board of directors of 33 Foundation, a private community enrichment organization. Mr. Booth holds a B.S. in accounting with high honors from Penn State University, an M.S.O.D. from American University, an M.S. in taxation from Bentley College, and an M.B.A. from Stanford University Graduate School of Business, where he was an Arjay Miller Scholar. Mr. Booth is also a licensed CPA.

Kate Shamsuddin Jensen	38

Ms. Shamsuddin has served as the Company’s Chief Operating Officer since October 1, 2024, as Chief Strategy Officer from May 2024 to October 2024 as the Company's Chief Transformation Officer from January 2024 to May 2024, and as the Company's Chief Product Officer from January 2020 to January 2024. Prior to being the Company’s Chief Product Officer, Ms. Shamsuddin-Jensen served as the Company’s Senior Vice President of Strategy from January 2018 to December 2019, Vice President of Strategy from September 2016 to December 2017, and Director of Product Strategy from February 2015 to September 2016.

Prior to joining the Company, Ms. Shamsuddin worked in strategic services at Blue Cross Blue Shield Association, a national association of 30+ independent, community-based, and locally operated Blue Cross Blue Shield companies. At Blue Cross Blue Shield Association, Ms. Shamsuddin developed strategic initiatives and products to use across all of the Blue Cross Blue Shield companies. Ms. Shamsuddin holds a B.A. in Anthropology and Global Health from Emory University and an M.S. in Health Policy and Management from Harvard University School of Public Health.

Name	Age	Principal occupation and other information
Benjamin Graboske	55

Mr. Graboske has served as the Company’s EVP of Technology and Engineering and as Chief Data Officer since March 2025.

Prior to joining the Company, Mr. Graboske served as Head of Mortgage Data & Analytics of Intercontinental Exchange, Inc. (NYSE: ICE), a company that operates global financial exchanges and clearing houses and provides mortgage technology, data and listing services from September 2023 until March 2025. In this role at ICE, Mr. Graboske oversaw the mortgage data & analytics product lines, data strategy, and business operations. Prior to ICE, from September 2014 to September 2023, Mr. Graboske held various roles at Black Knight, Inc. (NYSE: BKI), a company that provided integrated technology, services, data and analytics to the mortgage lending, servicing, real estate, and capital markets industries, until Black Knight’s acquisition by ICE in September 2023, including service as Black Knight’s President of Data & Analytics from January 2019 to September 2023, as its EVP of Data and Analytics from March 2016 to January 2019, and as its Chief Technology Officer from September 2014 to March 2016. Mr. Graboske holds a B.A. in Physics and a B.A. in French from the University of California, Berkeley.

PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and our stockholders.

A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting. The representative will also have the opportunity to make a statement if he or she desires to do so, and the representative is expected to be available to respond to appropriate questions.

The shares represented by your proxy will be voted “FOR” the ratification of the selection of Deloitte & Touche LLP unless you specify otherwise.

Audit and Non-Audit Fees

In connection with the audit of the 2024 financial statements, we entered into an agreement with Deloitte & Touche LLP which sets forth the terms by which Deloitte & Touche LLP will perform audit services for the Company.

The following table summarizes fees for professional services rendered by our independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, in the identified categories for the years ended December 31, 2024 and 2023:

	2024	2023
Audit fees(1)	$1,341,086	$1,586,297
Audit-related fees(2)	30,000	12,000
Tax fees(3)	1,160,410	712,068
All other fees(4)	1,895	1,895
Total:	$2,533,391	$2,312,260

(1)
Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered for the audit of the Company’s annual financial statements, reviews of financial statements, and the fees for services that are normally provided in connection with statutory or regulatory filings or engagements.
(2)
Represents fees for assurance and related services that are reasonably related to performance of the audit and review of our financial statements, and which are not reported under “Audit fees.” These services in 2024 and 2023 consisted primarily of attestation services for such matters as required for consents and comfort letters related to registration statements and other filings with the SEC.
(3)
Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered for tax compliance, tax advice, and tax planning.
(4)
“All other fees” consisted of annual subscription fees for accounting research software.

All of the services shown in this table for 2024 and 2023 were pre-approved by the Audit Committee. The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Deloitte & Touche LLP’s independence and concluded that it was.

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for, and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee pre-approves all audit and permitted non-audit services provided by any independent registered public accounting firm prior to each engagement.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report is not to be deemed to be “soliciting material” or to be “filed” with the SEC, or subject to Regulation 14A of the Exchange Act or to the liabilities of Section 18 of the Exchange Act, nor is such information to be incorporated by reference into any future filing under the Securities Exchange Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filing.

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under “The Board of Directors and Certain Governance Matters—Board Committees and Meetings—Audit Committee.” Under the Audit Committee charter, our management is responsible for the preparation, presentation, and integrity of our financial statements, the application of accounting and financial reporting principles, and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Samuel A. Hamood, Chair

Kathleen A. Winters

Sastry Chilukuri

PROPOSAL NO. 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, the Company’s shareholders are entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules (commonly referred to as a “say-on-pay” resolution).

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of the Company’s named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are focused on pay-for-performance principles, strongly aligned with our shareholders’ interests, and consistent with current market practices, as evidenced by the strong support (98% of votes cast) for our 2024 say-on-pay proposal. Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Accordingly, the Board is asking the shareholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved, on an advisory basis.”

Because the vote is advisory, it is not binding on the Board of Directors or the Company. Nevertheless, the views expressed by the shareholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the HCM & Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority in voting power of the shares of stock present in person or by proxy and entitled to vote thereon at the annual meeting. Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of the Company’s named executives, the next scheduled say-on-pay vote will be at the 2026 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion & Analysis (“CD&A”) explains our executive compensation program for our named executive officers (“named executive officers” or “NEOs”) listed below. This CD&A also describes the HCM & Compensation Committee’s process for making pay decisions, as well as its rationale for specific decisions related to the fiscal year ended December 31, 2024.

Our NEOs for fiscal 2024 were:

Name	Position
Kevin Coop	Chief Executive Officer (“CEO”)
Jason Krantz	Executive Chairman; Former Interim CEO
Richard Booth	Chief Financial Officer
Kate Shamsuddin Jensen	Chief Operating Officer
William Moschella	Former Chief Product and Technology Officer
Jonathan Maack	Former President
Robert Musslewhite	Former CEO

LEADERSHIP TRANSITIONS

Chief Executive Officer Transitions

•
Effective January 16, 2024, Mr. Musslewhite terminated employment as CEO, receiving severance payments and benefits as summarized under “Executive Compensation Tables—Potential Payments upon Termination or Change-in-Control—Change in Control and Severance Arrangements—Robert Musslewhite” below.
•
Mr. Krantz, the Company’s Executive Chairman and former CEO, served as Interim CEO (in addition to his role as Executive Chairman) from January 16, 2024 through June 24, 2024, and Mr. Coop was appointed CEO effective June 24, 2024. All 2024 compensation decisions with respect to Messrs. Krantz and Coop are described below under the heading, “2024 Interim CEO and New CEO Compensation Packages.”

Other Executive Officer Transitions

•
Ms. Shamsuddin Jensen was promoted from Chief Product Officer to Chief Strategy Officer effective May 1, 2024 and subsequently became Chief Operating Officer effective October 1, 2024.
•
Mr. Moschella was appointed Chief Product and Technology Officer effective May 1, 2024. He subsequently terminated employment with the Company effective February 24, 2025.
•
Mr. Maack terminated employment as President effective May 31, 2024. Mr. Maack received severance payments and benefits in accordance with his employment agreement and as summarized under “Executive Compensation Tables—Potential Payments upon Termination or Change-in-Control—Change in Control and Severance Arrangements—Jonathan Maack” below.
•
On November 7, 2024, the Company announced that Mr. Booth will be departing the Company effective June 1, 2025. As disclosed in our current report on Form 8-K filed with the SEC on February 27, 2025, the Board appointed Casey Heller to the position of Chief Financial Officer, effective June 2, 2025.

EXECUTIVE SUMMARY

At Definitive Healthcare, our mission is to transform data, analytics, and expertise into healthcare commercial intelligence. We help clients uncover the right markets, opportunities, and people, so our customers can shape tomorrow’s healthcare industry. Our SaaS products and solutions create new paths to commercial success in the healthcare market, so companies can identify where to go next.

The Company’s executive compensation program emphasizes the link between pay and performance, aligning the compensation of our executives with the interest of our shareholders. Our executive compensation program balances short-term and long-term actions and performance measures, including a mix of financial and operational goals that promote effective management to achieve our mission. This section summarizes our performance in 2024 and the impact of that performance on the compensation paid to our NEOs.

2024 Business Highlights1

The Company’s performance in 2024 fell short of expectations due to a combination of factors, including decreased renewal rates from existing customers attributed to both life science conditions and disruption in the medical and prescription claims supply chain, as well as operational disruption related to both Company restructuring and executive transitions. In response, we took action to improve the margin profile of the business and added meaningful capabilities through organic innovation and strategic acquisitions. For the year, we delivered a 0.3% year-over-year revenue growth rate, a (235)% net loss margin, and a 31% Adjusted EBITDA Margin.1 Although we are in a time of transition, we believe we are taking the right actions for the long term to capitalize on our leadership position in a large and attractive market. This strategy is designed to return us to predictable revenue growth, Adjusted EBITDA profitability, and capital efficiency. We maintain a clear focus on maximizing our long-term success and value creation for customers and shareholders.

The following are key Company financial and strategic highlights for 2024:

•
Revenue was $252.2 million for the year, an increase of 0.3% from $251.4 million for the full year 2023.
•
Annual Recurring Revenue (“ARR”) (as defined under “Annual Incentives” below) was over $245 million, a decrease of 3% from $253.9 million at year-end 2023.
•
We ended the year with 519 Enterprise Customers (as defined under “Long-Term Equity Incentives” below) with ARR of greater than $100,000 per year, down 4% from year-end 2023. These Enterprise Customers account for 68% of our total ARR for year-end 2024. Both the 2024 and 2023 Enterprise Customer counts reflect the completion of a project to refresh our customer hierarchy methodology to reflect industry consolidation and to better reflect our go-to-market strategy as we increased resources and focus on Enterprise Customers. In some cases, this consolidated certain existing customer legal entities under larger parent accounts, and therefore reduced total customer count.
•
GAAP Net loss inclusive of a $688.9 million goodwill impairment charge was $(591.4) million, or (235)% of revenue, compared to $(289.6) million inclusive of a $287.4 million goodwill impairment charge, or (115)% of revenue, for the full year 2023.
•
Adjusted EBITDA was $79.1 million, or 31% of revenue, compared to $74.5 million, or 30% of revenue, for the full year 2023.

1Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. See Appendix A below for more information about these non-GAAP financial measures and for reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures.

2024 Compensation Highlights

* Represents Mr. Coop’s 2024 CEO New Hire RSUs and 2024 Value Creation PSUs, as described below in this CD&A under the heading “2024 Interim CEO and New CEO Compensation Packages.”

** “Average Other NEOs” includes only the NEOs who were employed with the Company as of December 31, 2024 (i.e., Messrs. Booth and Moschella, and Ms. Shamsuddin Jensen).

Our executive compensation program has three primary elements: base salary, annual incentives, and long-term equity incentives. Each of these compensation elements serves a specific purpose in our compensation strategy. Base salary is an essential component of any market-competitive compensation program. Annual incentives reward the achievement of short-term goals, while long-term incentives drive our NEOs to focus on long-term, sustainable stockholder value creation.

Say-on-Pay Vote Results

At our 2024 annual meeting of stockholders, we held our first say-on-pay vote, which is an advisory vote on our executive compensation program. Approximately 98% of votes cast were in favor of the say-on-pay proposal. Our HCM & Compensation Committee reviewed the results of the 2024 say-on-pay vote and, given the strong level of support, determined not to make any significant changes to our executive compensation policies or decisions as a result of the vote. Our HCM & Compensation Committee will continue to monitor and continually evaluate our compensation program going forward in light of our stockholders’ views and our transforming business needs.

WHAT GUIDES OUR PROGRAM

Executive Compensation Philosophy and Objectives

Our executive compensation philosophy is driven by the following guiding principles that underpin the critical connections between performance, long-term value creation, talent management, compensation governance, and our cultural values:

•
Competitively Positioned: Target compensation should be competitive with the compensation being offered to individuals in comparable roles at other companies with which we compete for talent to ensure that we attract, motivate, and retain the best people to lead our success. Our total compensation philosophy reflects cash compensation approaching market median and equity compensation approximating the market median, emphasizing our focus on long-term value creation for our shareholders.

•
Performance-Driven and Stockholder-Aligned: A meaningful portion of total compensation should be variable, linked to the achievement of specific short-and long-term performance objectives, and designed to drive stockholder value creation.
•
Responsibly Governed: Decisions about compensation should be guided by best-practice governance standards and rigorous processes that encourage prudent decision-making.

Compensation Practices & Policies

We believe the following practices and policies within our program promote sound compensation governance and are in the best interests of our stockholders and executives:

What We Do		What We Don’t Do
✓	Emphasize variable pay over fixed pay and long-term compensation over short-term compensation, with a significant portion tied to our financial results and stock performance	×	No tax gross ups
✓	Maintain anti-hedging, anti-pledging, and clawback policies	×	No automatic or guaranteed annual salary increases
✓	Provide for “double-trigger” post-IPO equity award vesting and severance benefits upon a change in control	×	No significant perquisites
✓	Use an independent compensation consultant reporting directly to the HCM & Compensation Committee to assess compensation relative to the market in order to retain and hire the best talent	×	No supplemental executive retirement plans
✓	Review compensation levels internally to determine pay equity
✓	Use relevant peer group pay quantum and design data as a reference point
✓	Have maximum caps on incentive opportunities
✓	Have stock ownership guidelines for executives and non-employee directors

Elements of Pay: Total Direct Compensation

Our executive compensation philosophy is supported by the following principal elements of pay:

Pay Element	How It’s Paid	Purpose
Base Salary	Cash (Fixed)	Provide a competitive base salary relative to similar positions in the market and enable the Company to attract and retain critical executive talent.
Annual Incentives	Cash (Variable)	Reward executives for delivering on annual financial and strategic objectives that contribute to the creation of stockholder value.
Long-Term Incentives	Equity (Variable)

Provide incentives for executives to execute on longer-term financial goals that drive the creation of stockholder value and align executives’ interests with those of our stockholders. Additionally, equity incentives retain executive talent through multi-year vesting schedules and foster a culture of thinking and acting like business owners.

In evaluating our executive compensation policies and programs, as well as the short-term and long-term value of our executive compensation plans, we consider the performance and skills of each of our executives, as well as the compensation paid to executives in similar companies with similar responsibilities (“peer group companies”), defined below. We focus on providing a competitive compensation package that provides significant short-term and long-term incentives for the achievement of measurable corporate objectives. Additionally, from time to time, we may also issue retention awards in the form of cash or equity compensation to further incentivize the retention of our executives. We believe that this approach reinforces our pay for performance philosophy and provides an appropriate blend of short-term and long-term incentives to maximize stockholder value and retain our executives.

The HCM & Compensation Committee uses its judgment to establish and oversee a total compensation program for each named executive officer that it believes is appropriate to achieve the goals of our executive compensation program and our corporate objectives. A significant portion of the named executive officers’ total target compensation comprises performance-based bonus opportunities and long-term equity awards to align their incentives with the interests of our stockholders and our corporate goals.

In place of a formal policy for allocating compensation, the HCM & Compensation Committee generally considers each executive officer’s total target direct compensation, which consists of base salary, annual incentives, and long-term equity awards (valued based on an approximation of grant date fair value). The approach includes, as an objective, having the value of long-term equity awards comprise a substantial majority of each executive’s total target direct compensation. The mix of incentives is reviewed and determined regularly by the HCM & Compensation Committee based on the short-term and long-term objectives of the business.

Executive Compensation Decision-Making Process

The Role of the HCM & Compensation Committee. The HCM & Compensation Committee oversees the executive compensation program for our NEOs. The HCM & Compensation Committee consists of independent members of the Board who work closely with an independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year.

The HCM & Compensation Committee meets periodically throughout the year to address its responsibilities, including to manage and evaluate our executive compensation program, and either recommends to the full Board or approves, as applicable, the principal components of compensation (base salary, performance bonus awards, and equity awards) for our executive officers. These executive compensation decisions are generally made on an annual basis; however, decisions may occur at other times for new hires, promotions, or other special circumstances as our HCM & Compensation Committee and/or Board determines appropriate.

The Role of Management. While certain members of management attended meetings of the HCM & Compensation Committee in 2024 by invitation, members of our management team are not present for executive sessions, nor do they participate in discussions about their own pay. The CEO makes recommendations pertaining to the pay of other executives, including our NEOs (other than himself) and executives who are not NEOs, to the HCM & Compensation Committee, providing transparency and oversight. The CEO is not present for the deliberations of, and does not vote on, his own compensation. Independent directors, or the full Board, make all final determinations regarding CEO and NEO compensation.

The Role of the Independent Consultant. The HCM & Compensation Committee engages an independent compensation consultant to provide expertise on competitive pay practices, program design, and an objective assessment of any inherent risks of any programs. The HCM & Compensation Committee has hired Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent consultant. Pearl Meyer reports directly to the HCM & Compensation Committee and does not provide any additional services to management or the Board. The HCM & Compensation Committee has analyzed whether the work of Pearl Meyer as the compensation consultant raised any conflict of interest, considering relevant factors in accordance with SEC and other applicable guidelines. Based on its analysis, our HCM & Compensation Committee determined that the work of Pearl Meyer and the individual compensation advisors has conformed to the independence factors and guidance provided by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC and the Nasdaq listing standards.

The Role of Peer Group Companies. The HCM & Compensation Committee strives to set a competitive level of total compensation for each NEO as compared with executive officers in similar positions at peer companies. For purposes of establishing 2024 compensation practices and pay levels, in conjunction with the recommendations of Pearl Meyer, the HCM & Compensation Committee considered publicly available data for a group of peer companies (the “2024 Compensation Peer Group”) as well as industry specific survey data, where appropriate. Peer data is one factor reviewed to determine pay decisions for each NEO. Selection criteria for the 2024 Compensation Peer Group included:

•
Industry: Companies within the health care technology, application software, and interactive media and services industry groups.
•
Size: Companies with annual revenues ranging from approximately $60 million – $2 billion (as of November 1, 2023).
•
Business Characteristics: Publicly traded companies with a similar focus on healthcare, SaaS technology, and analytics/intelligence solutions. Other factors assessed included the timing of initial public offering, total market capitalization, free cash flow margin, and revenue growth rate.

As part of this review and update, to better reflect growth rate and sector relevance, two companies were removed from the Peer Group for 2024 while three companies were added to the list. Braze, Inc. and Phreesia, Inc. were removed given both companies’ perceived lack of alignment on business fit and financial profile. EverCommerce, Inc. and Consensus Cloud Solutions, Inc. were added to the list as both companies reasonably align on business fit and financial profile. Dun & Bradstreet was also added as it is considered a comparator. The members of the 2024 Compensation Peer Group are set forth in the table below:

Amplitude, Inc. (AMPL)	Health Catalyst, Inc. (HCAT)
Certara, Inc. (CERT)	Matterport, Inc. (MTTR)
Clearwater Analytics Holdings, Inc. (CWAN)	nCino, Inc. (NCNO)
Consensus Cloud Solution, Inc. (CCSI)	Olo Inc. (OLO)
CS Disco, Inc. (LAW)	OptimizeRx Corporation (OPRX)
DoubleVerify Holdings, Inc. (DV)	Sprout Social, Inc. (SPT)
Doximity, Inc. (DOCS)	Veeva Systems Inc. (VEEV)
Dun & Bradstreet Holdings, Inc. (DNB)	ZoomInfo Technologies Inc. (ZI)
EverCommerce Inc. (EVCM)

This market data is not the sole determinant in setting pay levels for our NEOs. Actual pay levels can be above or below the targeted levels depending on factors such as experience, individual or company performance, tenure, employee potential, unique skills, criticality of the position to the Company, and other factors. In general, the HCM & Compensation Committee desires to balance internal and external equity, and reserves the right to use discretion to deviate when necessary to recruit and/or retain the right talent.

2024 EXECUTIVE COMPENSATION PROGRAM

Base Salary

In making base salary decisions, the HCM & Compensation Committee considers the CEO’s recommendations (for NEOs other than the CEO), as well as each NEO’s position and level of responsibility within the Company. The HCM & Compensation Committee considers factors such as competitive market data as well as individual performance, experience, tenure, internal equity, and employee potential without assigning a specific weight to any particular criterion when setting base salaries. Salary levels are reviewed annually as part of our performance review process, and upon promotion, or other material change in job responsibilities. Merit-based increases to salaries of the NEOs are based on the HCM & Compensation Committee’s assessment of each individual’s performance, taking into account the recommendations of the CEO (for NEOs other than the CEO).

In early 2024, the HCM & Compensation Committee reviewed the base salaries of our then-serving NEOs and approved merit-based salary increases for Messrs. Booth and Maack, effective April 1, 2024. The 2024 base salaries of our other NEOs were set and became effective in connection with their appointments to their respective roles in 2024.

The 2023 and 2024 base salaries of our NEOs (other than Messrs. Coop and Krantz) are reflected in the table below. For information regarding Messrs. Coop and Krantz’s respective 2024 base salaries, see the section entitled, “2024 Interim CEO and New CEO Compensation Packages.”

Name	2023 Base Salary Rate	2024 Base Salary Rate	% Adjustment
Richard Booth	$360,500	$371,315	3.0%
Kate Shamsuddin Jensen (1)	$330,000	$360,000	9.1%
William Moschella (2)	$300,000	$304,500	1.5%
Jonathan Maack (3)	$400,000	$412,000	3.0%
Robert Musslewhite (4)	$441,870	$441,870	N/A

(1)
Ms. Shamsuddin Jensen received a 3% adjustment, effective April 1, 2024, in connection with her appointment to Chief Strategy Officer and a subsequent adjustment, effective October 1, 2024, as a result of her appointment as Chief Operating Officer.
(2)
Mr. Moschella’s 2024 merit increase was approved effective April 1, 2024, prior to his appointment as Chief Product and Technology Officer. His 2024 base salary did not change following such appointment and his employment terminated February 24, 2025.
(3)
Mr. Maack received a base salary through his departure effective May 31, 2024.
(4)
Mr. Musslewhite received a base salary through his departure effective January 16, 2024.

Annual Incentives

In fiscal year 2024, we provided annual cash incentive opportunities to certain of our NEOs under our Bonus Program. We use our Bonus Program to provide annual performance-based cash incentive awards to motivate and reward eligible employees, including the NEOs, for the Company’s achievement of financial objectives, as established by the Board each year.

Target Award Opportunity. Actual payouts depend on the achievement of pre-determined financial and individual performance objectives, as applicable. Annual award opportunities are expressed as a percentage of base salary and were established based on each NEO’s level of responsibility and their ability to impact overall results. The HCM & Compensation Committee also considers market data in setting target award amounts. 2024 award opportunities for our NEOs (other than Messrs. Coop and Krantz) are set forth in the table below. For information regarding Messrs. Coop and Krantz’s respective awards under the 2024 Bonus Program, see the section below entitled, “2024 Interim CEO and New CEO Compensation Packages.”

Name	Target Award Opportunity (% of Base Salary)	Target Award Opportunity ($)(1)
Richard Booth (2)	67%	$246,763
Kate Shamsuddin Jensen (3)	48%	$166,225
William Moschella (4)	67%	$202,438
Jonathan Maack (5)	68%	$286,300
Robert Musslewhite (6)	N/A	N/A

(1)
The 2024 target award opportunities shown in dollars for Mr. Booth, Ms. Shamsuddin Jensen, Mr. Moschella, and Mr. Maack are blended and reflect base salary adjustments that became effective on April 1, 2024 and, for Ms. Shamsuddin Jensen only, an additional base salary adjustment effective on October 1, 2024, in connection with her promotion to Chief Operating Officer.
(2)
Mr. Booth’s target award opportunity as a percentage of base salary was set at 57.5% effective April 1, 2023 and was increased to 70% effective April 1, 2024.
(3)
Ms. Shamsuddin Jensen’s target award opportunity as a percentage of base salary was set at 33% effective April 1, 2023, was increased to 50% effective April 1, 2024, and was increased again to 60% effective October 1, 2024 in connection with her promotion to Chief Operating Officer.
(4)
Mr. Moschella’s target award opportunity as a percentage of base salary reflects an increase from 50% of base salary to 75% of base salary effective May 1, 2024, in connection with his promotion to Chief Product and Technology Officer.
(5)
Mr. Maack’s target award opportunity as a percentage of base salary was set at 62% effective April 1, 2023, and was increased to 70% effective April 1, 2024.
(6)
Mr. Musslewhite was not eligible for a 2024 annual incentive award due to his departure in early 2024.

Performance Measures & Weightings. For our NEOs, 75% of the annual incentive award opportunity for 2024 was based on the Company’s financial performance and 25% was based solely on the performance of those individuals against their respective goals, objectives, key performance indicators (“KPIs”), and the Company’s model behaviors. For the 2024 annual incentive awards, the Company financial performance component was capped at 200% attainment (or 150% of the target award opportunity) and the individual performance component was capped at 100% attainment (or 25% of the target award opportunity).

Company Financial Performance. For fiscal 2024, the financial performance objectives under the Bonus Program were equally weighted between the Company’s ARR and the Company’s Adjusted EBITDA Margin. ARR is defined as annualized recurring revenue as of the end of calendar year 2024. Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of the Company’s revenue. Adjusted EBITDA is defined as EBITDA, or earnings before debt-related costs, including interest expense, net, income taxes and depreciation and amortization, adjusted to exclude certain items of a significant or unusual nature, including other income and expense, equity-based compensation, transaction, integration and restructuring expenses, goodwill impairment, and other non-core expenses.

The performance measures were established and approved by the HCM & Compensation Committee in early 2024.The HCM & Compensation Committee selected ARR as a Company financial performance measure under the 2024 Bonus Program because ARR is a commonly recognized measure of financial and operating performance within our industry and is a key driver of sustained value creation for our stockholders. The HCM & Compensation Committee selected Adjusted EBITDA Margin as the other Company financial performance measure under the 2024 Bonus Program to focus on operational efficiency improvements, which we believe are critical to shareholder value creation.

Based on actual performance, the payout range for the financial performance component of the 2024 Bonus Program was 0% to 200% of target.

The following table shows the 2024 goals set for ARR and Adjusted EBITDA Margin under the Bonus Program, as well as actual results.

		2024 Performance Measures
Payout Level	% of Target	ARR (50% weighting)	Adjusted EBITDA Margin (50% weighting)(1)
Maximum	200%	$293M	37%
Target	100%	$277M	35%
Threshold	0%	$255M	30%
Actual Results		$246M	31%
Actual Attainment (as % of Target)		14%

(1)
The actual percentage of target achieved is calculated based on straight-line interpolation between incremental goal levels established between threshold and target and target and maximum.

Individual Performance. The 2024 Bonus Program opportunity for each of our NEOs was based 25% on the individual performance against their respective goals, objectives, KPIs, and the Company’s model behaviors. To assess individual performance, the HCM & Compensation Committee reviewed the qualitative goals tied to key strategic initiatives and each NEO’s respective areas of responsibility. None of the goals for 2024 were individually weighted. Based on actual performance, the payout range for the individual performance component of the 2024 Bonus Program was 0% to 100% of target.

•
For Mr. Booth, individual goals were tied to cost reduction, strengthening financial planning and analysis, Company compliance requirements, enhancing investor relations, and business results.
•
For Ms. Shamsuddin Jensen, individual goals were tied to global team leadership, professional service revenue targets, development of a multi-year operating plan, churn reduction, and various strategic initiatives to enhance product and service delivery.
•
For Mr. Moschella, individual goals were tied to resource optimization, product development and efficiencies, and profitable market launches.
•
For Mr. Maack, individual goals were focused on the execution of the Company’s strategic plan and Company management by objectives (“MBOs”), delivering on the reorganization of the Company, and the reduction of operating churn.

Actual 2024 Performance and Bonus Payouts. Our performance in 2024 fell short of expectations due to a combination of factors, including sales execution challenges related to restructuring, impacting both new customer acquisition and upsell to existing customers, and also causing heightened customer churn. These trends have been particularly pronounced for smaller customers and in the Life Science market. Based on the ARR and Adjusted EBITDA Margin results discussed above, funding for the Company performance portion of each NEO’s applicable award target under the Bonus Program was set at 14%.

In evaluating the individual performance components for the NEOs, the HCM & Compensation Committee considered attainment of the individual goals and further considered each NEO’s contribution to the Company’s overall performance.

The actual annual incentive awards paid to the NEOs for 2024 (other than Messrs. Coop and Krantz) were as follows:

Name	2024 Target (as a % of Base Salary)	2024 Target ($)	Corporate Performance Results (% of Target)	Individual Performance Results (% of Target)	2024 Actual Award ($)	2024 Actual Award (as a % of Target)
Richard Booth	67%	$246,763	14%	88%	$79,890	32%
Kate Shamsuddin Jensen	48%	$166,225	14%	81%	$51,239	31%
William Moschella (1)	67%	$202,438	14%	88%	$65,539	32%
Jonathan Maack (2)	68%	$286,300	N/A	N/A	N/A	N/A
Robert Musslewhite (3)	N/A	N/A	N/A	N/A	N/A	N/A

(1)
As a senior leader, Mr. Moschella participated in the 2024 Bonus Program for the portion of 2024 prior to his appointment as an executive officer and his promotion to Chief Product and Technology Officer. The 2024 actual award shown in this table for Mr. Moschella is the aggregate payout that he received based on actual performance under the 2024 Bonus Program, which was paid to him pursuant to the Moschella Separation Agreement entered into in connection with his departure from the Company on February 24, 2025, as described below under “Change in Control and Severance Arrangements.”

(2)
Pursuant to the Maack Separation Agreement entered into in connection with his departure from the Company on May 31, 2024, as described below under “Change in Control and Severance Arrangements,” as part of his severance, Mr. Maack received a payout of $286,300, which reflects Mr. Maack’s 2024 Bonus Program target opportunity.
(3)
Mr. Musslewhite was not eligible for a 2024 annual incentive award due to his departure in early 2024.

Long-Term Equity Incentives

In connection with our IPO, we adopted the Definitive Healthcare Corp. 2021 Equity Incentive Plan (the “2021 Plan”), the purpose of which is to align the interests of eligible participants with our stockholders by providing incentive compensation tied to the Company’s performance. Individual long-term equity incentive grants historically have been determined by the HCM & Compensation Committee and Board based on a number of factors, including current corporate and individual performance, outstanding equity holdings and their retention value and total ownership, historical value of our stock, internal equity among executives, and market data provided by our independent compensation consultant. Consistent with this approach, for 2024, the HCM & Compensation Committee granted equity awards to our NEOs in the form of a mix of time-vesting RSUs and performance-vesting RSUs (“PSUs”) that vest based on both the achievement of specified performance objectives and continued service to the Company. We experienced various executive transitions in 2024, including internal promotions, the engagement of an interim CEO, and the appointment of a new, permanent CEO, and our 2024 long-term incentive program for our NEOs was reflective of a year of significant transition. The resulting awards granted to each of our NEOs (other than Messrs. Coop and Krantz) are described in detail below. The awards granted to Messrs. Coop and Krantz are discussed separately in the following section entitled, “2024 Interim CEO and New CEO Compensation Packages.”

NEO Equity Awards Summary. As discussed in the subsections that follow, our NEOs (other than Messrs. Coop and Krantz) received the following equity awards in 2024:

Name	RSUs ($)(1)	RSUs (#)	PSUs (at Target) ($)(1)	PSUs (at Target) (#)	Total Target Award Value ($)(1)
Richard Booth (2)	$2,512,500	325,290	$1,137,500	125,414	$3,650,000
Kate Shamsuddin Jensen (3)	$1,605,000	235,210	$595,000	65,601	$2,200,000
William Moschella (4)	$2,763,544	304,692	$700,000	77,178	$3,463,544
Jonathan Maack (5)	$1,950,000	214,995	$1,050,000	115,767	$3,000,000
Robert Musslewhite (6)	—	—	—	—	—

(1)
The dollar values shown in these columns are based on the targeted long-term incentive award values for each NEO in 2024 and do not necessarily correspond with the accounting grant date fair values reported for such awards in the “Summary Compensation Table” and “Grants of Plan-Based Awards Table.”
(2)
The equity awards that Mr. Booth received in 2024 are described under “2024 Annual RSU Awards,” “2024 Annual PSU Awards,” and “2024 Promotion and Retention Awards,” respectively.
(3)
The equity awards that Ms. Shamsuddin Jensen received in 2024 are described under “2024 Annual RSU Awards,” “2024 Annual PSU Awards,” and “2024 Promotion and Retention Awards,” respectively.
(4)
The equity awards that Mr. Moschella received in 2024 are described under “2024 Annual RSU Awards,” “2024 Annual PSU Awards,” and “2024 Promotion and Retention Awards,” respectively. The RSUs reflected for Mr. Moschella also include 7,006 RSUs (at a target value of $63,544) granted to Mr. Moschella and other similarly-situated former employees of Populi in February 2024. As described below under “Executive Compensation Tables—Potential Payments upon Termination or Change-in-Control—Change in Control and Severance Arrangements—William Moschella,” Mr. Moschella received accelerated vesting of certain outstanding equity awards, and forfeited the remaining awards, in connection with his termination of employment in February 2025.
(5)
The equity awards that Mr. Maack received in 2024 are described under “2024 Annual RSU Awards” and “2024 Annual PSU Awards,” respectively. As described below under “Executive Compensation Tables—Potential Payments upon Termination or Change-in-Control—Change in Control and Severance Arrangements—Jonathan Maack,” Mr. Maack received accelerated vesting of certain outstanding equity awards, and forfeited the remaining awards, in connection with his termination of employment in May 2024.
(6)
Mr. Musslewhite did not receive any 2024 equity awards given the termination of his employment in January 2024.

2024 Annual RSU Awards. The HCM & Compensation Committee approved the awards of annual RSUs shown in the table below to the applicable NEOs. Except as otherwise noted below, these RSUs were granted on February 14, 2024 and vest 25% on February 1,

2025, followed by vesting of 6.25% per quarter over the subsequent three years (for a four-year overall vesting period), in each case, based on the NEO’s continued service to the Company through each applicable vesting date.

Name	RSUs (#)
Richard Booth	232,911
Kate Shamsuddin Jensen	121,831
William Moschella (1)	150,336
Jonathan Maack (2)	214,995

(1)
Mr. Moschella’s 2024 annual RSU award with respect to 143,330 RSUs was granted effective May 1, 2024, commensurate with his promotion to Chief Product and Technology Officer, subject to the same vesting terms applicable to the other 2024 NEO RSU awards. In February 2024, prior to his appointment as an executive officer of the Company, Mr. Moschella had received an award of 70,845 RSUs, which was cancelled and forfeited in connection with his promotion, and an award of 7,006 RSUs, which he retained and which was subject to the same vesting terms applicable to the other 2024 NEO RSU awards. In connection with his termination of employment in February 2025, Mr. Moschella received accelerated vesting of the 2024 RSUs that would have vested in the six months following his termination date and forfeited the remaining 2024 RSUs.
(2)
In connection with his termination of employment in May 2024, Mr. Maack received accelerated vesting of the 2024 RSUs that would have vested in the 12 months following his termination date and forfeited the remaining 2024 RSUs.

2024 Annual PSU Awards. On February 14, 2024 (for all NEOs other than Mr. Moschella, whose award was granted on May 1, 2024), the HCM & Compensation Committee also approved awards of PSUs to Mr. Booth, Ms. Shamsuddin Jensen, Mr. Moschella, and Mr. Maack. The 2024 PSUs could be earned based on both (1) the achievement of performance targets based on net dollar retention (“NDR”) and percentage of ARR from Enterprise Customers (as defined below) over the one-year performance period beginning January 1, 2024 and ending December 31, 2024, and (2) the recipient’s continued service through specified vesting dates. The HCM & Compensation Committee established a one-year performance period for the 2024 PSUs due to the inherent difficulty of crafting multi-year targets in the midst of continued volatility in the sector. These performance measures were selected because they represented important drivers of long-term shareholder value. Enterprise Customers represent the majority of our ARR and are a key focus of our go-to-market programs, and NDR is an indicator of the growth in the use of our platform by our existing clients. The HCM & Compensation Committee determined the number of PSUs earned based on actual performance in February 2025. One-third of those PSUs vested at the time of such determination, and the remaining two-thirds vests in equal installments on each of February 1, 2026 and February 1, 2027, subject to the recipient’s continued service through each applicable vesting date.

The performance goals applicable to the 2024 PSUs, the respective weightings, and the actual results are set forth in the table below.

		2024 Performance Measures
Payout Level	% of Target	Net Dollar Retention(1) (50% weighting)	% ARR from Enterprise Customers(2) (50% weighting)
Maximum	200%	100%	69%
Target	100%	93%	67%
Threshold	0%	91%	65%
Actual Results(3)		85%	68%
Funded Amount		85.7%

(1)
Net Dollar Retention (“NDR”) is calculated as the percentage of ARR retained from existing customers across a defined period, after accounting for upsell, down-sell, pricing changes and churn. We calculate NDR as beginning ARR for the performance period, plus (i) expansion ARR (including, but not limited to, upsell and pricing increases), less (ii) churn (including, but not limited to, non-renewals and contractions), divided by (iii) beginning ARR for the performance period.
(2)
ARR from Enterprise Customers means the percentage of ARR represented by Enterprise Customers as of period end relative to overall ARR as of the end of the performance period. “Enterprise Customers” means customers generating more than $100,000 in ARR. “ARR” refers to annual recurring revenue or annualized contractually recurring revenue as of period end, which is calculated by aggregating annual subscription revenue from committed contractual amounts for all existing customers during that period.
(3)
The actual percentage of target achieved is calculated based on straight-line interpolation between incremental goal levels established between threshold and target and target and maximum.

Based on actual performance against the targets as determined by the HCM & Compensation Committee, the 2024 PSUs were earned at 85.7% of target (subject to time-based vesting as described above), as follows:

Name	Target PSUs Granted (#)	Actual PSUs Eligible to Vest (#)
Richard Booth	125,414	107,480
Kate Shamsuddin Jensen	65,601	56,221
William Moschella (1)	77,178	22,048
Jonathan Maack (2)	115,766	—

(1)
Mr. Moschella’s 2024 PSUs were granted effective May 1, 2024, commensurate with his promotion to Chief Product and Technology Officer, subject to the same vesting terms applicable to the other NEOs’ 2024 PSU awards. In February 2024, prior to his appointment as an executive officer of the Company, Mr. Moschella received an award of 106,267 PSUs (at target) that would have vested based on achievement of certain ARR-related performance targets in 2024; this award was cancelled and forfeited in connection with his promotion. Of the 66,142 2024 PSUs that would have been eligible to vest based on actual performance, 22,048 shares vested on January 21, 2025 and in connection with his termination of employment on February 24, 2025, Mr. Moschella forfeited the remaining unvested 2024 PSUs.
(2)
Mr. Maack forfeited the 2024 PSUs in connection with his termination of employment in May 2024.

2024 Promotion and Retention RSU Awards. In 2024, in connection with and in recognition of their respective promotions to Chief Operating Officer and Chief Product and Technology Officer, Ms. Shamsuddin Jensen and Mr. Moschella each received the following special, one-time equity awards (in addition to the 2024 RSUs and 2024 PSUs described above). In approving these additional awards, the HCM & Compensation Committee considered their target total direct compensation compared to market inclusive of all target cash components and annual equity grants, as well as the annualized values of these special one-time awards. Resulting total compensation positioning was calibrated to market median.

•
On September 29, 2024, Ms. Shamsuddin Jensen received an award of 113,379 RSUs, vesting 50% on October 1, 2025 and 50% on October 1, 2026, subject to her continued service to the Company through each applicable vesting date.
•
On May 1, 2024, Mr. Moschella received an award of 154,356 RSUs, which vested 25% on February 1, 2025, followed by vesting of 6.25% per quarter over the subsequent three years (for a four-year overall vesting period), in each case, based on Mr. Moschella’s continued service to the Company through each applicable vesting date., subject to his continued service through each applicable vesting date. In connection with his termination of employment in February 2025, Mr. Moschella received accelerated vesting of the RSUs underlying this award that would have vested in the six months following his termination date and forfeited the remaining RSUs.

In addition, on November 5, 2024, in order to ensure a smooth transition of his duties as Chief Financial Officer, Mr. Booth received a one-time retention award of 92,379 RSUs vesting 100% on November 1, 2025, subject to his continued service to the Company through such vesting date (the “November RSUs”). Pursuant to the Booth Employment Agreement (as defined below), Mr. Booth’s time-based equity awards that would have otherwise vested within 12 months following his separation date will be accelerated, which will include full acceleration of the then-unvested portion of the November RSUs.

2024 Interim CEO and New CEO Compensation Packages

Jason Krantz

In connection with Mr. Krantz’s service in the role of Interim CEO (in addition to his continuing service as Executive Chairman), the HCM & Compensation Committee made the following 2024 compensation decisions:

•
Base Salary. Mr. Krantz’s 2024 base salary rate was set at $52,000, which is unchanged from the base salary rate that was set in 2023 in connection with his transition at that time from CEO and Chairman of the Board to Executive Chairman of the Board.
•
2024 Annual Incentives. See “Annual Incentives” above for a detailed discussion of our 2024 Bonus Program.
o
Mr. Krantz’s full-year 2024 award opportunity under our Bonus Program was set at $231,700, 50% of which related to his service as Interim CEO and 50% of which related to his service as Executive Chairman. This award opportunity did not change when Mr. Krantz became Interim CEO or when he transitioned back to serving solely as Executive Chairman from and after June 24, 2024.

o
As was the case for the other NEOs, Mr. Krantz’s opportunity was based 75% on the Company financial performance measures described above and 25% on individual performance in his roles as both Interim CEO and Executive Chairman in 2024. His individual goals in his role as Interim CEO were focused on stabilizing the Company and its culture, executing on the Company’s 2024 MBOs, and strengthening the Company’s executive leadership. His individual goals in his role as Executive Chairman were focused on the successful onboarding of Mr. Coop as the successor CEO and assisting with a smooth transition.
o
Mr. Krantz’s actual 2024 award under our Bonus Program, which was paid out in the form of fully vested RSUs, is shown in the table below. The HCM & Compensation Committee determined that Mr. Krantz had largely achieved his Interim CEO individual objectives and had fully achieved his Executive Chairman individual objectives, resulting in a blended payout on the individual component equal to 90% of target.

2024 Target ($)	Corporate Performance Results (% of Target)	Individual Performance Results (% of Target)	2024 Actual Award ($)	2024 Actual Award (% of Target)
$231,700	14%	90%	$76,461	33%

•
2024 Long-Term Incentives. See “Long-Term Equity Incentives—2024 Annual RSU Awards” and “—2024 Annual PSU Awards” for a more detailed discussion of the 2024 annual RSUs and PSUs that our NEOs (other than Mr. Coop) received in 2024.
o
Equity Awards Summary

RSUs ($)(1)	RSUs (#)	PSUs (at Target) ($)(1)	PSUs (at Target) (#)	Total Target Award Value ($)(1)
$3,789,000	417,752	$4,390,000	484,014	$8,179,000

(1)
The dollar values shown in these columns are based on the targeted long-term incentive award values for Mr. Krantz in 2024 and do not necessarily correspond with the accounting grant date fair values reported for such awards in the “Summary Compensation Table” and “Grants of Plan-Based Awards Table.”
o
2024 Annual RSUs. Mr. Krantz received two awards of RSUs in 2024, (i) an award of 386,991 annual RSUs, subject to the vesting conditions described above under “2024 Annual RSU Awards” and (ii) an award of 30,761 RSUs, which vested 100% on February 1, 2025. This second RSU award was intended to supplement Mr. Krantz’s base salary in such role and increase the “at-risk” proportion of Mr. Krantz’s overall compensation package for greater alignment with shareholders.
o
2024 Annual PSUs. Consistent with the other NEOs, Mr. Krantz received a 2024 annual PSU award, which was earned based on actual performance at 85.7% of target (but which remains subject to time-based vesting).

Target PSUs Granted (#)	Actual PSUs Eligible to Vest (#)
208,380	178,582

o
2024 Interim CEO PSU Award. Following his appointment as Interim CEO of the Company in January 2024 and in connection with his service as both Interim CEO and Executive Chairman, effective February 14, 2024, Mr. Krantz received a special, one-time award of 275,634 PSUs (at target) (“Relative TSR PSUs”). This award of Relative TSR PSUs was intended to be performance-based and align the interests of Mr. Krantz with those of Company shareholders. The ultimate payout of this award is contingent upon the Company’s total shareholder return (“TSR”) performance relative to a defined peer group. This ensures that Mr. Krantz is incentivized to achieve superior performance compared to our industry peers. In addition, this award of Relative TSR PSUs is aligned with the design of the PSU award provided to our previous CEO in 2022. The Relative TSR PSUs will be eligible to vest, as set forth in the table below, based upon the Company’s TSR over a three-year period from December 31, 2023 through December 31, 2026 (the “Performance Period”) versus the Nasdaq Composite index of SaaS and Health Care Information Technology companies (“Relative TSR”) and subject to Mr. Krantz’s continued service to the Company through the date that the HCM & Compensation Committee certifies actual achievement of Relative TSR.

Relative TSR Percentile	Number of Relative TSR PSUs Earned (as a % of Target)
Exceptional: ≥ 75th percentile	200%
Target: ≥ 60th percentile	100%
Threshold: 50th percentile	50%

To further align Mr. Krantz’s compensation with shareholder interests, the payout of the Relative TSR PSUs will be capped at target (100%) if the Company’s absolute TSR is negative at the end of the Performance Period, even if the

Company’s TSR performance relative to the peer group is strong. This provision underscores the Company’s commitment to responsible and sustainable performance. Stock price will be measured using a 45-day average for the starting and ending prices to smooth market fluctuations.

Kevin Coop

As described above, Mr. Coop was appointed to the position of CEO effective June 24, 2024. In connection with such appointment and as further described under “Agreements with NEOs” below, the Company entered into an employment agreement with Mr. Coop, which sets forth his new-hire compensation package. In determining Mr. Coop’s compensation, the HCM & Compensation Committee considered competitive compensation benchmarks for CEOs among the members of the Company’s compensation peer group, the Company’s long-term strategic goals, the target compensation levels set for the Company’s former CEOs, and the equity awards forgone by Mr. Coop at his prior employer. The material elements of Mr. Coop’s 2024 compensation were as follows:

•
Base Salary. Mr. Coop’s 2024 base salary rate was set at $500,000.
•
2024 Annual Incentives. See “Annual Incentives” above for a detailed discussion of our 2024 Bonus Program.
o
Mr. Coop’s 2024 target award opportunity under our Bonus Program was set at 100% of his base salary, pro-rated for the portion of 2024 during which he was serving as CEO (for a target of $259,722).
o
As was the case for the other NEOs, Mr. Coop’s opportunity was based 75% on the financial performance measures described above and 25% on individual performance. His individual goals in his role as CEO were focused on assessing the Company’s current business environment, developing operational improvement plans, and reflecting those in a three-year financial and operating plan for the Company.
o
Mr. Coop’s actual 2024 award under our Bonus Program is shown in the table below. The HCM & Compensation Committee determined that Mr. Krantz had achieved his individual objectives, resulting in a payout on the individual component equal to 100% of target.

2024 Target (% of Base Salary)	2024 Target ($)	Corporate Performance Results (% of Target)	Individual Performance Results (% of Target)	2024 Actual Award ($)	2024 Actual Award (% of Target)
100%	$259,722	14%	100%	$92,201	36%

•
2024 Long-Term Incentives. Pursuant to his employment agreement, Mr. Coop received the following new-hire RSU and PSU awards described below. These awards were granted pursuant to the Company’s 2023 Inducement Plan.
o
Equity Awards Summary

RSUs ($)(1)	RSUs (#)	PSUs (Assuming Full Achievement) ($)(1)	PSUs (Assuming Full Achievement) (#)	Total Award Value ($)(1)
$7,500,000	1,356,239	$22,000,000	1,137,038	$29,500,000

(1)
The dollar values shown in these columns are based on the targeted long-term incentive award values for Mr. Coop in 2024 and do not necessarily correspond with the accounting grant date fair values reported for such awards in the “Summary Compensation Table” and “Grants of Plan-Based Awards Table” below.
o
2024 CEO New-Hire RSUs. Mr. Coop received an initial award of 1,170,047 RSUs, vesting 25% on July 1, 2025, followed by vesting of 6.25% per quarter over the subsequent three years (for a four-year overall vesting period), in each case, based on Mr. Coop’s continued service to the Company through each applicable vesting date. Mr. Coop received an additional award of 186,192 RSUs on July 4, 2024, with the same vesting schedule noted above, to make up for a shortfall in the equity grant value delivered to Mr. Coop due, in part, to share price volatility between the dates surrounding the announcement of Mr. Coop’s appointment and his employment start date.

o
2024 Value Creation PSUs. Mr. Coop also received an initial award of 1,137,038 PSUs, vesting in four tranches based on the achievement of specified stock price hurdles during the applicable performance period, as shown in the table below (the “Value Creation PSUs”), and subject to Mr. Coop’s continued service to the Company through the date that the HCM & Compensation Committee certifies achievement of each hurdle:

Stock Price Hurdle	Number of Value Creation PSUs Earned	Performance Period
$10.00	200,000	June 24, 2024 – June 24, 2026
$15.00	266,667	June 24, 2024 – June 24, 2028
$20.00	300,000	June 24, 2024 – June 24, 2028
$27.00	370,371	June 24, 2024 – June 24, 2028

A stock price hurdle will be satisfied, and the applicable Value Creation PSUs will vest, when the average closing price of a share of the Company’s Class A common stock equals or exceeds the price noted above during a period of 30 consecutive trading days.

o
Other New-Hire Benefits. As further inducements to join the Company, we reimbursed Mr. Coop $75,000 for certain relocation expenses incurred in connection with his relocation to the Boston area, and we paid $25,000 in legal fees on Mr. Coop’s behalf that were incurred in connection with negotiation of his employment agreement.

2025 Annual CEO PSU Award

In April 2025, following consultation with Pearl Meyer, its independent compensation consultant, the HCM & Compensation Committee approved a 2025 annual PSU award for Mr. Coop (the “2025 CEO PSUs”), consisting of 1,283,096 PSUs (at target), as part of Mr. Coop’s 2025 executive compensation package. The structure of the 2025 CEO PSUs is responsive to feedback received from investors and proxy advisors regarding the shorter duration of the performance periods for our previous PSU awards and underscores our commitment to aligning executive compensation with sustained stockholder value creation.

The 2025 CEO PSUs will be earned based on the achievement of targets related to Company revenue and Adjusted EBITDA Margin performance (each weighted 50%) over three years, and vesting generally requires continued service for the entire three-year performance period, other than in the event of certain qualifying terminations of employment. In light of the continuing challenges in forecasting reliable and meaningful longer-term performance targets, the HCM & Compensation Committee will establish incremental annual goals for each of these performance measures within the first quarter of each year in the performance period. The final payout under the 2025 CEO PSUs, ranging from 0% to 200% of target, will be determined based on the Company’s performance against the cumulative targets at the end of the full three-year performance period. To further align Mr. Coop’s interests with those of our stockholders, the 2025 CEO PSUs will also be subject to a modifier (1.2x (at 75th percentile or greater), 1.0x (between 25th and 75th percentile) or 0.8x (below 25th percentile)), depending on our TSR performance relative to the TSR performance of Nasdaq-listed companies classified under the Health Care Technology GICS Industry code during the performance period. Total payout of the 2025 CEO PSUs, accounting for the TSR modifier, will not exceed 200% of target and, if our absolute TSR is negative over the performance period, the TSR modifier will be capped at 1.0x regardless of our relative TSR performance.

OTHER PRACTICES, PROGRAMS AND GUIDELINES

Stock Ownership Guidelines

At the recommendation of our HCM & Compensation Committee, our Board adopted minimum stock ownership guidelines (the “Director Holding Guidelines”) applicable to non-employee directors in May 2022. In March 2023, at the recommendation of our HCM & Compensation Committee, the Board adopted similar guidelines to apply to our executive officers, including our NEOs and our Executive Chairman (the “Executive Holding Guidelines”). The Executive Holding Guidelines provide that such persons are required to achieve, and maintain, ownership of our common stock valued at the following multiple of their annual base salary, as applicable:

•
CEO: 6x base salary
•
Executive Chairman: 3x CEO’s base salary
•
Other Executive Officers: 3x base salary

Each such executive officer is expected to meet the applicable guideline level within five years after the later of adoption of the Executive Holding Guidelines or the person becoming subject to such guidelines and to maintain such levels for so long as they remain subject to the Executive Holding Guidelines. Executive officers who have not yet satisfied their applicable guideline level are required to retain 25% of the shares of our common stock that they receive as the result of the exercise, vesting or payment of any equity awards granted to them until they achieve compliance. Shares counting toward meeting the requisite guideline levels include outstanding shares of our Class A common stock, vested and unvested LLC Units (as defined below), and vested and unvested time-based RSUs. As of December 31, 2024, all NEOs (including Mr. Coop) were on track to be in compliance with the applicable guideline level within the five-year compliance period.

For a description of the Director Holding Guidelines applicable to our non-employee directors see “Director Compensation — Director Stock Ownership Guidelines.”

Other Benefits and Perquisites

All of our NEOs are eligible to participate in our employee benefit plans, including medical, dental, vision, and life insurance plans, in each case on the same basis as all of our other employees, except that we pay the employee portion of the premiums for medical, dental and vision coverage on behalf of our NEOs. We also pay the premiums for the life, disability, accidental death, and dismemberment insurance for all employees, including our NEOs. We otherwise generally do not provide perquisites or personal benefits.

Retirement Plan

Our NEOs are eligible to participate in a tax-qualified defined contribution plan, the Definitive Healthcare LLC 401(k) Profit Sharing Plan (the “401(k) Plan”), which provides U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (“Roth”) basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code of 1986, as amended (the “Code”). We may make matching and discretionary profit-sharing contributions for the plan year ending December 31, based on employee deferrals for the plan year. For 2024, we provided matching contributions equal to 100% of the participants’ salary deferrals up to 3% of their compensation and 50% of their salary deferrals on the following 2% of compensation. We did not make any discretionary profit-sharing contributions to the 401(k) Plan for the 2024 plan year. The 401(k) Plan is intended to be qualified under Section 401(a) of the Code with the 401(k) Plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) Plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan.

Compensation Recovery

In September 2023, our HCM & Compensation Committee approved an Incentive Compensation Recoupment Policy (the “Clawback Policy”), effective October 2, 2023, that is designed to comply with, and will be interpreted in a manner consistent with, Section 10D of the Exchange Act and the applicable rules of Nasdaq. Under the Clawback Policy, in the event of an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under applicable securities laws, including any required accounting restatement to correct a material error in previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Company must recover erroneously awarded performance-based compensation previously paid to our executive officers in accordance with the terms of the Clawback Policy. Additionally, under the Clawback Policy, we are prohibited from indemnifying any executive officer or former executive officer against the loss of erroneously awarded performance-based compensation and from paying or reimbursing an executive officer for purchasing insurance to cover any such loss.

Anti-Hedging & Pledging Policies

We prohibit directors, officers, and employees from trading in options, warrants, puts and calls, or similar instruments on the Company’s securities or short selling such securities. In addition, directors, officers, and employees are prohibited from purchasing any financial instrument or entering into any transaction that is designed to hedge, establish downside price protection, or otherwise offset declines in the market value of the Company’s securities, including puts, calls, prepaid variable forward contracts, equity swaps, collars, exchange funds (excluding broad-based index funds), and other financial instruments that are designed to or have the effect of hedging or offsetting any decrease in the market value of the Company’s securities. Our insider trading policy also prohibits directors, officers, and employees from pledging, hypothecating, or otherwise encumbering the Company’s securities as collateral for indebtedness.

Employment Agreements and Offer Letters

We have entered into employment agreements or offer letters with each of our NEOs upon their joining the Company. Each of these agreements established the named executive officer’s starting base salary, initial target annual bonus opportunity, and initial equity grant. NEOs’ base salaries, annual bonus opportunities and any equity awards are reviewed upon hiring, as well as annually, by the HCM & Compensation Committee; the amounts effective for fiscal year 2024 are described above in this CD&A. The agreements are summarized below under “—Agreements with NEOs.” We intend to periodically review the level of benefits in these agreements.

Severance and Change in Control Benefits

We provide our NEOs with certain severance and change in control protections in their employment agreements and/or offer letters in order to attract and retain an appropriate caliber of talent for such positions, as well as through our Change in Control Severance Plan (the “CIC Plan”) and our non-change in control severance plan, the Severance Plan for Executives (the “Severance Plan”). These protections are summarized below under the headings “Change in Control and Severance Agreements,” “Non-Change in Control Severance Plan” and “Change in Control Severance Plan,” respectively, in the narrative to the “Potential Payments upon Termination or Change-in-Control Table” below.

Insider Trading Policy

We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. In addition, it is the Company’s policy to comply with applicable laws and regulations relating to insider trading when engaging in transactions in the Company’s securities. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended December 31, 2024.

Compensation Risk Assessment

Our HCM & Compensation Committee is responsible for evaluating, recommending, and approving executive officer compensation arrangements, plans, policies, and programs and performs an annual assessment of the risk they impose. In consultation with management, our HCM & Compensation Committee assessed our executive officer compensation arrangements, plans, policies, and programs and concluded that they do not create risks that are reasonably likely to have a material adverse effect on our company. This risk assessment included, among other things, a review of the extent to which the Company’s compensation policies and practices could lead to excessive risk-taking behavior, the manner in which any risks arising out of the Company’s compensation policies and practices are monitored and mitigated and any adjustments that may be necessary to address changes in the Company’s risk profile.

TAX AND ACCOUNTING CONSIDERATIONS

As a general matter, the HCM & Compensation Committee reviews and consider the various tax and accounting implications of compensation programs we utilize.

Code Section 162(m)

Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to each of the Company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible. Although the HCM & Compensation Committee will consider tax implications as one factor in determining executive compensation, the HCM & Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s named executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The HCM & Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.

Code Section 409A

Section 409A of the Code (“Section 409A”) requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our NEOs, so that they are either exempt from, or satisfy the requirements of, Section 409A.

Code Section 280G

Section 280G of the Code (“Section 280G”) disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change of control. In addition, Section 4999 of the Code (“Section 4999”) imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change of control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options, restricted stock, and other equity-based compensation.

Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior compensation. In approving the compensation arrangements for our named executive officers, the HCM & Compensation Committee considers all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G. However, the HCM & Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G and the imposition of excise taxes under Section 4999 when it believes that such arrangements are appropriate to attract and retain executive talent.

Accounting for Stock-Based Compensation

We follow the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC Topic 718”) for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of restricted stock units under our equity incentive award plans are accounted for under ASC Topic 718. The HCM & Compensation Committee considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity award programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

REPORT OF THE HUMAN CAPITAL MANAGEMENT AND COMPENSATION COMMITTEE

The information contained in this report is not to be deemed to be “soliciting material” or to be “filed” with the SEC, or subject to Regulation 14A of the Exchange Act or to the liabilities of Section 18 of the Exchange Act, nor is such information to be incorporated by reference into any future filing under the Securities Exchange Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filing.

The HCM & Compensation Committee operates pursuant to a charter which is reviewed annually by the HCM & Compensation Committee. Additionally, a brief description of the primary responsibilities of the HCM & Compensation Committee is included in this Proxy Statement under “The Board of Directors and Certain Governance Matters—Board Committees and Meetings—HCM & Compensation Committee.” Under the HCM & Compensation Committee charter, the HCM & Compensation Committee’s responsibilities include evaluating, recommending, and approving executive officer compensation arrangements, plans, policies, and programs.

The HCM & Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the HCM & Compensation Committee of the Company’s Board of Directors:

Jill Larsen, Chair

Jeff Haywood

Lauren Young

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth certain information regarding the total compensation awarded to, earned by, or paid to our NEOs in fiscal years 2024, 2023, and 2022. We did not issue stock options to our NEOs during any such period.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation(2) ($)	Total ($)
Kevin Coop (3)	2024	259,616	—	10,405,359	92,201		119,280	10,876,456
Chief Executive Officer
Jason Krantz (4)	2024	52,000	—	10,190,228	91,458	(5)	31,206	10,364,892
Executive Chairman; Former Interim	2023	91,460	—	6,041,383	—		38,916	6,171,759
Chief Executive Officer	2022	428,655	222,901	—	—		169,369	820,925
Richard Booth	2024	368,611	—	3,824,105	79,890		42,746	4,315,352
Chief Financial Officer	2023	358,077	—	3,584,226	182,475		38,916	4,163,694
	2022	350,000	183,422	—	—		29,019	562,441
Kate Shamsuddin Jensen	2024	342,423	—	2,301,223	51,239		23,967	2,718,852
Chief Operating Officer	2023	323,977	—	2,481,387	94,594		13,285	2,913,243
	2022	300,000	80,938	—	—		12,321	393,259
William Moschella (6)	2024	303,375	—	4,371,386	65,539		1,508,778	6,249,078
Former Chief Product & Technology Officer
Jonathan Maack(7)	2024	171,308	—	3,972,198	—		755,489	4,898,995
Former President	2023	400,000	—	—	248,290		38,916	687,206
	2022	61,538	46,027	7,555,370	—		342,524	8,005,459
Robert Musslewhite(8)	2024	20,394	—	6,063,479	—		726,964	6,810,837
Former Chief Executive Officer	2023	439,800	—	7,719,857	233,385		41,667	8,434,709
	2022	429,000	223,080	16,830,969	—		56,995	17,540,044

(1)
Amounts represent the aggregate grant date fair value of RSU and PSU awards granted to our NEOs during 2024, computed in accordance with ASC Topic 718, and in the case of Mr. Maack and Mr. Musslewhite, reflects the incremental fair value, as of the modification date in accordance with ASC Topic 718, with respect to the accelerated vesting of certain RSUs and, for Mr. Musslewhite only, LLC Units in connection with their respective terminations of employment. The valuation assumptions associated with such awards are discussed in Note 17 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2024. The value of the 2024 annual PSU awards on the date of grant assuming that the highest level of performance conditions will be achieved is $4,005,064 for Mr. Krantz, $2,410,457 for Mr. Booth, $1,075,891 for Mr. Moschella, $1,260,851 for Ms. Shamsuddin Jensen, and $2,225,042 for Mr. Maack. Because Mr. Coop’s Value Creation PSUs and Mr. Krantz’s Relative TSR PSUs are subject to market conditions, the grant date fair value reported above for such awards is determined using a Monte-Carlo simulation model, and therefore there is no separate maximum value to report for those awards. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers upon the vesting of the RSUs or PSUs or the sale of any common stock acquired under such RSUs or PSUs. For a description of equity awards granted in 2024, see the “Grant of Plan-Based Awards Table” below.
(2)
Payments to our NEOs included in the “All Other Compensation” column for 2024 include the following: (i) for Mr. Coop, 401(k) matching contributions and health insurance premiums of $19,280, $25,000 in legal fees and $75,000 in reimbursed moving expenses, (ii) for Mr. Krantz, 401(k) matching contributions and health insurance premiums of $31,026, (iii) for Mr. Booth, 401(k) matching contributions and health insurance premiums of $42,746, (iv) for Mr. Moschella, 401(k) matching contributions and health insurance premiums of $42,746 and payments made to Mr. Moschella pursuant to the Holdback Agreement from the Populi Acquisition on March 31, 2024, June 30, 2024, September 30, 2024, and December 31, 2024, each in the amount of $366,508, as further described below under “Agreements with our NEOs—William Moschella,” (v) for Ms. Shamsuddin Jensen, 401(k) matching contributions and health insurance premiums of $23,967, (vi) for Mr. Musslewhite, 401(k) matching contributions and health insurance premiums of $2,397, and an aggregate of $724,567 in cash severance payments, including $441,870 representing 12 months of salary, and $263,192 representing a bonus payment for 2024, and $19,505 representing 12 months of premiums for COBRA continuation coverage, and (vii) for Mr. Maack, 401(k) matching contributions and health insurance premiums of $26,486, and an aggregate of $729,003 in cash severance, including $412,000 representing 12 months of salary, $286,300 representing the annual bonus that would have been earned by Mr. Maack during the twelve-month performance period following the date of termination of employment at the greater of “target” or the average bonus paid over the prior two performance periods, and $30,703 representing 12 months of premiums for COBRA continuation coverage.
(3)
Mr. Coop joined the Company as CEO effective June 24, 2024.
(4)
Mr. Krantz served as Interim CEO from January 16, 2024 until June 23, 2024, when Mr. Krantz stepped down from his role as Interim CEO, following which he continued to serve as Executive Chairman.

(5)
The HCM & Compensation Committee exercised its discretion to pay Mr. Krantz’s 2024 bonus under our Bonus Program in the form of fully vested RSUs. The amount reported in this column reflects the grant date fair value of such RSUs, computed in accordance with ASC Topic 718. Mr. Krantz earned a bonus of $76,461 under the Bonus Program and such amount was converted into RSUs by dividing such amount by the average closing price of a share of our Class A common stock over the 30 trading days immediately preceding (and not including) the February 14, 2025 grant date.
(6)
Mr. Moschella was appointed as Chief Product and Technology Officer effective May 1, 2024 and his employment terminated February 24, 2025. In conjunction with Mr. Moschella’s appointment as Chief Product and Technology Officer, RSUs and PSUs that were granted February 14, 2024 (“Original Awards”) were canceled and replaced by RSUs and PSUs granted on May 1, 2024 (“Replacement Awards”) and the grant date fair value of the Replacement Awards ($2,612,802) reflects the value of the Original Awards ($1,702,046) combined with the incremental fair value ($910,756) as of the modification date in accordance with ASC Topic 718, with respect to the Replacement Awards.
(7)
Mr. Maack stepped down as President of the Company effective May 31, 2024.
(8)
Mr. Musslewhite stepped down as the Company’s CEO and as a director effective January 16, 2024.

Grant of Plan-Based Awards Table

The following table provides information regarding grants of plan-based awards to our NEOs during the year ended December 31, 2024.

				Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock		Grant Date Fair Value of Stock
Name	Award Type	Grant Date	Approval Date	Threshold ($)		Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)		or Units (#)		Awards(2) ($)
Kevin Coop	RSUs	6/24/2024	5/20/2024	—		—	—	—		—		—		1,170,047	(3)	6,271,452
	RSUs	7/4/2024	7/4/2024	—		—	—	—		—		—		186,192	(3)	996,127
	PSUs	6/24/2024	5/20/2024	—		—	—	200,000	(4)	1,137,038	(4)	1,137,038	(4)	—		3,137,780
	Cash Incentive Bonus			—		259,722	454,514	—		—		—		—		—
Jason Krantz	RSUs	2/14/2024	2/14/2024	—		—	—	—		—		—		386,991	(5)	3,718,984
	RSUs	2/14/2024	2/14/2024	—		—	—							30,761	(6)	295,613
	PSUs	2/14/2024	2/14/2024	—		—	—			208,380	(7)	416,760	(7)	—		2,002,532
	PSUs	2/14/2024	2/14/2024	—		—	—	137,817	(8)	275,634	(8)	551,268	(8)	—		4,173,099
	Cash Incentive Bonus			—		231,700	405,475	—		—		—		—		—
Richard Booth	RSUs	2/14/2024	2/14/2024	—		—	—	—		—		—		232,911	(5)	2,238,275
	PSUs	2/14/2024	2/14/2024	—		—	—	—		125,414	(7)	250,828	(7)			1,205,229
	RSUs	11/5/2024	11/1/2024	—		—	—	—		—		—		92,379	(9)	380,601
	Cash Incentive Bonus			—		246,763	431,835	—		—		—		—		—
Kate Shamsuddin Jensen	RSUs	2/14/2024	2/14/2024											121,831	(5)	1,170,796
	PSUs	2/14/2024	2/14/2024							65,601	(7)	131,202	(7)			630,426
	RSUs	9/29/2024	9/29/2024											113,379	(10)	500,001
	Cash Incentive Bonus					166,225	290,894
William Moschella	PSUs	2/14/2024	2/14/2024	—		—	—	53,134	(11)	106,267	(11)	106,267	(11)	—		1,021,226
	RSUs	2/14/2024	2/14/2024	—		—	—	—		—		—		70,845	(11)	680,820
	RSUs	3/28/2024	3/28/2024	—		—	—	—		—		—		7,006	(12)	56,538
	RSUs	5/1/2024	5/1/2024	—		—	—	—		—		—		143,330	(5)	999,010
	PSUs	5/1/2024	5/1/2024	—		—	—	—		77,178	(7)	154,356	(7)	—		537,931
	RSUs	5/1/2024	5/1/2024	—		—	—	—		—		—		154,356	(5)	1,075,861
	Cash Incentive Bonus			—		202,438	354,267	—		—		—		—		—
Jonathan Maack	RSUs	2/14/2024	2/14/2024	—		—	—	—		—		—		214,995	(5)	2,066,102
	PSUs	2/14/2024	2/14/2024	—	—	—	—	—		115,767	(7)	231,534	(7)	—		1,112,521
	RSU Modification	5/30/2024	5/1/2024	—	—	—	—	—		—		—		203,761	(2)	793,575
	Cash Incentive Bonus			—		286,300	501,025	—		—		—		—		—
Robert Musslewhite	RSU Modification	1/16/2024	1/12/2024	—		—	—	—		—		—		565,778	(2)	5,781,976
	LLC Unit Modification	1/16/2024	1/12/2024	—		—	—	—		—		—		36,781	(2)	281,503
	Cash Incentive Bonus			—		—	—	—		—		—		—		—

(1)
These columns set forth the target and maximum annual cash incentive amounts that could be earned by each NEO for 2024 under the 2024 Bonus Program. Attaining the “threshold” level of Company performance under the 2024 Bonus Program, assuming the NEO attained 0% on his or her individual performance component, would result in $0 payout. There is linear interpolation for performance between threshold and target and between target and maximum. The percentage of salary at target for each NEO, and additional description of the Bonus Program are set forth under “2024 Executive Compensation Program—Annual Incentives” above. The target amount is generally the NEO’s base salary multiplied by his or her target opportunity. For purposes of this column, the amounts reflected as target and maximum assume that the NEO attained 100% of his or her individual performance component of the 2024 Bonus Program. The amounts set forth in these columns do not represent either additional or actual compensation earned by the NEOs for 2024.
(2)
Represents the grant date fair value of equity awards granted to our NEOs computed in accordance with ASC Topic 718. In the case of Mr. Maack and Mr. Musslewhite, also reflects the incremental fair value, as of the modification date in accordance with ASC Topic 718, with respect to the accelerated vesting of 203,761 RSUs in connection with Mr. Maack’s end of employment with the Company and 565,778 RSUs and 36,781 LLC Units in connection with Mr. Musslewhite’s end of employment with the Company, as described in Notes 7 and 8 to the “Summary Compensation Table” above. In the case of Mr. Moschella, the February 2024 RSUs and PSUs (“Original Awards”) were canceled and replaced by the May 2024 RSUs and PSUs (“Replacement Awards”), and the grant date fair value of the Replacement Awards reflects the value of the Original Awards combined with the incremental fair value, as of the modification date in accordance with ASC Topic 718, with respect to the Replacement Awards. These amounts do not reflect the actual economic value that will be realized by the named executive officers upon the vesting of the RSUs or PSUs or the sale of any common stock acquired under such RSUs or PSUs.
(3)
Represents RSUs granted to Mr. Coop in connection with his commencement of employment in June 2024. The RSUs vest 25% on July 1, 2025, followed by quarterly vesting of 6.25% per quarter over the subsequent 36 months until fully vested.
(4)
These amounts set forth the threshold, target and maximum amounts that could be earned by Mr. Coop pursuant to the Value Creation PSUs which vest based upon achievement of specified stock price hurdles during the applicable performance period. See “Compensation Discussion and Analysis – 2024 Interim CEO and New CEO Compensation Packages—Kevin Coop—2024 Long-Term Incentives—2024 Value Creation PSUs” for additional information on these awards. The amounts set forth in these columns do not represent either additional or actual compensation earned by Mr. Coop for 2024.
(5)
Represents RSUs that vested 25% on February 1, 2025, followed by quarterly vesting of 6.25% per quarter over the subsequent 36 months until fully vested.
(6)
Represents RSUs that vested 100% on February 1, 2025.
(7)
These amounts set forth the target and maximum amounts that could be earned by each NEO pursuant to the PSUs granted to such NEOs in February 2024, and in the case of Mr. Moschella, May 2024. Attaining the “threshold” level of Company performance under such awards would result in no payout. There is linear interpolation for performance between threshold and target and between target and maximum. Additional description of these awards is set forth under “Compensation Discussion and Analysis—2024 Executive Compensation Program—Long-Term Equity Incentives” above. The amounts set forth in these columns do not represent either additional or actual compensation earned by the NEOs for 2024.
(8)
These amounts set forth the threshold, target and maximum amounts that could be earned by Mr. Krantz pursuant to the Relative TSR PSUs which vest based upon achievement of the Company’s TSR over a three-year performance period from December 31, 2023 through December 31, 2025. See “Compensation Discussion and Analysis—2024 Interim CEO and New CEO Compensation Packages—Jason Krantz—2024 Long-Term Incentives—2024 Interim CEO PSU Award” for additional information on this award. The amounts set forth in these columns do not represent either additional or actual compensation earned by Mr. Krantz for 2024.
(9)
Represents RSUs that vest 100% on November 1, 2025.
(10)
Represents RSUs that vest 50% on October 1, 2025, and 50% on October 1, 2026.
(11)
Represents PSUs and RSUs granted to Mr. Moschella prior to his appointment as an executive officer of the Company. These awards were canceled and forfeited in connection with his promotion to Chief Product and Technology Officer.
(12)
Represents RSUs that vested 25% on March 1, 2025, followed by quarterly vesting of 6.25% per quarter over the subsequent 36 months until fully vested.

Narrative Discussion of the Summary Compensation Table and Grants of Plan-Based Awards Table

In fiscal 2024, we compensated our NEOs primarily through a combination of base salary, annual cash incentive awards and, for certain NEOs, equity awards. Our NEOs are also entitled to certain other benefits, subject to their enrollment, including a 401(k) plan with matching contributions, medical, dental, vision, life, accidental death and dismemberment, short-term disability, and long-term disability insurance. The components of our fiscal 2024 compensation program are described in more detail under “Compensation Discussion and Analysis” above.

Agreements with NEOs

Kevin Coop

As disclosed in our current report on Form 8-K, filed with the SEC on May 24, 2024, Mr. Coop was appointed to the position of CEO and as a member of the Board, each effective June 24, 2024. In connection with Mr. Coop’s appointment as CEO, the Company entered into an Employment Agreement with Mr. Coop, dated as of May 20, 2024 (the “Coop Employment Agreement”). Pursuant to the terms of the Coop Employment Agreement, Mr. Coop is entitled to, among other things, (i) an annual base salary of $500,000, (ii) a target bonus of 100% of his base salary, subject to the Bonus Program, to be pro-rated for 2024, and (iii) certain severance benefits, as described below under “—Potential Payments upon Termination or Change of Control—Change in Control and Severance Arrangements—Kevin Coop,”(iv) an award of time-vesting RSUs (the “Initial RSU Grant”) and (v) an award of Value Creation PSUs. The Initial RSU Grant and the Value Creation PSUs are described above under “Compensation Discussion and Analysis—2024 Interim CEO and New CEO Compensation Packages—Kevin Coop—2024 Long-Term Incentives.”

Mr. Coop is eligible for reimbursement of certain expenses and is entitled to participate in the Company’s benefit plans that are generally available to the Company’s executive employees. Mr. Coop is also eligible for coverage of 100% of all health insurance premiums for himself and his family if enrolled in a Company sponsored health plan. In connection with his onboarding, Mr. Coop received reimbursement of $75,000 of relocation expenses and payment of $25,000 of outside legal expenses incurred by Mr. Coop in negotiating his employment terms. The costs of the health insurance premiums, relocation expense reimbursement, and legal fees covered for Mr. Coop are reflected in the “Summary Compensation Table” above in the “All Other Compensation” column.

Jason Krantz

As disclosed in our current report on Form 8-K, filed with the SEC on May 5, 2022, the Company entered into an Executive Chairman Agreement, with Jason Krantz, dated as of May 4, 2022 (the “Krantz Executive Chairman Agreement”) in connection with his appointment as Executive Chairman. The Krantz Executive Chairman Agreement superseded Mr. Krantz’s prior employment agreement, except as otherwise explicitly provided in the Krantz Executive Chairman Agreement. On February 16, 2023, our Board approved changes to the compensatory arrangements for Mr. Krantz pursuant to an amendment to the Krantz Executive Chairman Agreement (the “Krantz Amendment”), which provided for, among other things, a base salary of $1,000 per week, subject to his continued employment as Executive Chairman and (ii) the grant of 18,465 RSUs on February 16, 2023, which RSUs vested in full on the first anniversary of the grant date,. Pursuant to the terms of the Krantz Amendment, following the Effective Period, Mr. Krantz’s base salary and eligibility for an annual bonus are determined by the Board and the HCM and Compensation Committee in their sole discretion.

The Krantz Executive Chairman Agreement, as amended by the Krantz Amendment, was not further amended or revised in connection with Mr. Krantz’s service as Interim CEO during 2024. However, Mr. Krantz did receive additional compensation for such Interim CEO service as further described above under “Compensation Discussion and Analysis—2024 Interim CEO and New CEO Compensation Packages—Jason Krantz.”

Mr. Krantz is eligible for reimbursement of certain expenses and is entitled to participate in the Company’s benefit plans that are generally available to the Company’s executive employees. Mr. Krantz is also eligible for coverage of 100% of all health insurance premiums for himself and his family if enrolled in a Company sponsored health plan. The cost of the health insurance premiums for Mr. Krantz are reflected in the “Summary Compensation Table” above in the “All Other Compensation” column.

Richard Booth

As disclosed in our current report on Form 8-K, filed with the SEC on November 7, 2024, Mr. Booth and the Company agreed that Mr. Booth will be leaving the Company effective June 1, 2025. Mr. Booth will continue to serve as Chief Financial Officer until June 1, 2025. In the interest of ensuring a smooth transition, the Board granted Mr. Booth an RSU award, as described above under “Compensation Discussion and Analysis—Long Term Equity Incentives—2024 Promotion and Retention RSU Awards.”

We entered into an employment agreement with Mr. Booth on January 29, 2021 (the “Booth Employment Agreement”), which provides for at-will employment as our Chief Financial Officer and an initial base salary of $350,000, which is reviewed on an annual basis by the HCM and Compensation Committee to determine whether it should be increased or otherwise modified. See the “Summary Compensation Table” above for Mr. Booth’s base salary for fiscal 2024. The Booth Employment Agreement also provides that Mr. Booth is eligible to receive a cash bonus based on the Company achieving specified performance targets and other requirements which will be determined reasonably and in good faith on an annual basis for the corresponding year by the CEO and the HCM and Compensation Committee. Mr. Booth’s target annual incentive bonus for 2024 was equal to 70% of his base salary.

In addition to the above, Mr. Booth participates in the employee benefits programs offered by us to our similarly-situated employees. The Booth Employment Agreement provides for the reimbursement of 100% of all health insurance premiums for Mr. Booth if enrolled in a Company sponsored health plan. The cost of the health insurance premiums reimbursed to Mr. Booth are reflected in the “Summary Compensation Table” above in the “All Other Compensation” column.

Kate Shamsuddin Jensen

In connection with Ms. Shamsuddin Jensen’s initial employment, we entered into an offer letter with her, dated February 3, 2015 (the “Jensen Offer Letter”). The Jensen Offer Letter provides for at-will employment and a starting annual base salary of $115,000. It further provides for a corporate bonus based on the Company’s performance, which is pro-rated for a partial work year and will only be paid to Ms. Shamsuddin Jensen if she is employed at the time of payment of the bonus. The Jensen Offer Letter also provides for eligibility to participate in the benefits plans offered to Company employees.

Effective as of October 1, 2024, Ms. Shamsuddin Jensen was promoted to the role of Chief Operating Officer. In connection with Ms. Shamsuddin Jensen’s promotion, her annual base salary was increased to $360,000, her target bonus was increased to 60% of her base salary, subject to the Bonus Program, and she was granted 113,379 RSUs (the “Promotion Award”). The terms of the Promotion Award are described above under “Compensation Discussion and Analysis—Long Term Equity Incentives—2024 Promotion and Retention RSU Awards.”

William Moschella

We entered into an employment agreement with Mr. Moschella, effective as of July 21, 2023 (the “Moschella Employment Agreement”) in connection with the Populi Acquisition and Mr. Moschella’s initial appointment as EVP and General Manager of Provider. The Moschella Employment Agreement provides for at-will employment and a starting annual base salary of $300,000. The Moschella Employment Agreement further provides for (i) eligibility to earn a bonus with a target amount equal to 50% of base salary subject to specified limitations and conditions, (ii) eligibility to participate in our CIC Plan and (iii) certain equity awards, which were subsequently cancelled in connection with Mr. Moschella’s appointment as the Company’s Chief Product and Technology Officer, effective May 1, 2024, as described above under “Compensation Discussion and Analysis – Long Term Equity Incentives – 2024 Annual RSU Awards” and “—2024 Annual PSU Awards.”

In connection with Mr. Moschella’s appointment as Chief Product and Technology Officer, his annual base salary was increased to $360,000, his target bonus was increased to 75% of his base salary, subject to the Bonus Program, and he was granted certain RSU awards and a PSU award, the terms of which are described above under “Compensation Discussion and Analysis—Long Term Equity Incentives—2024 Annual RSU Awards,” “—2024 Annual PSU Awards ” and “—2024 Promotion and Retention RSU Awards.”

On July 17, 2023, we entered into a holdback agreement (the “Holdback Agreement”) with Mr. Moschella as a condition for the consummation of the Populi Acquisition. Pursuant to the Holdback Agreement, we withheld from Mr. Moschella a portion of the consideration due to him on account of the sale of his holdings in Populi and agreed to pay him such deferred consideration in eight equal quarterly installments, beginning on December 31, 2023, subject to Mr. Moschella remaining employed by the Company on each holdback release date. The Holdback Agreement also provided that, in the event that Mr. Moschella was terminated before full payment of the holdback consideration without cause or due to Mr. Moschella’s death or disability, or if Mr. Moschella resigns for good reason, then Mr. Moschella is entitled to any unpaid portion of the holdback consideration.

Mr. Moschella’s employment with the Company terminated on February 24, 2025. See “—Potential Payments upon Termination or Change of Control—Change in Control and Severance Arrangements—William Moschella” below for additional information.

Jonathan Maack

In connection with Mr. Maack’s appointment as President, we entered into an employment agreement with Mr. Maack, dated September 22, 2022 (the “Maack Employment Agreement”). The Maack Employment Agreement provided for at-will employment, and further provided that Mr. Maack was entitled to (i) an initial annual base salary of $400,000, (ii) an annual bonus equal to, in the sole discretion of the HCM & Compensation Committee, an amount up to 70% of Mr. Maack’s base salary, based on the Company’s achieving specified performance targets and other requirements determined annually by the CEO and the Board and (iii) certain equity awards in 2024, as described under “Compensation Discussion and Analysis—Long Term Equity Incentives—2024 Annual RSU Awards” and “—2024 Annual PSU Awards” above.

Pursuant to the Maack Employment Agreement, Mr. Maack was eligible to participate in the Company’s benefit plans that were generally available to the Company’s executive employees and for reimbursement of certain expenses, including a one-time lump-sum relocation payment of $330,000, which was subject to repayment requirements in the event that Mr. Maack’s employment terminated within 24 months of September 22, 2022. Mr. Maack was also eligible for reimbursement of 100% of all health insurance premiums for Mr. Maack if enrolled in a Company sponsored health plan. The cost of the health insurance premiums reimbursed to Mr. Maack is reflected in the “Summary Compensation Table” above in the “All Other Compensation” column.

As disclosed in our Form 10-Q, filed with the SEC on May 7, 2024, on May 1, 2024, as part of its planning and organizational design with respect to its executive leadership team, the Company agreed with Jonathan Maack that the President position that he held would be eliminated. Accordingly, Mr. Maack remained employed with the Company through May 31, 2024. See “—Potential Payments upon Termination or Change of Control—Change in Control and Severance Arrangements—Jonathan Maack” below.

Robert Musslewhite

As disclosed in our current report on Form 8-K, filed with the SEC on January 16, 2024, Mr. Musslewhite stepped down as CEO and as a member of the Board, effective January 16, 2024. See “—Potential Payments upon Termination or Change of Control—Change in Control and Severance Arrangements—Robert Musslewhite” below.

Equity Compensation

In connection with our IPO, we adopted the 2021 Plan, effective as of September 14, 2021. Additionally, our HCM & Compensation Committee approved the 2023 Inducement Plan on September 5, 2023 pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. The terms of the 2023 Inducement Plan substantially mirror those of the 2021 Plan. The purpose of each of the 2021 Plan and 2023 Inducement Plan is to align the interests of eligible participants with our stockholders by providing incentive compensation tied to the Company’s performance.

Prior to our IPO, we granted equity awards in the form of Class B Units (“Class B Units”) under the AIDH Topco, LLC 2019 Equity Incentive Plan (the “2019 Plan”). In connection with the Reorganization Transactions (as defined below), unvested Class B Units held directly by employees of the Company or indirectly through AIDH Management Holdings, LLC were exchanged for (i) unvested LLC Units of AIDH Management Holdings, LLC (which correspond on a one-for-one basis to LLC Units in AIDH TopCo, LLC) or (ii) in the case of Mr. Krantz, unvested LLC Units in AIDH TopCo, LLC, in each such case based on their respective participation thresholds and the IPO price of $27.00 per share. All such unvested LLC Units are subject to time-based vesting. The Company no longer grants any awards under the 2019 Plan, though previously granted awards under the 2019 Plan remain outstanding and governed by the 2019 Plan. Until redeemed or exchanged, each LLC Unit is paired with one share of the Company’s Class B common stock. Unless otherwise indicated or the context so requires, awards of “LLC Units” refer to LLC Units of AIDH TopCo held directly, in the case of Mr. Krantz, or indirectly through AIDH Management Holdings, LLC, in the case of our other directors and executive officers. For additional information with respect to the LLC Units, see “Certain Relationships and Related Person Transactions—Amended Definitive OpCo LLC Agreement” below.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards held by our NEOs as of December 31, 2024. The Company did not have any outstanding stock options, vested or unvested, as of December 31, 2024.

Name	Grant Date		Award Type(1)		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Kevin Coop	6/24/2024	(4)	RSUs		1,170,047	$4,808,893	—	—
	7/4/2024	(4)	RSUs		186,192	765,249	—	—
	6/24/2024	(5)	PSUs		—	—	1,137,038	$4,673,226
Jason Krantz	9/14/2021	(6)	RSUs		27,084	111,315	—	—
	2/16/2023	(7)	RSUs		155,428	638,809	—	—
	2/16/2023	(8)	PSUs		73,897	303,717	—	—
	2/14/2024	(9)	RSUs		386,991	1,590,533	—	—
	2/14/2024	(10)	PSUs		178,582	733,972	—	—
	2/14/2024	(11)	RSUs		30,761	126,428	—	—
	2/14/2024	(12)	PSUs		—	—	137,817	566,428
Richard Booth	4/28/2021	(13)	LLC Units	(3)	60,854	250,110	—	—
	9/14/2021	(6)	RSUs		10,157	41,745	—	—
	2/16/2023	(7)	RSUs		111,021	456,296	—	—
	2/16/2023	(8)	PSUs		32,676	134,298	—	—
	2/14/2024	(9)	RSUs		232,911	957,264	—	—
	2/14/2024	(10)	PSUs		107,480	441,743	—	—
	11/5/2024	(14)	RSUs		92,379	379,678	—	—
Kate Shamsuddin Jensen	9/14/2021	(6)	RSUs		10,678	43,887	—	—
	2/16/2023	(7)	RSUs		76,860	315,895	—	—
	2/16/2023	(8)	PSUs		22,622	92,976	—	—
	2/14/2024	(9)	RSUs		121,831	500,725	—	—
	2/14/2024	(10)	PSUs		56,221	231,068	—	—
	9/29/2024	(15)	RSUs		113,379	465,988	—	—
William Moschella(20)	9/5/2023	(16)	RSUs		34,341	141,142	—	—
	9/5/2023	(17)	RSUs		73,260	301,099	—	—
	9/5/2023	(18)	PSUs		—	—	16,347	67,184
	3/28/2024	(19)	RSUs		7,006	28,795	—	—
	5/1/2024	(7)	RSUs		143,330	589,086	—	—
	5/1/2024	(10)	PSUs		66,142	271,844	—	—
	5/1/2024	(9)	RSUs		154,356	634,403	—	—
Jonathan Maack(21)	—		—		—	—	—	—
Robert Musslewhite(22)	5/4/2022		PSUs		—	—	—	—

(1)
All LLC Units were granted pursuant to the 2019 Plan and all RSUs and PSUs were granted pursuant to the 2021 Plan, with the exception of Mr. Coop’s RSUs granted June 24, 2024, and Mr. Moschella’s RSUs and PSUs granted September 5, 2023, which were granted pursuant to the 2023 Inducement Plan.
(2)
Calculated using the closing price of our Class A common stock on December 31, 2024 ($4.11).
(3)
Once vested, LLC Units in AIDH Management Holdings, LLC may be exchanged for LLC Units of AIDH Topco, LLC on a one-for-one basis, which are then exchangeable for shares of Class A common stock of the Company on a one-for-one basis. At the time of any such exchange, an equal number of shares of Class B common stock of the Company, which have no economic value and entitle holders thereof to one vote per share on all matters on which stockholders of the Company are entitled to vote generally, will be cancelled.
(4)
RSUs vest 25% on July 1, 2025, followed by quarterly vesting of 6.25% per quarter until fully vested, over the subsequent three years.
(5)
PSUs vest based upon achievement of specified stock price hurdles during the applicable performance period. See “Compensation Discussion and Analysis – 2024 Interim CEO and New CEO Compensation Packages—Kevin Coop—2024 Long-Term Incentives—2024 Value Creation PSUs” for additional information on these awards.

(6)
RSUs vest 25% on the one-year anniversary of the grant date, followed by quarterly vesting of 6.25% per quarter until fully vested, over the subsequent three years.
(7)
RSUs vest 25% on February 1, 2024, followed by quarterly vesting of 6.25% per quarter until fully vested, over the subsequent three years.
(8)
One-third of the PSUs vested upon the HCM & Compensation Committee’s certification in January 2024 of the extent to which the performance goals were attained, and the remaining two-thirds of the PSUs vested or will vest in equal installments on each of February 1, 2025 and February 1, 2026.
(9)
RSUs vest 25% on February 1, 2025, followed by quarterly vesting of 6.25% per quarter until fully vested, over the subsequent three years.
(10)
One-third of the PSUs vested upon the HCM & Compensation Committee’s certification in January 2025 of the extent to which the performance goals were attained, and the remaining two-thirds of the PSUs will vest in equal installments on each of February 1, 2026 and February 1, 2027. The amounts reported in this row represent the number of shares eligible for time-based vesting based on the HCM & Compensation Committee’s certification of 85.7% achievement of the performance criteria.
(11)
RSUs vested 100% on February 1, 2025.
(12)
PSUs vest upon the Company’s cumulative three-year performance of its common stock relative to certain peer companies within the Nasdaq Software and Services Index. If the performance criteria are achieved, the award will vest on December 31, 2026. Represents the number of PSUs that would be earned if the performance criteria are achieved at threshold (50%).
(13)
LLC Units in AIDH Management Holdings, LLC, 60,854 of which vest on March 15, 2025.
(14)
RSUs vest 100% on November 5, 2025.
(15)
RSUs vest 50% on October 1, 2025, and 50% on October 1, 2026.
(16)
RSUs vested 50% on August 1, 2024, followed by quarterly vesting of 12.5% per quarter until fully vested, over the subsequent year.
(17)
RSUs vest in three equal installments, with one third vesting on each of January 1, 2024, January 1, 2025 and January 1, 2026.
(18)
PSUs vest upon achievement of performance metrics for calendar year 2025. Represents the number of PSUs that would be earned if the performance criteria are achieved at threshold (40%).
(19)
RSUs vested 25% on March 1, 2025, followed by quarterly vesting of 6.25% per quarter until fully vested, over the subsequent three years.
(20)
Mr. Moschella’s employment ended on February 24, 2025, on which date all of his then-outstanding equity was either accelerated or forfeited as provided pursuant to the Moschella Separation Agreement described below.
(21)
Mr. Maack’s employment ended on May 31, 2024, on which date all of his then-outstanding equity was either accelerated or forfeited as provided pursuant to the Maack Separation Agreement described below.
(22)
Mr. Musslewhite’s employment ended on January 16, 2024, on which date all of his then-outstanding equity was either accelerated or forfeited as provided pursuant to the Musslewhite Separation Agreement described below. Pursuant to Mr. Musslewhite’s employment agreement, this PSU award remained outstanding and eligible to vest in accordance with its terms for 12 months following Mr. Musslewhite’s separation. In January 2025, the HCM & Compensation Committee determined that the applicable performance goals had not been achieved within the relevant period and, as such, the award was forfeited.

Option Exercises and Stock Vested During Fiscal 2024

The following table shows the number of shares of our Class A and Class B common stock acquired on vesting of stock awards granted to our NEOs and the aggregate value realized upon such vesting during the year ended December 31, 2024. The Company did not have any outstanding stock options, vested or unvested, during the year ended December 31, 2024.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kevin Coop	—	—
Jason Krantz	354,928	$2,217,927
Richard Booth	258,218	$1,678,427
Kate Shamsuddin Jensen	117,393	$750,077
William Moschella	98,536	$637,702
Jonathan Maack	272,049	$1,618,021
Robert Musslewhite	696,958	$6,403,366

(1)
The value realized on vesting is based on the number of shares of our Class A common stock underlying the RSUs that vested and into which the LLC Units that vested are exchangeable multiplied by the closing market price of our Class A common stock on the vesting date.

Potential Payments Upon Termination or Change-In-Control

In the event of a qualifying termination of employment and/or the occurrence of a change in control of the Company, certain of our NEOs are entitled to payments and benefits under their employment agreements, our severance plans, and/or their outstanding equity incentive awards. For a detailed summary of these payments and benefits, see the narrative description following the table below.

The following table sets forth the payments that each of our NEOs would have been entitled to in the circumstances described. The payments and benefits set forth below are estimated assuming that the relevant event happened on December 31, 2024. Amounts shown do not include (i) accrued but unpaid salary or bonus and vested benefits and (ii) other benefits earned or accrued by the NEO during his or her tenure that are available to all salaried employees and that do not discriminate in scope, terms, or operation in favor of executive officers.

Mr. Musslewhite’s and Mr. Maack’s employment with the Company ended effective January 16, 2024, and May 31, 2024, respectively, and they are not included in the table below. Amounts actually paid to Mr. Musslewhite and Mr. Maack in connection with their departure from the Company are reflected in the “Summary Compensation Table” and are described under the headings “—Robert Musslewhite” and “—Jonathan Maack” below. Additionally, Mr. Moschella’s employment with the Company ended effective February 24, 2025. Amounts actually paid to Mr. Moschella in connection with his departure from the Company are described under the heading “—Bill Moschella” below.

Name	Benefit	Qualified Termination Event Not in Connection with a Change in Control(1) ($)		Qualified Termination Event in Connection with a Change in Control(1) ($)		Change in Control without Qualified Termination Event(1)(2) ($)
Kevin Coop	Cash Severance Payment (Salary)	500,000	(3)	750,000	(4)	—
	Lump Sum Bonus Payment	500,000	(5)	750,000	(6)	—
	COBRA Payments	23,916	(7)	35,874	(8)	—
	Vesting Acceleration of Equity Awards(9)	5,048,034	(10)	5,574,142	(11)	—
	Benefit Total	6,071,950		7,110,016		—
Jason Krantz	Cash Severance Payment (Salary)	—		—		—
	Lump Sum Bonus Payment	—		—		—
	COBRA Payments	—		—		—
	Vesting Acceleration of Equity Awards(9)	—		4,071,202	(11)	—
	Benefit Total	—		4,071,202		—
Richard Booth	Cash Severance Payment (Salary)	371,315	(3)	371,315	(3)	—
	Lump Sum Bonus Payment	259,921	(5)	259,921	(5)	—
	COBRA Payments	—		—		—
	Vesting Acceleration of Equity Awards(9)	1,507,532	(12)	2,661,135	(11)	250,110
	Benefit Total	2,138,768		3,292,371		250,110
Kate Shamsuddin Jensen	Cash Severance Payment (Salary)	270,000	(13)	360,000	(3)	—
	Lump Sum Bonus Payment	216,000	(5)	216,000	(5)	—
	COBRA Payments	7,625	(14)	10,167	(7)	—
	Vesting Acceleration of Equity Awards(9)	460,468	(15)	1,650,539	(11)	—
	Benefit Total	954,093		2,236,706		—
William Moschella	Cash Severance Payment (Salary)	152,250	(16)	304,500	(3)	—
	Lump Sum Bonus Payment	228,375	(5)	228,375	(5)	—
	COBRA Payments	14,473	(17)	28,946	(7)	—
	Vesting Acceleration of Equity Awards(9)	894,550	(18)	2,134,327	(11)	—
	Unpaid amounts under Holdback Payments(19)	1,466,032		1,466,032		—
	Benefit Total	2,755,680		4,162,180		—

(1)
For Mr. Coop and Mr. Booth, a “Qualified Termination Event” includes a termination other than for Cause (as defined in the 2021 Plan or respective employment agreement, as applicable and described below) or a termination of employment for Good Reason (as defined in the respective employment agreement and described below). Such event is considered to occur “in connection” with a Change in Control (as defined in the 2021 Plan, 2019 Plan, respective employment agreement, or CIC Plan, as applicable and described elsewhere herein) for purposes of the severance benefits included in the table above (i) in the case of Mr. Coop, if it occurs within 3 months prior and 18 months following the Change in Control, (ii) in the case of Mr. Booth, if it occurs upon or within 24 months of the Change in Control, and (iii) in the case of Ms. Shamsuddin Jensen and Mr. Moschella (A) with respect to the treatment of outstanding equity awards, within 24 months of the Change in Control and (B) for all other purposes, within 3 months prior and 18 months following the Change in Control.
(2)
Represents acceleration of the vesting of all LLC Units.
(3)
Represents continuation of regular payments of 12 months of then-current base salary.
(4)
Represents continuation of regular payments of 18 months of then-current base salary.
(5)
Represents a lump-sum payment equal to the “target” bonus in effect for the named executive officer for the year in which the termination occurs.
(6)
Represents a lump-sum payment equal to 1.5 times the “target” bonus in effect for the named executive officer for the year in which the termination occurs.
(7)
Represents 12 months of COBRA payments.
(8)
Represents 18 months of COBRA payments.
(9)
Per SEC rules, the value of accelerated RSU and LLC Unit awards is calculated by multiplying the number of shares subject to acceleration by $4.11 the closing price of our Class A common stock on December 31, 2024 the last trading day of our 2024 fiscal year.
(10)
Represents full acceleration of Mr. Coop’s Initial RSU Grant and 12 months of acceleration for Mr. Coop’s other time-based equity awards.
(11)
For all NEOs, represents acceleration of the vesting of all time-based RSUs. In the event of a Qualified Termination Event in connection with a Change in Control the 2024 PSUs held by Messrs. Krantz, Booth, and Moschella and Ms. Shamsuddin Jensen would vest (A) for any completed performance period, based on actual performance, or (B) for any partial or future performance period, at the greater of the target level or actual performance. For purposes of this table, we have assumed that the performance conditions for the 2024 PSUs are deemed satisfied at the target level. Based on actual performance for the completed performance period, we have reported the value for the 2024 PSUs in this table at 85.7% achievement.
(12)
For Mr. Booth, represents acceleration of the vesting of all LLC Units and time-based RSUs that would have vested during the twelve-month period following the termination. In the event of a Qualified Termination Event, Mr. Booth’s then-outstanding PSUs were included in this table as the 2024 PSUs had an achievement of 85.7% as of December 31, 2024.
(13)
Represents continuation of regular payments of 9 months of then-current base salary.
(14)
Represents 9 months of COBRA payments.
(15)
Represents 9 months of equity acceleration.
(16)
Represents continuation of regular payments of 6 months of then-current base salary.
(17)
Represents 6 months of COBRA payments.
(18)
Represents 6 months of equity acceleration.
(19)
Represents remaining holdback payments to Mr. Moschella, the payment of which would be accelerated under the terms of the Holdback Agreement. See “Agreements with NEOs—William Moschella” above for more detail.

Equity Arrangements

Pursuant to the 2021 Plan, if either of Mr. Booth, or Ms. Shamsuddin Jensen’s service is terminated upon or within 24 months following a “Change in Control” (as defined in the 2021 Plan) without “Cause” (as defined in the 2021 Plan) or upon other circumstances as determined by the HCM and Compensation Committee, the unvested portion (if any) of all outstanding RSUs held by such executive will immediately vest and be paid in full upon termination, with any applicable performance conditions deemed achieved (i) for any completed performance period, based on actual performance, or (ii) for any partial or future performance period, at the greater of the target level or actual performance, in each case as determined by the HCM and Compensation Committee.

Pursuant to the 2019 Plan, we granted Class B Units to Mr. Booth and Ms. Shamsuddin Jensen, which have been converted into LLC Units in AIDH Management Holdings, LLC as described above under “Narrative Discussion of the Summary Compensation Table and Grants of Plan-Based Awards Table—Equity Compensation.” Upon the consummation of a “Change in Control”, as defined in and pursuant to the relevant award agreement, all of the unvested LLC Units held by Mr. Booth will become vested as of immediately prior to such Change in Control, subject to such executive’s continued service on the date of the Change in Control.

The acceleration of Mr. Coop’s equity awards in connection with termination or change of control is further provided for pursuant to the Coop Employment Agreement, as described below.

Change in Control and Severance Arrangements

Kevin Coop

If the Company terminates Mr. Coop’s employment without cause or Mr. Coop terminates his employment for good reason (each as defined in the Coop Employment Agreement), then, subject to execution of a separation agreement and release of claims, the Company must provide Mr. Coop with (a) continuation of regular payments of base salary for a period of twelve (12) months; (b) payment of any unpaid amount of the annual bonus for the immediately preceding calendar year that Mr. Coop would have earned in accordance with the Bonus Program had the termination not occurred, plus an amount equal to the target annual bonus to be earned by Mr. Coop during the year in which the termination occurs, payable in a lump sum; (c) acceleration of the vesting of all forms of time-based equity awarded to Mr. Coop by the Company at any time (the “Equity”), that would otherwise have vested during the twelve-month period following the termination date, provided that his Initial RSU Grant will vest in full; (d) vesting of any portion of the Value Creation PSUs for which a stock price hurdle had been achieved as of a Hurdle Measurement Date (as defined in the Coop Employment Agreement) prior to the date of termination, but for which the PSU Vesting Date (as defined in the Coop Employment Agreement) had not yet occurred; and (e) payment for twelve (12) months of COBRA coverage, if applicable.

If during a Change in Control Period (as defined in the Coop Employment Agreement), Mr. Coop’s employment is terminated without cause, or Mr. Coop terminates his employment with good reason, then, subject to execution of a separation agreement and release of claims, the Company must provide Mr. Coop with (i) continuation of regular payments of base salary for a period of eighteen (18) months from the date of termination of employment; (ii) payment of any unpaid amount of the annual bonus for the immediately preceding calendar year that Mr. Coop would have earned in accordance with the Bonus Program had the termination not occurred, plus an amount equal to 1.5 times the target annual bonus to be earned by Mr. Coop during the year in which the termination occurs, payable in a lump sum; (iii) acceleration of the vesting in full of all outstanding Equity; (iv) for any outstanding performance-based equity awards (other than the Value Creation PSUs), any applicable performance conditions will be deemed achieved (A) for any completed performance period, based on actual performance, or (B) for any partial or future performance period, at the greater of the target level or actual performance, in each case as determined by the HCM and Compensation Committee; and (v) payment for eighteen (18) months of COBRA coverage, if applicable.

Jason Krantz

Mr. Krantz is not, pursuant to the Executive Chairman Agreement or otherwise, entitled to severance or other payments in connection with termination, other than in connection with his equity arrangements as described above, accrued but unpaid salary or bonus and vested benefits and other benefits earned or accrued by Mr. Krantz during his tenure that are available to all salaried employees and that do not discriminate in scope, terms, or operation in favor of Mr. Krantz.

The Executive Chairman Agreement includes customary provisions requiring confidentiality, assignment of inventions, non-competition, and non-solicitation of our employees during employment and two years thereafter.

Richard Booth

If we terminate Mr. Booth’s employment without Cause and other than as a result of death or Disability (each, as defined in the Booth Employment Agreement), or Mr. Booth terminates his employment for Good Reason (as defined in the Booth Employment Agreement) then we must provide Mr. Booth with (a) continuation of regular payments of salary at the rate in effect on the date of termination for a period of twelve months from the date of termination of employment, payable in accordance with our regular payroll schedule; (b) payment of the on-target bonus to be earned by Mr. Booth during the twelve month period following the date of termination of employment, within 30 days following the date of termination; and (c) acceleration of the vesting of all time-based stock options, restricted stock shares, LLC Units, profit interests, or other forms of equity awarded to Mr. Booth by the Company at any time, that would otherwise have vested during the twelve-month period following the termination date.

The Booth Employment Agreement includes customary confidentiality provisions, as well as provisions relating to assignment of inventions, and a one-year post-termination non-solicitation of our employees.

Jonathan Maack

In connection with Mr. Maack’s departure, Mr. Maack and the Company entered into a Separation Agreement dated May 31, 2024 (the “Maack Separation Agreement”). Pursuant to the Maack Separation Agreement, in exchange for a release of claims and agreement to certain restrictive covenants, Mr. Maack received, effective as of his final date of employment: (a) a lump sum cash payment equal to twelve months of his then current base salary; (b) eligibility to receive a lump-sum cash payment of the annual bonus that would have been earned by Mr. Maack during the twelve month performance period following the date of termination of employment at the greater of “target” or the average bonus paid over the prior two performance periods; (c) COBRA premium payments for up to twelve months; and (d) acceleration of all forms of equity awarded to Mr. Maack by the Company at any time during his employment that are subject to time-based vesting and would otherwise have vested during the twelve-month period following the termination date.

Robert Musslewhite

In connection with Mr. Musslewhite’s departure, Mr. Musslewhite and the Company entered into a Separation Agreement dated January 12, 2024 (the “Musslewhite Separation Agreement”). The Musslewhite Separation Agreement provides, in exchange for a release of claims and agreement to certain restrictive covenants, that Mr. Musslewhite receive (a) severance payments in the form of continuation of his base salary in effect on January 16, 2024 (the “Musslewhite Separation Date”) for 12 months following the Musslewhite Separation Date; (b) eligibility to receive his cash bonus under the Bonus Plan for the 2023 performance year as determined by the HCM & Compensation Committee; (c) eligibility to receive a lump-sum cash payment of the annual bonus that would have been earned by Mr. Musslewhite during the twelve month performance period following the Musslewhite Separation Date at the greater of “target” or the average bonus paid over the prior two performance periods; (d) COBRA premium payments for up to twelve months; (e) with respect to all forms of equity awarded to Mr. Musslewhite by the Company at any time during his employment that are subject to time-based vesting, acceleration of such equity awards that would have vested during the fifteen-month period following the Musslewhite Separation Date; and (f) with respect to performance-based equity awards, such equity awards would remain outstanding and eligible to vest during the twelve-month period following the Musslewhite Separation Date to the extent performance goals are capable of being achieved during such period, and, if such performance goals are not achieved, shall be forfeited.

William Moschella

In connection with Mr. Moschella’s departure, he and the Company entered into a Separation Agreement dated February 24, 2025 (the “Moschella Separation Agreement”). The Moschella Separation Agreement provides, in exchange for a release of claims and agreement to certain restrictive covenants, that Mr. Moschella receive: (a) an amount equal to six months of his base salary in effect on the February 24, 2025 (the “Moschella Separation Date”), payable in accordance with the Company’s regular payroll practices over the six months following the Moschella Separation Date; (b) eligibility to receive his cash bonus under the Bonus Program for the 2024 performance year if, when, and as such bonus attainment is determined by the HCM and Compensation Committee for executives; (c) COBRA premium payments for up to six months; (d) full acceleration of RSU awards subject to time-based vesting that were granted to Mr. Moschella in 2023; and (e) acceleration of RSU awards subject to time-based vesting that were granted to Mr. Moschella in 2024 that would have vested during the six-month period following the Moschella Separation Date. Additionally, pursuant to the Holdback Agreement, Mr. Moschella received the portion of the holdback consideration that was unpaid as of the Moschella Separation Date.

Non-Change in Control Severance Plan

Ms. Shamsuddin Jensen is (and prior to his termination, Mr. Moschella was) eligible to participate in our Severance Plan as an Eligible Employee (as defined in the Severance Plan). Under the Severance Plan, if we terminate an Eligible Employee’s employment without Cause (as defined below), and other than as a result of death or Disability (as defined in the Severance Plan), then, subject to execution of a general release of claims and certain other conditions set forth in the Severance Plan, such Eligible Employee is entitled to (i) continuation of regular payments of base salary for a period of (a) nine months, in the case of an Eligible Employee who has been continuously employed by the Company or a subsidiary for two years or more (a “Tenured Employee”), or (b) six months, in the case of an Eligible Employee who has been continuously employed by the Company or a subsidiary for less than two years (a “Non-Tenured Employee”); (ii) payment of their current year annual bonus at “target” performance levels on a pro-rated basis, but only if their Separation Date (as defined in the Severance Plan) occurs on or after July 1 of a calendar year; (iii) accelerated vesting of any equity awards held by them as of the Separation Date and which vest solely based on continued service with the Company, to the extent such awards would have vested had they remained employed by the Company through (a) the nine-month period following their Separation Date, in the case of a Tenured Employee, or (b) the six-month period following their Separation Date, in the case of a Non-Tenured Employee; and (iv) if applicable, payment for up to (a) nine months of COBRA coverage, in the case of a Tenured Employee, or (b) six months of COBRA coverage, in the case of a Non-Tenured Employee.

An Eligible Employee under the Severance Plan will not be eligible for the severance compensation and benefits provided pursuant to the Severance Plan if they are entitled to any severance compensation and benefits under any other plan, policy, or other arrangement with the Company or under applicable law, but only to the extent that such other severance compensation and benefits are more favorable to the Eligible Employee than those provided under the Severance Plan, as determined on a per-benefit basis.

For purposes of the Severance Plan, “Cause” means, with respect to an Eligible Employee’s termination of service, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an affiliate and the Eligible Employee (or where there is such an agreement but it does not define “cause” or words of like import, which shall include but not be limited to “gross misconduct”), termination due to an Eligible Employee’s (1) failure to substantially perform the Eligible Employee’s duties or obey lawful directives that continues after receipt of written notice from the Company and a 10-day opportunity to cure; (2) gross misconduct or gross negligence in the performance of the Eligible Employee’s duties; (3) fraud, embezzlement, theft, or any other act of material dishonesty or misconduct; (4) conviction of, indictment for, or plea of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (5) material breach or violation of any agreement with the Company or its affiliates, any restrictive covenant applicable to the Eligible Employee, or any Company policy (including, without limitation, with respect to harassment); or (6) other conduct, acts, or omissions that, in the good faith judgment of the Company, are likely to materially injure the reputation, business, or a business relationship of the Company or any of its affiliates; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an affiliate and the Eligible Employee that defines “cause” (or words of like import, which shall include but not be limited to “gross misconduct”), “cause” as defined under such agreement.

Change in Control Severance Plan

Ms. Shamsuddin Jensen is (and prior to his termination, Mr. Moschella was) eligible to participate in our executive CIC Plan as an Eligible Employee (as defined in the CIC Plan). Under the CIC Plan, if, during the CIC Period (as defined in the CIC Plan), we terminate an Eligible Employee’s employment without Cause (as defined below) and other than as a result of death or Disability (as defined in the CIC Plan), then, subject to execution of a general release of claims and certain other conditions set forth in the CIC Plan, we must provide such Eligible Employee with (i) continuation of regular payments of base salary for a period of twelve months; (ii) payment of such Eligible Employee’s current year annual bonus at “target” performance levels; and (iii) payment for up to twelve months of COBRA coverage, if applicable.

For purposes of the CIC Plan, “Cause” means with respect to an Eligible Employee’s termination of service, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an affiliate and the Eligible Employee (or where there is such an agreement but it does not define “cause” or words of like import, which shall include but not be limited to “gross misconduct”), termination due to an Eligible Employee’s (1) failure to substantially perform the Eligible Employee’s duties or obey lawful directives that continues after receipt of written notice from the Company and a 10-day opportunity to cure; (2) gross misconduct or gross negligence in the performance of the Eligible Employee’s duties; (3) fraud, embezzlement, theft, or any other act of material dishonesty or misconduct; (4) conviction of, indictment for, or plea of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (5) material breach or violation of any agreement with the Company or its affiliates, any restrictive covenant applicable to the Eligible Employee, or any Company policy (including, without limitation, with respect to harassment); or (6) other conduct, acts, or omissions that, in the good faith judgment of the Company, are likely to materially injure the reputation, business, or a business relationship of the Company or any of its affiliates; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an affiliate and the Eligible Employee that defines “cause” (or words of like import, which shall include but not be limited to “gross misconduct”), “cause” as defined under such agreement.

Pension Benefits

None of our NEOs participate, or have an account balance, in any qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our NEOs participate in any nonqualified deferred compensation plan sponsored by us.

Pay Ratio Disclosure

Pursuant to Item 402(u) of Regulation S-K, presented below is the ratio of annual total compensation of Kevin Coop, who served as our CEO from June 24, 2024 through December 31, 2024, to the annual total compensation of our median employee (except Mr. Coop). Because of the CEO transitions and material changes in our 2024 workforce, we redetermined our median employee as of December 31, 2024, as the last day of the fiscal year fully represents the 2024 workforce, incorporating all hires, departures or promotions occurring during the year (October 31, 2023 was previously our median employee determination date). The December 31, 2024, determination date also aligns with the period used to determine the actual pay for Mr. Coop and provides better reporting consistency as it reflects the historical practice used by most reporting companies.

The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u). The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

For fiscal year 2024:

•
the median of the annual total compensation of all employees of the Company (other than Mr. Coop) was $102,363; and
•
the annual total compensation of Mr. Coop, annualized based on the amount reported in the “Summary Compensation Table” included in this Proxy Statement (as described further below), was $11,222,304.

Based on this information, the ratio of the annual total compensation of Mr. Coop to the median of the annual total compensation of all employees was 110 to 1.

We identified our median compensated employee from all full-time and part-time employees who were included as employees on our payroll records as of a determination date of December 31, 2024. We did not include any contractors or other non-employee workers in our employee population. We used base salary as our consistently applied compensation measure. We annualized base salary for any full-time and part-time employees who commenced work during fiscal 2024 to reflect a full year, and non-United States employees’ pay was converted to U.S. dollar equivalents using applicable exchange rates as of the determination date.

For purposes of calculating our CEO pay ratio, our CEO’s annual total compensation for fiscal year 2024 was $11,222,304, which represents an annualized amount in light of the CEO transition in fiscal year 2024. As permitted by SEC rules, we elected to annualize the compensation of Mr. Coop, who was serving as CEO on December 31, 2024, our median employee determination date. To annualize Mr. Coop’s compensation:

•
we annualized his base salary to $500,000 (from the $259,616 reported in the “Summary Compensation Table”);
•
we annualized his non-equity incentive plan compensation to $180,000 (from the $92,201 reported in the “Summary Compensation Table”); and
•
we annualized his health insurance premiums and 401(k) employer matching contributions to $36,945 (from the $19,280 reported in the “Summary Compensation Table”).

We did not annualize Mr. Coop’s 2024 stock awards, as the full grant date fair value of those sign-on awards (RSUs and Value Creation PSUs) is already included in Mr. Coop’s fiscal year 2024 compensation as reported under SEC rules. Similarly, we did not annualize the payment by the Company of Mr. Coop’s moving and legal expenses, as those were one-time benefits with the full amounts already included in Mr. Coop’s fiscal year 2024 compensation.

Pay-Versus-Performance Table

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the section titled “Compensation Discussion and Analysis.”

	Summary Compensation Table Total for PEO(1)			Compensation Actually Paid to PEO(2)					Value of Initial Fixed $100 Investment Based on:
Year (a)	Coop(1) (b)	Krantz(1) (b)	Mussle- white(1) (b)	Coop(2) (c)	Krantz(2) (c)	Mussle- white(2) (c)	Average Summary Comp- ensation Table Total for Non- PEO NEOs(3) (d)	Average Comp- ensation Actually Paid to Non-PEO NEOs(4) (e)	Total Shareholder Return(5) (f)	Peer Group Total Shareholder Return(6) (g)	Net Income (Loss) (Millions)(7) (h)	Adjusted EBITDA Margin(8) (i)
2024	$10,876,456	$10,364,892	$6,810,837	$7,716,685	$424,313	$(4,679,451)	$4,545,570	$278,671	$9.49	$47.16	$(591.4)	31%
2023	$—	$—	$8,434,709	$—	$—	$3,148,094	$2,812,002	$1,848,073	$22.95	$46.50	$(289.6)	30%
2022	$—	$820,925	$17,540,044	$—	$(10,363,452)	$(4,395,156)	$2,386,881	$(1,943,290)	$25.38	$44.63	$(24.2)	29%
2021	$—	$5,953,030	$—	$—	$13,840,653	$—	$16,101,545	$18,839,018	$63.13	$82.84	$(62.3)	34%

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Messrs. Coop (who served as CEO in 2024), Krantz (who served as Interim CEO in 2024 and CEO in 2022 and 2021) and Musslewhite (who served as CEO in 2024, 2023 and 2022) for each corresponding year in the “Total” column of the “Summary Compensation Table.” We refer to these individuals collectively as our “PEOs.”
(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to each of our PEOs as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our PEOs in the applicable years. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to PEO’s total compensation to determine the compensation actually paid in 2024:

PEO	Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO
Coop	2024	$10,876,456	$(10,405,359)	$7,245,588	$7,716,685
Krantz	2024	$10,364,892	$(10,190,228)	$249,649	$424,313
Musslewhite	2024	$6,810,837	$(6,063,479)	$(5,426,809)	$(4,679,451)

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the “Summary Compensation Table” for the applicable year.
(b)
The equity award adjustments for 2024 include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in 2024 that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of 2024 (from the end of 2023) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of 2024; (iii) for awards that are granted and vest in 2024, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in 2024, the amount equal to the change as of the vesting date (from the end of 2023) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during 2024, a deduction for the amount equal to the fair value at the end of 2023; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in 2024 prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for 2024. The valuation assumptions used to calculate fair value did not materially differ from those disclosed as of the grant date of the equity awards. The amounts deducted or added in calculating the equity award adjustments are as follows:

PEO	Year	Year End Fair Value of Equity Awards Granted in the Year	Change in Fair Value from End of Prior Year to End of Covered Year of Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value on the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
Coop	2024	$7,245,588	$—	$—	$—	—	$—	$7,245,588
Krantz	2024	$3,054,571	$(1,494,864)	$—	$(1,310,058)	—	$—	$249,649
Musslewhite	2024	$—	$—	$—	$(524,397)	$(4,902,412)	$—	$(5,426,809)

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group (excluding our PEOs) in the “Total” column of the “Summary Compensation Table” in each applicable year. The names of each of the NEOs (excluding our PEOs) included for purposes of calculating the average amounts in each applicable year are as follows (the “Non-PEO NEOs”): (i) for 2024, Richard Booth, Kate Shamsuddin Jensen, Jonathan Maack and William Moschella; (ii) for 2023, Richard Booth, Joseph Mirisola, Kate Shamsuddin Jensen, Jonathan Maack, and Carrie Lazorchak; (iii) for 2022, Richard Booth, Joseph Mirisola, Kate Shamsuddin Jensen, David Samuels, and Jonathan Maack; and (iv) for 2021, Robert Musslewhite and Richard Booth.
(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the Non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year. The following adjustments were made to the average total compensation for the Non-PEO NEOs as a group for 2024 to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEOs
2024	$4,545,570	$(3,617,228)	$(649,671)	$278,671

(a)
The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards Granted in the Year	Average Change in Fair Value from End of Prior Year to End of Covered Year of Equity Awards Granted in Prior Years	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Average Change in Fair Value on the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Average Total Equity Award Adjustments
2024	$1,125,148	$(749,447)	$—	$(516,285)	$(509,087)	$—	$(649,671)

(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. For purposes of the Company’s 2021 cumulative TSR, the measurement period begins at the Company’s September 2021 initial public offering.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for 2024 is the 2024 Compensation Peer Group as defined and described under “Compensation Discussion & Analysis” above. The 2024 Compensation Peer Group was used as a reference point for nearly all 2024 compensation decisions. The 2024 Compensation Peer Group was the same as the peer group used as a reference point for decisions made with respect to 2023 compensation, except that Braze, Inc. and Phreesia, Inc. were removed given both companies’ perceived lack of alignment on business fit and financial profile. EverCommerce, Inc. and Consensus Cloud Solutions, Inc. were added to the list as both companies reasonably align on business fit and financial profile. Dun & Bradstreet was also added as it is considered a comparator. The peer group TSR for the 2023 Compensation Peer Group was as follows: $80.21 for 2021; $ 42.21 for 2022; $ 45.28 for 2023; and $45.10 for 2024.
(7)
The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.
(8)
We utilized Adjusted EBITDA Margin as the “Company-Selected Measure” in the table above. Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of the Company’s revenue. Adjusted EBITDA is defined as EBITDA, or earnings before debt-related costs, including interest expense, net, income taxes and depreciation and amortization, adjusted to exclude certain items of a significant or unusual nature, including other income and expense, equity-based compensation, transaction, integration and restructuring expenses and other non-core expenses. For more information, please see “Annual Incentives” in the “Compensation Discussion & Analysis” above.

Analysis of the Information Presented in the Pay-Versus-Performance Table

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay-Versus-Performance table above.

Compensation Actually Paid and Cumulative TSR

The following graph sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the four most recently completed fiscal years.

Compensation Actually Paid and Net Income

The following graph sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s net income over the four most recently completed fiscal years.

Compensation Actually Paid and Adjusted EBITDA Margin

The following graph sets forth the relationship between Compensation Actually Paid to our PEOs and the Company’s Adjusted EBITDA Margin over the four most recently completed fiscal years.

Cumulative TSR of the Company and Cumulative TSR of the Peer Group

The following graph compares our cumulative TSR over the four most recently completed fiscal years to that of the 2024 Compensation Peer Group over the same period.

Cumulative TSR vs 2024 Peer Group TSR
TSR
$120
$100
$80
$60
$40
$20
$-
2021
2022
2023
2024
Cumulative TSR
2024 Peer Group TSR

Tabular List of Most Important Performance Measures

The following table presents financial and non-financial performance measures that the Company considers to be the most important in linking Compensation Actually Paid to our NEOs for 2024 to Company performance.

2024 Most Important Performance

Measures (Unranked)

Adjusted EBITDA Margin

Annual Recurring Revenue

Stock Price

Relative TSR

Net Dollar Retention

Percentage of Annual Recurring Revenue from Enterprise Customers

All information provided above under the “Pay-Versus-Performance Table” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

The Company does not grant stock options, stock appreciation rights, or similar instruments with option-like features and has no policies or practices to disclose pursuant to Item 402(x)(1) of Regulation S-K.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our HCM and Compensation Committee during 2024 included Jill Larsen, Jeff Haywood, and Lauren Young. None of the members of our HCM and Compensation Committee during 2024 has at any time been one of our executive officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or HCM and Compensation Committee. We are party to certain transactions with Advent and Spectrum Equity described under “Certain Relationships and Related Person Transactions.”

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain the 2021 Plan and the Definitive Healthcare Corp. 2021 Employee Stock Purchase Plan (the “ESPP”), which have both been approved by stockholders in connection with our IPO, and the 2019 Plan, under which we made awards prior to our IPO and which has not been approved by stockholders. Effective September 15, 2021, we no longer grant any awards under the 2019 Plan, though previously granted awards under the 2019 Plan remain outstanding and governed by the 2019 Plan. As of December 31, 2024, we had not offered our employees the opportunity to purchase any shares under the ESPP. We also maintain the 2023 Inducement Plan, which has not been approved by our stockholders.

The following table sets forth, as of December 31, 2024, certain information related to our compensation plans under which shares of our Class A common stock may be issued.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	6,319,743	(1)	N/A	14,315,723	(3)
Equity compensation plans not approved by stockholders	2,849,440	(2)	N/A	1,520,408	(4)
Total	9,169,183		N/A	15,836,131

(1)
Consists of 5,134,211 shares of our Class A common stock issuable upon the settlement of time-based RSUs and 1,185,532 shares of our Class A common stock issuable upon the settlement of PSUs, at target, issued under the 2021 Plan as of December 31, 2024.
(2)
Includes (i) 1,326,488 shares of our Class A common stock issuable upon the settlement of time-based RSUs and 1,459,560 shares of our Class A common stock issuable upon the settlement of PSUs, at target, issued under the 2023 Inducement Plan and (ii) 63,392 unvested awards under the 2019 Plan of Class B Units which were converted into LLC Units in connection with our IPO and, once vested, are paired with shares of Class B common stock. Once vested, LLC Units may be exchanged at the election of the holder for shares of Class A common stock of the Company on a one-for-one basis. Any Class B common stock held will be cancelled at the time of the exchange. The Company no longer grants awards under the 2019 Plan. For additional information with respect to the 2019 Plan, see Note 17 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
(3)
As of December 31, 2024, 10,600,545 shares of Class A common stock were available for future issuance under the 2021 Plan and 3,715,178 shares of Class A common stock were available for future issuance under the ESPP. On the first day of each fiscal year, commencing on January 1, 2023 and ending on (and including) January 1, 2032: (A) the share reserve under the 2021 Plan will automatically increase by a number equal to the least of (i) 5% of the total number of shares of Class A common stock actually issued and outstanding on the last day of the preceding fiscal year, (ii) a number of shares of Class A common stock determined by the Board; and (iii) 8,989,039 shares of Class A common stock; and (B) the aggregate number of shares of Class A common stock that may be issued under the ESPP will automatically increase by a number equal to the least of (i) 1.0% of the total number of shares of Class A common stock actually issued and outstanding on the last day of the preceding fiscal year, (ii) a number of shares of Class A common stock determined by the Board; and (iii) 1,498,173 shares of Class A common stock.
(4)
As of December 31, 2024, 1,520,408 shares of Class A common stock were available for future issuance under the Inducement Plan.

DIRECTOR COMPENSATION

The following table sets forth information concerning the compensation of our non-employee directors for fiscal year 2024. Mr. Krantz’s compensation for his services as a director in fiscal year 2024 are reflected in the “Summary Compensation Table” above.

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	All Other Compensation ($)	Total ($)
Christopher Egan(3)	—	—	—	—
Samuel A. Hamood(4)	70,000	151,456	—	221,456
Jeff Haywood(3)	—	—	—	—
Jill Larsen(5)	70,000	151,456	—	221,456
Lauren Young(3)	—	—	—	—
Kathleen Winters(6)	50,000	151,456	—	201,456
Sastry Chilukuri(7)	50,000	151,456	—	201,456
Scott Stephenson(8)	50,000	151,456	—	201,456

(1)
Fees earned or paid in cash consist of (i) 2024 annual cash retainer in the amount of $50,000, and (ii) in the case of Mr. Hamood and Ms. Larsen, an additional chair retainer in the amount of $20,000 for their services as chair of our Audit Committee and HCM & Compensation Committee, respectively. The cash fees reported in this column with respect to the following directors were paid to the following entities, in each case, controlled by the respective director as follows: (i) Ms. Winters’ cash fees were paid to Winters Advisory Inc.; (ii) Ms. Larsen’s cash fees were paid to Digital HR LLC; (iii) Mr. Chilukuri’s cash fees were paid to Venkat Group, LLC; and (iv) Mr. Hamood’s cash fees were paid to AMHAM DH, LLC.
(2)
Represents the grant date fair value of RSU awards granted to our non-employee directors during 2024, computed in accordance with ASC Topic 718. The valuation assumptions associated with such awards are discussed in Note 17 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2024. These amounts do not reflect the actual economic value that will be realized by the directors upon the vesting of the restricted stock units, or the sale of any common stock acquired under such restricted stock units.
(3)
None of Mr. Egan, Mr. Haywood, or Ms. Young received compensation for services as a director in 2024 or had any outstanding equity awards as of December 31, 2024. Directors who are employees of Advent or Spectrum Equity do not receive compensation for services as a director or as a member of a committee of our Board.
(4)
As of December 31, 2024, Mr. Hamood held 26,759 unvested time-based RSUs.
(5)
As of December 31, 2024, Ms. Larsen held 1,396 unvested LLC Units and 26,759 unvested time-based RSUs.
(6)
As of December 31, 2024, Ms. Winters held 26,759 unvested time-based RSUs.
(7)
As of December 31, 2024, Mr. Chilukuri held 33,194 unvested time-based RSUs.
(8)
As of December 31, 2024, Mr. Stephenson held 46,064 unvested time-based RSUs.

Non-Employee Director Compensation Policy

Our non-employee directors receive cash and equity compensation for their service on the Board pursuant to our non-employee director compensation policy. Each non-employee director receives a $50,000 annual retainer for Board services. Our Audit Committee Chair and HCM and Compensation Committee Chair receive an additional chair retainer of $20,000, and our Nominating and Governance Committee Chair receives an additional chair retainer of $10,000, in each case to the extent such chair positions are held by eligible non-employee directors. All annual cash compensation is payable on a quarterly basis in arrears, and retainers are pro-rated for partial quarters of service. Each non-employee director also receives (i) an initial equity award of RSUs with a value of $300,000 upon joining our Board, and (ii) an annual equity award of RSUs, granted on the date of the annual meeting of stockholders, with a value of $175,000 (in the case of directors who join the Board following such date, granted upon appointment and pro-rated for the period from appointment through the one year anniversary of such annual meeting of stockholders), which vests upon the earlier to occur of the one-year anniversary of such annual meeting of stockholders and the date of the next year’s annual meeting of stockholders, subject to such director’s continued service.

Any director who is an employee of the Company and directors who are employees of Advent or Spectrum Equity do not receive compensation for services as a director or as a member of a committee of our Board.

Director Stock Ownership Guidelines

Effective May 24, 2022, our HCM and Compensation Committee adopted stock ownership guidelines applicable to our non-employee directors (other than those directors who do not receive compensation for Board service because their principal employment is with an investment fund where such investment fund is an investor in the Company), which the HCM and Compensation Committee believes will help align the interests of our non-employee directors with those of our stockholders and may act as a risk mitigation device. Under these guidelines, our non-employee directors are each required to directly or indirectly own shares of our common stock (including shares owned outright, vested and unvested LLC Units, unvested shares of restricted stock or RSUs, and other shares that are considered beneficially owned by the director) with a value equal to at least three times their annual base cash retainer. Directors have five years from the later of the effective date of the guidelines or the date of commencement of their service on the Board to comply, and until the guidelines are satisfied, they must hold 25% of the shares received from their equity grants. As of our latest measurement date (December 31, 2024), all of our non-employee directors subject to the ownership guidelines had met the required ownership guideline level for their tenure of service.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes set forth information regarding the beneficial ownership of our common stock as of April 1, 2025 by: (1) each person or group whom we know to beneficially own more than 5% of either class of our common stock; (2) each of the directors, director nominees, and NEOs individually; and (3) all of our directors and executive officers as a group.

The numbers of shares of our Class A common stock and Class B common stock beneficially owned, percentages of beneficial ownership of each such class and percentages of combined voting power as of April 1, 2025 that are set forth below are based on 109,544,357 shares of Class A common stock and 38,996,613 shares of Class B common stock issued and outstanding as of April 1, 2025. Our shares of Class B common stock have no economic rights, but each share entitles its holder to one vote on all matters on which our stockholders are entitled to vote generally.

In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities, and includes shares as to which there is a right to acquire ownership within 60 days following April 1, 2025. With respect to shares included due to ownership of restricted stock units or LLC Units scheduled to vest within such 60 day period, the underlying shares for which such restricted stock units would settle or for which such LLC Units would be exchangeable are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those restricted stock units or unvested LLC Units, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address for each listed stockholder is: c/o Definitive Healthcare Corp., 492 Old Connecticut Path, Suite 401, Framingham, Massachusetts 01701. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

	Shares of Class A common stock		Shares of Class B common stock		Combined
Name and address of beneficial owner	Number of shares (1)	Percentage of shares	Number of shares (1)	Percentage of shares	Voting Power
5% stockholders:
Funds managed by Advent International, L.P.(2)	62,493,676	57.0%	—	—	42.1%
Affiliates of Spectrum Equity(3)	1,441,657	1.3%	13,843,158	35.5%	10.3%
Jason Krantz(4)	860,306	*	21,299,157	54.6%	14.9%
Affiliates of Irenic Capital(5)	6,413,185	5.9%	—	—	4.3%
Directors, director nominees, and named executive officers
Kevin Coop	—	—	—	—	—
Jason Krantz(4)	860,306	*	21,299,157	54.6%	14.9%
Richard Booth(6)	226,885	*	486,827	1.2%	*
Kate Shamsuddin Jensen(7)	148,222	*	438,510	1.1%	*
Bill Moschella (8)	185,191	*	—	—	*
Jonathan Maack(8)	346,976	*	—	—	*
Robert Musslewhite(8)	702,589	*	443,237	1.1%	*
Chris Egan(9)	—	—	—	—	—
Samuel A. Hamood(10)	95,877	*	310,078	*	*
Jeff Haywood(11)	41,934	*	—	—	*
Jill Larsen(12)	58,840	*	44,463	*	*
Lauren Young(9)	—	—	—	—	—
Kathleen A. Winters(13)	63,881	*	—	—	*
Sastry Chilukuri(14)	64,448	*	—	—	*
Scott Stephenson(15)	48,908	*	—	—	*
All current directors and executive officers as a group (13 persons)(16)	1,609,301	1.5%	22,579,035	57.9%	16.3%

* Represents beneficial ownership of less than 1%.

(1)
Subject to the terms of the amended and restated limited liability company agreements of each of AIDH TopCo, LLC and AIDH Management Holdings, LLC, vested LLC Units, each paired with an equal number of shares of Class B common stock, are exchangeable for shares of our Class A common stock at the holder’s option on a one-for-one basis. When LLC Units are exchanged for shares of Class A common stock, the equivalent number of shares of Class B common stock are cancelled. See “Certain Relationships and Related Person Transactions—Amended Definitive OpCo LLC Agreement.” Beneficial ownership of shares of Class B common stock reflected in this table has not been also reflected as beneficial ownership of shares of our Class A common stock for which such shares of Class B common stock, paired with equal number of LLC Units, may be exchanged and/or surrendered as doing so would result in double counting with respect to the combined voting power. Any fractional shares have been rounded to the nearest whole share.
(2)
Based on information set forth in the Schedule 13G/A filed with the SEC on February 14, 2024, amount beneficially owned includes: (i) 16,955,510 shares of Class A common stock held by Advent International GPE IX Limited Partnership (“GPE-IX LP”); (ii) 3,359,809 shares of Class A common stock held by Advent International GPE IX-B Limited Partnership (“GPE IX-B LP”); (iii) 1,394,766 shares of Class A common stock held by Advent International GPE IX-C Limited Partnership (“GPE IX-C LP”); (iv) 1,463,380 shares of Class A common stock held by Advent International GPE IX-F Limited Partnership (“GPE IX-F LP”); (v) 4,815,226 shares of Class A common stock held by Advent International GPE IX-G Limited Partnership (“GPE IX-G LP”); (vi) 5,428,915 shares of Class A common stock held by Advent International GPE IX-H Limited Partnership (“GPE IX-H LP”); (vii) 3,075,053 shares of Class A common stock held by Advent International GPE IX-I Limited Partnership (“GPE IX-I LP”); (viii) 4,985,850 shares of Class A common stock held by Advent International GPE IX-A SCSP (“GPE IX-A SCSP”); (ix) 1,061,241 shares of Class A common stock held by Advent International GPE IX-D SCSP (“GPE IX-D SCSP”); (x) 2,156,723 shares of Class A common stock held by Advent International GPE IX-E SCSP (“GPE IX-E SCSP”); (xi) 97,427 shares of Class A common stock held by Advent International GPE IX Strategic Investors SCSP (“GPE IX Strategic Investors SCSP”); (xii) 55,642 shares of Class A common stock held by Advent Partners GPE IX Limited Partnership (“AP GPE IX LP”); (xiii) 128,669 shares of Class A common stock held by Advent Partners GPE IX-A Limited Partnership (“AP GPE IX-A LP”); (xiv) 321,070 shares of Class A common stock held by Advent Partners GPE IX Cayman Limited Partnership (“AP GPE IX Cayman LP”); (xv) 54,121 shares of Class A common stock held by Advent Partners GPE IX-A Cayman Limited Partnership (“AP GPE IX-A Cayman LP”); (xvi) 898,507 shares of Class A common stock held by Advent Partners GPE IX-B Cayman Limited Partnership (“AP GPE IX-B Cayman LP”); (xvii) 3,818,770 shares of Class A common stock held by Advent Global Technology Limited Partnership (“Global Technology LP”); (xviii) 2,971,879 shares of Class A common stock held by Advent Global Technology-B Limited Partnership (“Global Technology-B LP”); (xix) 1,609,070 shares of Class A common stock held by Advent Global Technology-C Limited Partnership (“Global Technology-C LP”); (xx) 1,926,387 shares of Class A common stock held by Advent Global Technology-D Limited Partnership (“Global Technology-D LP”); (xxi) 1,885,069 shares of Class A common stock held by Advent Global Technology-A SCSP (“Global Technology-A SCSP”); (xxii) 5,990 shares of Class A common stock held by Advent Partners AGT Limited Partnership (“AGT LP”); (xxiii) 27,373 shares of Class A common stock held by Advent Partners AGT-A Limited Partnership (“AGT-A LP”); (xxiv) 342,900 shares of Class A common stock held by Advent Partners AGT Cayman Limited Partnership (“AGT Cayman LP”); (xxv) 30,542 shares of Class A common stock held by Advent Global Technology Strategic Investors Limited Partnership (“AGT Strategic Investors LP”); and (xxvi) 3,623,787 shares of Class A common stock held by Advent Global Opportunities Master Limited Partnership (“AGO Master Fund”).

GPE IX GP Limited Partnership is the general partner of GPE-IX LP, GPE IX-B LP, GPE IX-C LP, GPE IX-F LP, GPE IX-G LP, GPE IX-H LP and GPE IX-I LP. GPE IX GP S.à r.l. is the general partner of GPE IX-A SCSP, GPE IX-D SCSP, GPE IX-E SCSP and GPE IX Strategic Investors SCSP. AP GPE IX GP Limited Partnership is the general partner of AP GPE IX LP, AP GPE IX-A LP, AP GPE IX Cayman LP, AP GPE IX-A Cayman LP and AP GPE IX-B Cayman LP. Advent Global Technology GP Limited Partnership is the general partner of Global Technology LP, Global Technology-B LP, Global Technology-C LP and Global Technology-D LP. Advent Global Technology GP S.à r.l. is the general partner of Technology-A SCSP. AP AGT GP Limited Partnership is the general partner of AGT LP, AGT-A LP, AGT Cayman LP and AGT Strategic Investors LP. Advent International GPE IX, LLC is the general partner of GPE IX GP Limited Partnership, AP GPE IX GP Limited Partnership and GPE IX GP S.à r.l. Advent Global Technology LLC is the general partner of Advent Global Technology GP Limited Partnership, Advent Global Technology GP S.à r.l. and AP AGT GP Limited Partnership. Advent Global Opportunities GP LP (“AGO GP LP”), as general partner of AGO Master Fund, Advent Global Opportunities GP LLC (“AGO GP LLC”), as general partner of AGO GP LP, and Advent Global Opportunities Management LLC (“AGO Manager”), as investment manager to AGO Master Fund, may be deemed to beneficially own the shares held directly by AGO Master Fund. Investors in the AGO Master Fund invest in one or more of the following feeder funds: Advent Global Opportunities Fund LP, Advent Global Opportunities Limited Partnership, Advent Global Opportunities Fund Ltd. and Advent Global Opportunities Ltd. (collectively, the “AGO Feeder Funds”), which are the limited partners of the AGO Master Fund. The AGO Feeder Funds have ownership interests in the AGO Master Fund, but none of the AGO Feeder Funds owns shares directly and none has voting or dispositive power over the shares held directly by the AGO Master Fund. Advent International, L.P. (“Advent”) is the manager of Advent International GPE IX, LLC and Advent Global Technology LLC and is the sole member of both AGO GP LLC and AGO Manager. Advent International GP, LLC is the general partner of Advent. Voting and investment decisions by Advent are made by a number of individuals currently comprised of John L. Maldonado, David M. Mussafer and Bryan Taylor. The address of each of the entities and individuals named in this footnote is c/o Advent International, L.P., Prudential Tower, 800 Boylston St., Suite 3300, Boston, MA 02199. The shares of Class A common stock held by Advent are subject to a voting agreement, as described below in “Certain Relationships and Related Person Transactions —Voting Agreement.”

(3)
Based on information set forth in a Schedule 13G/A filed with the SEC on February 9, 2024, amount beneficially owned includes: (i) 1,441,657 shares of Class A common stock held directly by SE VII DHC AIV Feeder, L.P., (ii) 13,811,367 shares of Class B common stock held directly by SE VII DHC AIV, L.P., (iii) 20,068 shares of Class B common stock held directly by Spectrum VII Investment Managers’ Fund, L.P., and (iv) 11,723 shares of Class B common stock held directly by Spectrum VII Co-Investment Fund, L.P. SEA VII Management, LLC is the general partner of Spectrum VII Investment Managers’ Fund, L.P. and Spectrum VII Co-Investment Fund, L.P., and Spectrum Equity Associates VII, L.P., which is in turn the general partner of SE VII DHC AIV, L.P., SE VII DHC AIV Feeder, L.P., and as a result may be deemed to share beneficial ownership of the shares of Class A common stock and Class B common stock, as applicable, beneficially owned by the foregoing entities. Brion B. Applegate, Christopher T. Mitchell, Victor E. Parker, Jr., Benjamin C. Spero, Ronan Cunningham, Peter T. Jensen, Stephen M. LeSieur, Brian Regan and Michael W. Farrell may be deemed to share voting and dispositive power over the securities held by the entities described in this footnote. Each of the foregoing individuals disclaims beneficial ownership of such securities. The address of the entities and individuals named in this footnote 140 New Montgomery Street, 20th Floor, San Francisco, CA 94105.
(4)
Amount beneficially owned includes (i) 450,000 shares of Class A common stock held by DH Holdings (f/k/a Jason R. Krantz 2009 Trust), of which Mr. Krantz is the beneficiary, (ii) 41,456 shares of Class A common stock subject to RSU awards that vest, subject to continued service, within 60 days of April 1, 2025, (iii) 368,850 shares of Class A common stock held directly Mr. Krantz, (iv) 20,451,027 shares of Class B common stock held by DH Holdings (f/k/a Jason R. Krantz 2009 Trust), of which Mr. Krantz is the trustee and beneficiary and (v) 848,130 shares of Class B common stock held by Mr. Krantz. Mr. Krantz has sole voting and dispositive power over the shares held by DH Holdings.
(5)
Based on information set forth in a Schedule 13G filed with the SEC on October 3, 2024, amount beneficially owned includes 6,413,185 shares of Class A common stock held by Irenic Capital Evergreen Master Fund LP (“Irenic Evergreen Master Fund”). Irenic Capital Management LP (“Irenic Capital”) is the investment manager of Irenic Evergreen Master Fund. Irenic Capital Management GP LLC (“Irenic Capital GP”), is the general partner of Irenic Capital. Irenic Capital Evergreen Fund GP LLC (“Irenic Evergreen GP”), is the general partner of Irenic Evergreen Master Fund. Adam Katz is the Chief Investment Officer of Irenic Capital and a managing member of each of Irenic Capital GP and Irenic Evergreen GP. Andrew Dodge is the Director of Research of Irenic Capital and a managing member of each of Irenic Capital GP and Irenic Evergreen GP.As a result, Irenic Capital and Messrs. Katz and Dodge may be deemed to exercise shared voting and dispositive power over such shares. The address of the entities and individuals referred to in this footnote is 767 Fifth Avenue, 15th Floor, New York, NY 10153.
(6)
Amount beneficially owned includes (i) 199,993 shares of Class A common stock held by Mr. Booth, (ii) 26,892 shares of Class A common stock subject to RSU awards that vest, subject to continued service, within 60 days of April 1, 2025, and (iii) 486,827 shares of Class B common stock.
(7)
Amount beneficially owned includes (i) 132,068 shares of Class A common stock held by Ms. Shamsuddin Jensen, (ii) 16,154 shares of Class A common stock subject to RSU awards that vest, subject to continued service, within 60 days of April 1, 2025, and (iii) 438,510 shares of Class B common stock.
(8)
Amounts beneficially owned by Mr. Moschella, Mr. Maack, and Mr. Musslewhite are reflected as of the date of their respective departures, and do not reflect any sales, dispositions or exchanges that may have subsequently occurred.
(9)
Excludes shares of Class A common stock held by Advent, as disclosed in footnote (2) above. Each of Mr. Egan and Ms. Young disclaim beneficial ownership of the shares of Class A common stock held by the Advent funds except to the extent of their respective pecuniary interest therein.
(10)
Amount beneficially owned includes (i) 51,582 shares of Class A common stock held indirectly by AMHAM DH LLC, a subsidiary of Samuel Allen Hamood Revocable Trust dated Aug. 27, 2010, of which Mr. Hamood is a trustee and beneficiary, (ii) 17,536 shares of Class A common stock held directly by Mr. Hamood, (iii) 26,759 shares of Class A common stock subject to RSU awards that vest, subject to continued service, within 60 days of April 1, 2025 and (iv) 310,078 shares of Class B common stock held by AMHAM DH LLC. Mr. Hamood has shared voting and dispositive power over the shares held by AMHAM DH LLC.
(11)
Excludes shares of Class A common stock and Class B common Stock held by the Spectrum Equity funds, as disclosed in footnote (3) above. Mr. Haywood disclaims beneficial ownership of the shares of Class A common stock and Class B common stock held by the Spectrum Equity funds except to the extent of his respective pecuniary interest therein.
(12)
Amount beneficially owned includes (i) 32,081 shares of Class A common stock held directly by Ms. Larsen, (ii) 26,759 shares of Class A common stock subject to RSU awards that vest, subject to continued service, within 60 days of April 1, 2025, (iii) 11,174 shares of Class B common stock held directly by Ms. Larsen and (iv) 33,289 shares of Class B common stock held by DIGITAL HR LLC of which Ms. Larsen is the sole member. Ms. Larsen has sole voting and dispositive power over the shares held by DIGITAL HR LLC.
(13)
Amount beneficially owned includes (i) 37,122 shares of Class A common stock held by Ms. Winters and (ii) 26,759 shares of Class A common stock subject to RSU awards that vest, subject to continued service, within 60 days of April 1, 2025.

(14)
Amount beneficially owned includes (i) 37,689 shares of Class A common stock held by Venkat Group, LLC, of which Mr. Chilukuri is the sole member and (ii) 26,759 shares of Class A common stock subject to RSU awards that vest, subject to continued service, within 60 days of April 1, 2025.
(15)
Amount beneficially owned includes (i) 22,149 shares of Class A common stock held by Mr. Stephenson and (ii) 26,759 shares of Class A common stock subject to RSU awards that vest, subject to continued service, within 60 days of April 1, 2025.
(16)
Amount beneficially owned includes (i) 1,391,004 shares of Class A common stock beneficially owned by our current executive officers and directors, (ii) 218,297 shares of Class A common stock subject to RSU awards that vest, subject to continued service, within 60 days of April 1, 2025, and (iii) 22,579,035 shares of Class B common stock beneficially owned by our current executive officers and directors.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Set forth below is a description of certain relationships and related person transactions between us or our subsidiaries and our directors, director nominees, executive officers, or holders of more than 5% of our voting securities during fiscal year 2024. We also summarize our policies and procedures for the review, approval or ratification of transactions with such related persons.

As used herein, unless otherwise noted or the context requires otherwise:

•
“Advent” refers to funds affiliated with Advent International, a global private equity firm.
•
“Amended LLC Agreement” refers to the second amended and restated limited liability company agreement of Definitive OpCo, entered into in connection with the Reorganization Transactions.
•
“Blocker Companies” refers to certain entities treated as corporations for U.S. tax purposes that merged into Definitive Healthcare Corp. in connection with the Reorganization Transactions.
•
“Continuing Pre-IPO LLC Members” refers to certain Pre-IPO LLC Members who retained their equity ownership in Definitive OpCo in the form of LLC Units immediately following the consummation of the Reorganization Transactions.
•
“Definitive OpCo” refers to AIDH TopCo, LLC, a subsidiary of Definitive Healthcare Corp.
•
“LLC Units” refers to limited liability company interests in Definitive OpCo.
•
“Reorganization Transactions” refers to the series of transactions we completed in connection with our initial public offering.
•
“Reorganization Parties” refers to the shareholders of the Blocker Companies prior to the merger of the Blocker Companies into Definitive Healthcare Corp.
•
“Spectrum Equity” refers to investment funds associated with Spectrum Equity Management, L.P., a private equity firm.
•
“Unitholders” refers to holders who hold their ownership in Definitive OpCo in the form of LLC Units.
•
“Tax Receivable Agreement” refers to the tax receivable agreement entered into with the TRA Parties.
•
“TRA Parties” refers collectively to Continuing Pre-IPO LLC Members, the Reorganization Parties, and any future party to the Tax Receivable Agreement.

Definitive OpCo Amended LLC Agreement

In accordance with the terms of the Amended LLC Agreement, we operate our business through Definitive OpCo. Pursuant to the terms of the Amended LLC Agreement, we will not, without the prior written consent of the majority-in-interest of the members in Definitive OpCo other than us (if any), engage in any activity unrelated to the business or ownership of Definitive OpCo or own any material assets other than limited liability company interests in Definitive OpCo and/or any cash or other property or assets distributed by or otherwise received from Definitive OpCo.

As the sole managing member of Definitive OpCo, we have control over all of the affairs and decision making of Definitive OpCo, subject to certain exceptions. As such, through our officers and directors, we are responsible for all operational and administrative decisions of Definitive OpCo and the day-to-day management of Definitive OpCo’s business. We will fund any dividends to our stockholders by causing Definitive OpCo to make distributions to the Unitholders and us, subject to the limitations imposed by our debt agreements.

Unitholders generally incur U.S. federal, state, and local income taxes on their proportionate share of any taxable income of Definitive OpCo. Under the Amended LLC Agreement, to the extent Definitive OpCo has available cash we are required to cause Definitive OpCo to make pro rata cash distributions to the Unitholders for purposes of funding their tax obligations in respect of the taxable income of Definitive OpCo that is allocated to them. Generally, the pro rata amount to be distributed to each Unitholder is calculated based on the distribution to the Unitholder that would have the highest tax distribution on a per unit basis, with such calculated based on estimated net taxable income of Definitive OpCo allocable to the Unitholders and assumed tax rates equal to the highest effective marginal combined U.S. federal, state, and local income tax rate prescribed for an individual or corporate resident of New York, NY (whichever is higher) for the applicable year (taking into account the deductibility of state and local taxes to the extent applicable and the character of Definitive OpCo’s income). As a result of (i) potential differences in the amount of taxable income allocable to us and the other Unitholders, (ii) the lower tax rate applicable to corporations than individuals, and (iii) the use of an assumed tax rate in calculating Definitive OpCo’s distribution obligations, we may receive tax distributions significantly in excess of our tax liabilities and obligations to make payments under the Tax Receivable Agreement (as described below).

Except as otherwise determined by us and subject to certain exceptions, if at any time we issue a share of our Class A common stock, the net proceeds received by us with respect to such share, if any (less any amounts used to fund expenses or other obligations as to which we would be entitled to a distribution or reimbursement from Definitive OpCo), shall be concurrently contributed to Definitive OpCo and Definitive OpCo shall issue to us one LLC Unit, unless such share was issued by us solely to fund the purchase of an LLC Unit from a holder of LLC Units, in which case such net proceeds shall instead be transferred to the selling holder of LLC Units as consideration for such purchase and Definitive OpCo will not issue an additional LLC Unit to us. Similarly, except as otherwise determined by us, (i) Definitive OpCo will not issue any additional LLC Units to us unless we issue or sell an equal number of shares of our Class A common stock and (ii) should Definitive OpCo issue any additional LLC Units to any person other than us, we will issue an equal number of shares of our Class B common stock to such person (or, in the case of LLC Units corresponding to units of AIDH Management Holdings, LLC, to the holder of such units of AIDH Management Holdings, LLC). Conversely, if at any time any shares of our Class A common stock are purchased or otherwise acquired by us, Definitive OpCo will purchase or otherwise acquire an equal number of LLC Units held by us, upon the same terms and for the same price per security as the shares of our Class A common stock are purchased or otherwise acquired. In addition, except as otherwise determined by us, Definitive OpCo will not effect any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization, or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization, or otherwise) of the LLC Units unless it is accompanied by a substantively identical subdivision or combination, as applicable, of each class of our common stock (with corresponding changes made with respect to any other exchangeable or convertible securities), and conversely, we will not effect any subdivision or combination of any class of our common stock unless it is accompanied by a substantively identical subdivision or combination, as applicable, of the LLC Units.

Under our Amended LLC Agreement, Unitholders (other than us) have the right to require Definitive OpCo to redeem or exchange all or a portion of their vested LLC Units for newly-issued shares of Class A common stock, which may consist of unregistered shares, on a one-for-one basis (subject to customary adjustments, including for stock splits, stock dividends, and reclassifications), subject to certain exceptions. Upon the exercise of the redemption right, the exchanging member will surrender its LLC Units to Definitive OpCo for cancellation. The Amended LLC Agreement requires that we contribute shares of our Class A common stock to Definitive OpCo in exchange for an amount of newly-issued LLC Units in Definitive OpCo equal to the number of LLC Units exchanged from the surrendering holder of LLC Units. Definitive OpCo will then distribute the shares of our Class A common stock to such holder to complete the exchange. Alternatively, we may at our option effect the exchange in the form of a direct exchange of Class A common stock for LLC Units. Furthermore, in the event of an exchange request, we are obligated to ensure that at all times the number of LLC Units that we own equals the number of shares of Class A common stock issued by us (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities). Upon such an exchange, shares of Class B common stock held by the exchanging holder of LLC Units will be canceled on a one-for-one basis. Similarly, the holders of vested equity in AIDH Management Holdings, LLC have the right, pursuant to the terms of the amended and restated limited liability company agreement of AIDH Management Holdings, LLC, to cause Definitive OpCo or us to redeem or exchange (at our election) their vested equity for newly issued shares of Class A common stock on a one-for-one basis as though such holder were the direct member of Definitive OpCo pursuant to the terms of the Amended LLC Agreement. Upon such an exchange, shares of Class B common stock held by the exchanging holder of units of AIDH Management Holdings, LLC will be canceled on a one-for-one basis.

The Amended LLC Agreement provides that, in the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization, or similar transaction with respect to our Class A common stock is proposed by us or to us or our stockholders and approved by our Board of Directors or is otherwise effected or consented to or approved by our Board of Directors, holders of vested LLC Units other than us will be permitted to participate in such offer by delivery of a notice of exchange that is effective immediately prior to the consummation of such offer. In the case of any such offer proposed by us, we are obligated to use our reasonable best efforts to enable and permit such Unitholders to participate in such offer to the same extent or on an economically equivalent basis as the holders of shares of our Class A common stock without discrimination. In addition, we are obligated to use our reasonable best efforts to ensure that such Unitholders may participate in each such offer without being required to exchange LLC Units to the extent practicable.

The Amended LLC Agreement provides that, subject to certain exceptions, including transfers to us as provided above or to certain permitted transferees, the LLC Units and shares of Class B common stock may not be sold, transferred, or otherwise disposed of.

Subject to certain exceptions, Definitive OpCo will indemnify all of its members and their officers and certain other related parties against all losses or expenses arising from claims or other legal proceedings in which such person (in its capacity as such) may be involved or become subject to in connection with Definitive OpCo’s business or affairs, the Amended LLC Agreement or any related document.

Definitive OpCo may be dissolved upon the earliest to occur of (i) 45 days after the sale or other disposition of all or substantially all of its assets, (ii) our approval of such a dissolution, (iii) the entry of a decree of dissolution, or (iv) such time as there are no remaining members, unless Definitive OpCo is continued in accordance with the Delaware Limited Liability Company Act. Upon dissolution, Definitive OpCo will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a)

first, to creditors (including creditors who are members or their respective affiliates that are creditors) in satisfaction of all of Definitive OpCo’s liabilities (whether by payment or by making reasonable provision for payment of such liabilities, including the setting up of any reasonably necessary reserves) and (b) second, to the members in proportion to their vested LLC Units.

Tax Receivable Agreement

In connection with the IPO, we entered into a Tax Receivable Agreement, or TRA, with the TRA Parties. Under the TRA, the Company generally will be required to pay to the TRA Parties 85% of the amount of cash savings, if any, in U.S. federal, state, or local tax that the Company actually realizes, or in certain circumstances is deemed to realize, directly or indirectly as a result of (i) certain tax attributes that the Company acquired from the Blocker Companies, (ii) certain tax basis adjustments resulting from (a) acquisitions by the Company of LLC Units from pre-IPO holders in connection with the IPO and (b) subsequent redemptions or exchanges of LLC Units by Unitholders of LLC Units for Class A common stock or other consideration, and (iii) certain payments made under the TRA. The Company expects to benefit from the remaining 15% of any tax benefits that it may actually realize. To the extent that the Company is unable to timely make payments under the TRA for any reason, such payments generally will be deferred and will accrue interest until paid.

We have recorded a tax receivable agreement liability of $63.2 million related to these benefits as of December 31, 2024. To the extent that the Company determines that it is able to realize the tax benefits associated with the basis adjustments and net operating losses, the Company would record an additional liability of $225.5 million, for a total liability of $288.7 million. The company made TRA payments during the year ended December 31, 2024 of $7.0 million.

Nominating Agreements

We entered into nominating agreements, pursuant to which (a) Advent and its affiliates have the right, at any time until Advent no longer beneficially owns at least 21.5% of our outstanding common stock, to nominate two designees to our Board; and (b) so long as each of Spectrum Equity and Jason Krantz together with each of their respective affiliates, owns at least 5% of our outstanding common stock, respectively, Spectrum Equity and Jason Krantz, and their respective affiliates, each have the right to nominate one designee to our Board. After such time as Advent and its affiliates no longer beneficially own at least 21.5% of our outstanding common stock but so long as Advent and its affiliates are the beneficial owners of at least 5% of our common stock, Advent and its affiliates have the right to nominate one designee to our Board. So long as Advent, Spectrum Equity, and Jason Krantz together with their respective affiliates beneficially own at least 5% of our outstanding common stock, Advent, Spectrum Equity and Jason Krantz each have the right to nominate a designee to our Board to fill any vacancy of a director nominated by Advent, Spectrum Equity, or Jason Krantz, respectively, due to death, resignation, or removal. See “Management—Nominating Agreements.”

Registration Rights Agreement

In connection with the IPO, we entered into a registration rights agreement with certain of the Unitholders and affiliates of Advent, affiliates of Spectrum Equity, Jason Krantz, and AIDH Management Holdings, LLC.

Voting Agreement

On November 7, 2024, the Company and Advent entered into a voting agreement, pursuant to which Advent agreed, on each matter brought to a vote at any annual or special meeting of the Company’s stockholders and in connection with any action proposed to be taken by consent of the Company’s stockholders in lieu of a meeting, to vote all shares of voting stock of the Company, or other voting or equity securities of the Company which could be issued (collectively, “Voting Securities”) beneficially owned by Advent that exceed 40.3% of the outstanding Voting Securities of the Company as a result of the Company’s stock repurchase program approved by the Board in November 2024 (the “Excess Voting Securities”), in the same proportion as all votes cast by stockholders other than Advent. Any Voting Securities that are not Excess Voting Securities may be voted at the discretion of Advent.

Encora Agreement

In November 2024, we entered into a master services agreement with Encora Digital, LLC (“Encora”), pursuant to which Encora provides design, development, and technical project management support to the Company. Advent, a holder of more than 5% of our voting securities, owns a majority voting interest in Encora Holdings, Inc., the parent company of Encora. We committed to pay Encora approximately $1.7 million pursuant to the master services agreement over a one-year period beginning in November 2024.

Limitation of Directors’ Liability and Indemnification Matters

Our Charter and Bylaws provide that we will indemnify our directors and officers, in each case, to the fullest extent permitted by Delaware law. Pursuant to our Charter, our directors will not be liable to us or any stockholders for monetary damages for any breach of fiduciary duty, except (i) for acts that breach his or her duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) pursuant to Section 174 of the Delaware General Corporate Law (the “DGCL”), which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase, or (iv) for any transaction from which the director derived an improper personal benefit. The Bylaws also require us, if so requested, to advance expenses that such director or officer incurred in defending or investigating a threatened or pending action, suit, or proceeding, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. We have entered into, and intend to continue to enter into, indemnification agreements with our directors and officers. We also maintain insurance on behalf of any person who is or was a director or officer of the Company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Related Party Transactions Policies and Procedures

We have a Related Person Transaction Policy (the “Policy”), which sets forth our policy with respect to the review, approval, ratification, and disclosure of all related person transactions by our Audit Committee. In accordance with the policy, our Audit Committee has overall responsibility for implementation of and compliance with the policy.

For purposes of the Policy, subject to certain exceptions, a “related person transaction” is any transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which the Company was, is or will be a participant, and in which any Related Person had, has or will have a direct or indirect material interest, and the amount involved exceeds $120,000.

The Policy requires that notice of a proposed transaction or arrangement that could be a related person transaction be provided to our Chief Legal Officer, or his or her designee, the chair of the Board, or the chair of the Audit Committee prior to entry into such transaction. If it is determined that such transaction could be a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration at its next meeting or sooner if determined to be necessary by the Chief Legal Officer. Under the Policy, our Audit Committee may, in its discretion based upon a determination that such transactions are in the best interests of the Company and such other determinations as the Audit Committee deems appropriate, (i) approve or ratify such transactions, as applicable, (ii) request that the transaction be modified as a condition to the Audit Committee’s approval or ratification, or (iii) reject and direct management to terminate or rescind the transaction.

HOUSEHOLDING OF PROXY MATERIALS

Under rules adopted by the SEC, we are permitted to deliver a single Notice of Internet Availability of Proxy Materials and, if you requested printed versions by mail, this Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2024, to any household in which two or more stockholders reside if we believe the stockholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials we must print and mail. Even if householding is used, each stockholder will continue to be entitled to submit a separate proxy or voting instructions.

This year, we, or some brokers and nominees who hold Company shares on behalf of stockholders, may participate in the practice of householding proxy statements and annual reports for those stockholders. If your household receives a single Notice of Internet Availability of Proxy Materials for this year and, if you requested printed versions by mail, this Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2024, but you would like to receive your own copy, please contact our Chief Legal Officer and Secretary, at Definitive Healthcare Corp., Chief Legal Officer, 492 Old Connecticut Path, Suite 401, Framingham, MA 01701, and we will promptly send you a copy. If a broker or nominee holds Company shares on your behalf and you share the same last name and address with another stockholder for whom a broker or nominee holds Company shares, and together both of you would like to receive only a single set of the Company’s disclosure documents, please contact your broker or nominee as described in the voter instruction card or other information you received from your broker or nominee.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING

If any stockholder wishes to propose a matter for consideration at our 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”), the proposal should be mailed by certified mail return receipt requested, to our Chief Legal Officer and Secretary, Definitive Healthcare Corp., Chief Legal Officer, 492 Old Connecticut Path, Suite 401, Framingham, MA 01701. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our proxy statement for the 2025 Annual Meeting, a proposal must be received by our Secretary on or before December 24, 2025. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In addition, our Bylaws permit stockholders to nominate candidates for director and present other business for consideration at our annual meeting of stockholders. To make a director nomination or present other business for consideration at the 2026 Annual Meeting, you must submit a timely notice in accordance with the procedures described in our Bylaws. To be timely, a stockholder’s notice must be delivered to the Chief Legal Officer and Secretary at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the date of the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2026 Annual Meeting, such a proposal must be received on or after February 5, 2026, but not later than March 7, 2026. In the event that the date of the 2026 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date of this year’s Annual Meeting, notice by the stockholder to be timely must be so delivered not earlier than the open of business on the 120th day prior to the 2026 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2026 Annual Meeting, or, if the first public announcement by the Company of the date of the 2026 Annual Meeting is less than 100 days prior to the 2026 Annual Meeting, the tenth day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by the Company. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Bylaws. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our Board of Director’s Nominees must provide in their notice the additional information required by Rule 14a-19 under the Exchange Act.

OTHER BUSINESS

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders will vote your shares in accordance with their best judgment. This discretionary authority is granted by the execution of the form of proxy.

By Order of the Board of Directors,

Matt Ruderman
Chief Legal Officer and Secretary

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q, and 8-K. To access these filings, go to our website (ir.definitivehc.com) and click on “SEC Filings” under the “Financials” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2024, including financial statements and schedules thereto, filed with the SEC, will also be available without charge to stockholders upon written request addressed to:

Chief Legal Officer and Secretary

Definitive Healthcare Corp.

492 Old Connecticut Path, Suite 401

Framingham, MA 01701

APPENDIX A – RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This proxy statement contains non-GAAP financial measures under the caption “Compensation Discussion and Analysis”, including Adjusted EBITDA and Adjusted EBITDA Margin. See below for a definition of each non-GAAP financial measure and a reconciliation to net loss, the most comparable GAAP measure.

Adjusted EBITDA and Adjusted EBITDA Margin

We define EBITDA as earnings before debt-related costs, including interest expense, net, income taxes, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted to exclude certain items of a significant or unusual nature, including other income and expense, equity-based compensation, transaction, integration and restructuring expenses, goodwill impairment, and other non-core items. Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of revenue. Adjusted EBITDA and Adjusted EBITDA Margin are key metrics used by management and our board of directors to assess the profitability of our operations. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful measures to investors to assess our operating performance because these metrics eliminate non-recurring and unusual items and non-cash expenses, which we do not consider indicative of ongoing operational performance. We believe that these metrics are helpful to investors in measuring the profitability of our operations on a consolidated level.

Our use of these non-GAAP terms may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies and are not measures of performance calculated in accordance with GAAP. Our presentation of these non-GAAP financial measures are intended as supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures should not be considered as alternatives to measures derived in accordance with GAAP, or as measures of operating cash flows or liquidity.

In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in these presentations.

The following table presents a reconciliation of Net loss to Adjusted EBITDA for the periods presented:

	Year Ended December 31,
	2024		2023		2022
(in thousands)	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Net loss and margin	$(591,446)	(235)%	$(289,627)	(115)%	$(24,179)	(11)%
Interest expense, net	245	0%	1,559	1%	8,413	4%
Income tax benefit	(42,299)	(17)%	(18,553)	(7)%	(17,698)	(8)%
Depreciation & amortization	51,667	20%	51,750	21%	56,904	26%
EBITDA and margin	(581,833)	(231)%	(254,871)	(101)%	23,440	11%
Other income, net (a)	(77,320)	(31)%	(23,179)	(9)%	(10,579)	(5)%
Equity-based compensation (b)	38,085	15%	48,739	19%	36,434	16%
Transaction, integration and restructuring expenses(c)	12,225	5%	11,489	5%	7,890	4%
Goodwill impairment (d)	688,854	273%	287,400	114%	—	0%
Other non-core items (e)	(936)	0%	4,875	2%	6,561	3%
Adjusted EBITDA and margin	$79,075	31%	$74,453	30%	$63,746	29%

(a)
Primarily represents foreign exchange and Tax Receivable Agreement liability remeasurement gains and losses.
(b)
Equity-based compensation represents non-cash compensation expense recognized in association with equity awards made to employees and directors.

A-1

(c)
Transaction and integration expenses primarily represent legal, accounting, and consulting expenses and fair value adjustments for contingent consideration related to our acquisitions and strategic partnerships. Restructuring expenses relate to the 2024 Restructuring Plan and those we committed to during the first and third quarters of 2023, as well as impairment and restructuring charges related to office closures, relocations, and consolidations.

	Year Ended December 31,
(in thousands)	2024	2023	2022
Merger and acquisition due diligence and transaction costs	$3,329	$5,419	$1,580
Integration costs	1,115	934	3,765
Fair value adjustment for contingent consideration	(1,780)	302	1,250
Restructuring charges for severance and other separation costs	8,097	4,679	—
Office closure and relocation restructuring charges and impairments	1,464	155	1,295
Total transaction, integration, and restructuring expense	$12,225	$11,489	$7,890

(d)
Goodwill impairment represents non-cash, pre-tax, goodwill impairment charges. We experienced declines in our market capitalization as a result of sustained decreases in our stock price, which represented triggering events requiring our management to perform quantitative goodwill impairment tests as of the end of the second, third, and fourth quarters of 2024 and the third quarter of 2023. As a result of the impairment tests conducted in each respective period, we determined that the fair value of our single reporting unit was lower than its carrying value and, accordingly, recorded these impairment charges.
(e)
Other non-core items represent expenses driven by events that are typically by nature one-time, non-operational, and/or unrelated to our core operations. These expenses are comprised of non-core legal and regulatory costs isolated to unique and extraordinary litigation, legal and regulatory matters that are not considered normal and recurring business activity, including sales tax accrual adjustments inclusive of penalties and interest for sales taxes that we may have been required to collect from customers in 2024 and in certain previous years, and other non-recurring legal and regulatory matters. Other non-core items also include consulting fees and severance costs associated with strategic transition initiatives, as well as professional fees related to financing, capital structure changes, and other non-core items.

	Year Ended December 31,
(in thousands)	2024	2023	2022
Non-core legal and regulatory	$(3,439)	$2,370	$3,696
Consulting and severance costs for strategic transition initiatives	2,219	1,977	—
Professional fees for set-up of Up-C, TRA, tax, and public company infrastructure	—	—	2,467
Other non-core expenses	284	528	398
Total other non-core items	$(936)	$4,875	$6,561

A-2

Logo P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Definitive Healthcare Corp. Annual Meeting of Stockholders For stockholders of record as of April 14, 2025 Thursday, June 5, 2025 at 2:00 PM, Eastern Time 492 Old Connecticut Path, Suite 401, Framingham, MA 01701 Internet: www.proxypush.com/DH Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-460-4208 • Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 2:00 PM, Eastern Time, June 5, 2025. This proxy is being solicited on behalf of the Board of Directors of Definitive Healthcare Corp. The undersigned hereby appoints Matthew Ruderman, Casey Heller and Kevin Coop (the "Named Proxies"), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Definitive Healthcare Corp. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and in their discretion upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof (including, without limitation, with discretionary authority with respect to Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve), conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S) OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign, date (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Logo Definitive Healthcare Corp. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To elect the three Class I directors of Definitive Healthcare Corp. named below, each to serve a three-year term expiring at the 2028 annual meeting of stockholders and until such director's successor is duly elected and qualified, or until such director's earlier death, resignation or removal. FOR WITHHOLD 1.01 Kevin Coop FOR 1.02 Jason Krantz FOR 1.03 Lauren Young FOR FOR AGAINST ABSTAIN 2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025. FOR 3. To approve, on an advisory basis, the compensation of the Company's Named Executive Officers, as disclosed in the Proxy Statement. FOR Note: In their discretion, the Named Proxies, Matthew Ruderman, Casey Heller and Kevin Coop, are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof. Check here if you would like to attend the meeting in person. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date